UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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SPX Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2024 Notice of Annual Meeting of Stockholders and Proxy Statement

Fellow Stockholders:
On behalf of the Board of Directors, we invite you to attend the SPX Technologies, Inc. 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on May 14, 2024, at 8:00 a.m. (Eastern Time). The Annual Meeting will be held by a virtual format, conducted via live webcast.
2023 Review – Another Highly Successful Year
SPX Technologies had another highly successful year in 2023. Our financial and operational performance reached new heights and we achieved several of our 2025 financial targets ahead of schedule. For the year, our consolidated revenue increased 19.2%, with strong contributions from organic growth and the acquisitions of TAMCO and ASPEQ. Our HVAC segment achieved record performance with year-on-year growth in segment income of 73.0% and segment income margins of 20.9%.
We also made significant advances in our key initiatives in 2023. Investments in both continuous improvement and digital contributed to our revenue growth and margin improvement during the year and helped position us for continued success. On our sustainability initiative, we reported strong progress towards our greenhouse gas emissions reduction target† and the lowest level of water usage across our operations in years. Finally, we eliminated one of the largest remaining risks to the organization through settlement of our long standing disputes in South Africa. This was a multi-year, highly complex undertaking and the removal of this risk has allowed us to enhance our focus on our strategic growth objectives.
Well Positioned For Further Growth Ahead
We entered 2024 well positioned to continue our growth journey. After deploying $547 million towards acquisitions in 2023, we ended the year in a very strong financial position. We have historically high levels of backlog in both our HVAC and Detection & Measurement segments, and overall customer demand for our products remains robust. In February 2024, we completed the acquisition of Ingénia, further building on our strong position in Engineered Air Movement within our HVAC Cooling platform. We have also strengthened our team with the addition of exceptional leaders and organized our segment structure to optimize performance.
Looking ahead, we will continue to closely adhere to our successful value creation roadmap, focusing on new product introductions, digital and software innovations, and a culture of continuous improvement in all aspects of our business. We will continue making efficiency-enhancing investments and pursuing strategic acquisitions across our platforms.
We will also maintain our focus on sustainability as a key pillar of our growth journey. This includes further aligning this initiative with our continuous improvement and new product development processes. We will also make continued investments in our people through training, education, talent management programs, and Diversity & Inclusion initiatives.
Our midpoint guidance for 2024 reflects another year of double-digit increases in adjusted earnings per share and adjusted EBITDA, excluding any impact from further potential capital deployment. We believe that the goals we have set reflect a high level of expectations for our team, and a commitment to delivering the strong performance that investors have come to expect from SPX Technologies.
Meeting Attendance and Voting
All SPX stockholders of record at the close of business on March 18, 2024, are entitled to vote on the matters listed at the Annual Meeting. To ensure that your shares will be represented, we ask you to vote by telephone, mail, or over the internet as soon as possible.
On behalf of the Board of Directors and our leadership team, we would like to express our gratitude to our employees for working tirelessly to achieve our goals, and to you, our stockholders, for your valuable feedback and continued interest in SPX Technologies.
Sincerely,
Patrick O’Leary
Chairman of the Board of Directors
Gene Lowe
President and Chief Executive Officer
† Reduction of scope 1 and scope 2 greenhouse gas emissions relative to consolidated revenue, using 2019 as the baseline year.

6325 Ardrey Kell Rd, Suite 400
Charlotte, North Carolina 28277
NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
Tuesday, May 14, 2024
8:00 a.m. (Eastern Time)
Virtually via live webcast at meetnow.global/MKHVHJL.
There is no physical location for the 2024 Annual Meeting of Stockholders. Further information regarding attendance, including how to access the virtual meeting, is set forth in the “Question and Answers” section of the accompanying proxy statement. In this notice and throughout the proxy statement, we refer to SPX Technologies, Inc. as “SPX,” the “Company,” “we” or “us.”
Agenda
The principal business of the Annual Meeting will be to:
1.Elect the three nominees named in our Proxy Statement to serve as directors until our 2027 Annual Meeting;
2.Approve our named executive officers’ compensation, on a non-binding advisory basis;
3.Approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) to provide for the annual election of the Board of Directors;
4.Approve an amendment to our Certificate of Incorporation to provide for exculpation of certain officers as permitted by recent amendments to Delaware law;
5.Approve an amendment to our Certificate of Incorporation to add a Delaware forum selection provision for certain legal actions;
6.Approve an amendment to our Certificate of Incorporation to add a federal forum selection provision for claims under the Securities Act of 1933, as amended (the “Securities Act”);
7.Ratify our Audit Committee’s appointment of our independent registered public accounting firm for 2024; and
8.Transact any other business properly brought before the meeting or any adjournment thereof.
Record Date
March 18, 2024. You may vote during the virtual Annual Meeting or by proxy if you were a stockholder of record at the close of business on March 18, 2024. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.
Proxy Materials
This year, we are again electronically disseminating Annual Meeting materials to some of our stockholders, as permitted under the “Notice and Access” rules approved by the Securities and Exchange Commission. Stockholders for whom Notice and Access applies will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the internet. The Notice also provides instructions on how to obtain paper copies if preferred.

By Order of the Board of Directors, John W. Nurkin Vice President, General Counsel and Secretary
Approximate Date of Mailing of Proxy Materials or
Notice of Internet Availability:
April 4, 2024

PROPOSAL 4: APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO PROVIDE FOR EXCULPATION OF CERTAIN OFFICERS AS PERMITTED BY RECENT AMENDMENTS TO DELAWARE LAW	59
PROPOSAL 5: APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO ADD A DELAWARE FORUM SELECTION PROVISION FOR CERTAIN LEGAL ACTIONS	61
PROPOSAL 6: APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO ADD A FEDERAL FORUM SELECTION PROVISION FOR CLAIMS UNDER THE SECURITIES ACT	64
AUDIT MATTERS	66
Audit Committee Report	66
Other Audit Information	67
Audit and Non-Audit Fee Table	67
Pre-Approval By Audit Committee	67
PROPOSAL 7: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	68
QUESTIONS AND ANSWERS	69
Proxy Materials	69
Annual Meeting	69
Voting and Quorum	71
Communications and Stockholder Proposals	74
APPENDIX A – AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE ANNUAL ELECTION OF THE BOARD OF DIRECTORS	75
APPENDIX B – AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO PROVIDE FOR EXCULPATION OF CERTAIN OFFICERS AS PERMITTED BY RECENT AMENDMENTS TO DELAWARE LAW	77
APPENDIX C – AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO ADD A DELAWARE FORUM SELECTION PROVISION FOR CERTAIN LEGAL ACTIONS	78
APPENDIX D – AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO ADD A FEDERAL FORUM SELECTION PROVISION FOR CLAIMS UNDER THE SECURITIES ACT	79
APPENDIX E – RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES	80
Non-GAAP Financial Measures: Our adjusted earnings per share guidance and adjusted EBITDA guidance for full year 2024 are not measures under generally accepted accounting principles in the United States (“GAAP”) and exclude items, which would be included in our comparable GAAP financial measures, that we do not consider indicative of our on-going performance; and each is calculated in a manner consistent with the presentation of the similarly titled historical non-GAAP measure presented in our earnings release for the quarter and fiscal year ended December 31, 2023 furnished as Exhibit 99.1 to our Current Report on Form 8-K dated February 22, 2024. These items include, but are not limited to, acquisition related costs, costs associated with dispositions, and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the most comparable GAAP financial measures is not practicable. The full-year guidance excludes impacts from future acquisitions, dispositions and related transaction costs, restructuring costs, incremental impacts of tariffs and trade tensions on market demand and costs subsequent to December 31, 2023, the impact of foreign exchange rate changes subsequent to December 31, 2023, and environmental and litigation charges. See Appendix E for additional information with respect to certain non-GAAP financial measures used to evaluate performance for the purpose of executive officer incentive compensation, which is discussed elsewhere in this Proxy Statement.

Proxy Statement
Annual Meeting of Stockholders
The Annual Meeting of our stockholders will be held at 8:00 a.m. (Eastern Time), on Tuesday, May 14, 2024, virtually on the internet.
You will be able to attend the Annual Meeting, vote (if you are a stockholder of record) and submit questions during the meeting by visiting meetnow.global/MKHVHJL. Stockholders who hold shares of our common stock in “street name” may direct the holder of record how to vote their shares at the meeting by following the instructions that they receive from the holder of record.
We are furnishing this Proxy Statement to our stockholders of record as of March 18, 2024 in connection with the solicitation of proxies by our Board of Directors for the 2024 Annual Meeting of Stockholders and any adjournment or postponement of the meeting.
Our 2023 Annual Report to Stockholders, which includes our annual report on Form 10-K without exhibits, accompanies this Proxy Statement. You may obtain a copy of the exhibits described in the Form 10-K for a fee upon request. Please contact Paul Clegg, Vice President, Investor Relations and Communications, SPX Technologies, Inc., 6325 Ardrey Kell Rd, Suite 400, Charlotte, North Carolina 28277.

Important Notice Regarding the Availability of Proxy Materials
for the 2024 Annual Meeting of Stockholders:
The Notice of Annual Meeting, Proxy Statement, and our 2023 Annual Report to Stockholders are available electronically at
www.envisionreports.com/SPXC (for stockholders of record) or
www.edocumentview.com/SPXC (for all other stockholders).

Certain statements in this Proxy Statement are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the safe harbor created thereby. The words “guidance,” “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Actual results may differ materially from these statements. Please consider these forward-looking statements in conjunction with the Company’s documents filed with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K, which identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements, including the following: cyclical changes and specific industry events in the Company’s markets; changes in anticipated capital investment and maintenance expenditures by customers; availability, limitations or cost increases of raw materials and/or commodities that cannot be recovered in product pricing; the impact of competition on profit margins and the Company’s ability to maintain or increase market share; inadequate performance by third-party suppliers and subcontractors for outsourced products, components and services and other supply-chain risks; the uncertainty of claims resolution, including with respect to, environmental and other contingent liabilities; the impact of climate change and any legal or regulatory actions taken in response there to; cyber-security risks; risks with respect to the protection of intellectual property, including with respect to the Company’s digitalization initiatives; the impact of overruns, inflation and the incurrence of delays with respect to long-term fixed-price contracts; defects or errors in current or planned products; the impact of pandemics and governmental and other actions taken in response; domestic economic, political, legal, accounting and business developments adversely affecting the Company’s business, including regulatory changes; changes in worldwide economic conditions, including as a result of geopolitical conflicts; uncertainties with respect to SPX’s ability to identify acceptable acquisition targets; uncertainties with respect to integrating acquisitions and achieving cost savings and other benefits from acquisitions; the impact of retained liabilities of disposed businesses; potential labor disputes; and extreme weather conditions and natural and other disasters. In addition, estimates of future operating results are based on the Company’s current complement of businesses, which is subject to change.
Information with respect to our officers and directors presented in this proxy statement for periods prior to the consummation of our holding company reorganization completed on August 15, 2022 include their respective service, and compensation from, our corporate predecessor, SPX Corporation. For example, although each of the directors was first elected to the Company’s Board of Directors in August 2022 in connection with the reorganization, the biographical and other information herein with respect such directors includes their service as directors of SPX Corporation for periods prior to the consummation of the reorganization.

2024 PROXY STATEMENT	1

MEETING AND VOTING HIGHLIGHTS
This summary highlights information about the Company, voting recommendations of our Board of Directors (“Board”), and certain information contained elsewhere in this proxy statement (“Proxy Statement”) for the Company’s 2024 Annual Meeting of Stockholders (“Annual Meeting” or “meeting”). This summary does not contain all of the information that you should consider in voting your shares. Before voting, you should carefully read the entire Proxy Statement and our 2023 Annual Report to Stockholders.
Annual Meeting

Time and Date:	8:00 a.m. (Eastern Time), Tuesday, May 14, 2024
Place:	Virtually via the internet at: meetnow.global/MKHVHJL
Record Date:	March 18, 2024
Purpose of Meeting and Board Recommendations

Proposals		Board Vote Recommendation	Votes Required for Approval	Page Reference
Proposal 1:	Election of Directors	FOR each nominee	Majority of votes cast	13
Proposal 2:	Approval of Named Executive Officers’ Compensation, on a Non-binding Advisory Basis (“Say-on-Pay”)	FOR	Majority of votes cast	56
Proposal 3:	Approval of an Amendment to our Certificate of Incorporation to Provide for the Annual Election of the Board of Directors	FOR	80% of shares outstanding	57
Proposal 4:	Approval of an Amendment to our Certificate of Incorporation to Provide for Exculpation of Certain Officers as Permitted by Recent Amendments to Delaware Law	FOR	Majority of shares outstanding	59
Proposal 5:	Approval of an Amendment to our Certificate of Incorporation to Add a Delaware Forum Selection Provision for Certain Legal Actions	FOR	Majority of shares outstanding	61
Proposal 6:	Approval of an Amendment to our Certificate of Incorporation to Add a Federal Forum Selection Provision for Claims under the Securities Act	FOR	Majority of shares outstanding	64
Proposal 7:	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	Majority of shares present or represented by proxy and entitled to vote	68
The Board strongly encourages you to exercise your right to vote on these matters. Your vote is important.
Who May Vote

Holders of SPX common stock whose shares are recorded directly in their names in our stock register (“stockholders of record”) at the close of business on March 18, 2024, may vote their shares on the matters to be acted upon at the meeting. Stockholders who hold shares of our common stock in “street name,” that is, through an account with a broker, bank, trustee, or other holder of record, as of such date may direct the holder of record how to vote their shares at the meeting by following the instructions that they receive from the holder of record.

2	2024 PROXY STATEMENT

A list of stockholders entitled to vote at the meeting will be available for examination at our principal executive offices located at 6325 Ardrey Kell Rd, Suite 400, Charlotte, North Carolina 28277, for a period of at least ten days prior to the Annual Meeting. The stock register will not be closed between the record date and the date of the meeting.
How to Vote

How to Vote		Stockholders of Record*	Street Name Holders†
MOBILE DEVICE	Scan the QR Code to vote using your mobile device:		Refer to voting instruction form.
INTERNET	Visit the applicable voting website:	www.envisionreports.com/ SPXC	www.proxyvote.com
TELEPHONE	Within the United States, U.S. Territories, and Canada, on touch-tone telephone, call toll free:	1-800-652-VOTE (8683)	Refer to voting instruction form.
MAIL-	Complete, sign, and mail your proxy card or voting instruction form in the self-addressed envelope provided for receipt no later than May 13, 2024.
MEETING	For instructions on attending and voting during the Annual Meeting virtually on the internet, please see below and page 69.
* You hold shares registered in your name with SPX’s transfer agent, Computershare, or you are an Employee Benefit Plan Participant.
† You hold shares held through a broker, bank, trustee, or other holder of record.
Your voting instructions must be received prior to the start of the meeting at 8:00 a.m., on May 14, 2024, if you are not voting at the meeting. Voting instructions submitted by participants in the KSOP Trust must be received by 9:00 a.m. (Eastern Time) on May 10, 2024.
Admission to Meeting

The Annual Meeting will be held solely as a virtual meeting live via the Internet. You will be able to attend the Annual Meeting via live webcast by visiting the Company’s virtual meeting website (meetnow.global/MKHVHJL) at the meeting time. Upon visiting the meeting website, you will be prompted to enter your 15-digit control number provided on your Notice of Internet Availability of Proxy Materials or proxy card you received with your proxy materials.
If you hold your shares in street name, in order to join the virtual meeting as a stockholder and be able to vote and submit questions during the Annual Meeting, you will need to contact your broker, bank or other holder to receive proof of your beneficial ownership and submit such proof, along with your name and email information, to Computershare in advance of the Annual Meeting no later than 5:00 p.m. (Eastern Time) on May 10, 2024, which may be submitted via email to legalproxy@computershare.com, or via mail to Computershare, SPX Technologies, Inc. Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001. Upon receipt of such beneficial ownership proof, Computershare will then register you for attendance at the virtual meeting and provide you with registration information needed to join the meeting as a stockholder.
Additional Information
More detailed information about the Annual Meeting and voting can be found in “Questions and Answers” beginning on page 69.

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CORPORATE GOVERNANCE
CODE OF ETHICS AND BUSINESS CONDUCT
We have adopted a Code of Ethics and Business Conduct that applies to all our directors, officers, and employees, including our chief executive officer and senior financial and accounting officers. Our Code of Ethics and Business Conduct requires each director, officer, and employee to avoid conflicts of interest; comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the best interest of our Company and our stockholders. In addition, our Code of Ethics and Business Conduct acknowledges special ethical obligations for financial reporting.
We maintain a current copy of our Code of Ethics and Business Conduct, and we will promptly post any amendments to or waivers of our Code of Ethics and Business Conduct regarding our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website (www.spx.com) under the heading “Investor Relations—Corporate Governance—Commitment to Ethics and Compliance.”
CORPORATE GOVERNANCE GUIDELINES
As part of its ongoing commitment to good corporate governance, the Board has codified its corporate governance practices into a set of Corporate Governance Guidelines. These guidelines are reviewed annually by the Governance & Sustainability Committee and approved by the full Board to maintain the most up-to-date governance practices. These guidelines assist the Board in the exercise of its responsibilities and may be amended by the Board from time to time. Our Corporate Governance Guidelines are available on our website (www.spx.com) under the heading “Investor Relations—Corporate Governance.”
DIRECTOR INDEPENDENCE
Our Corporate Governance Guidelines require that a substantial majority of the Board meet the independence requirements of the listing standards of the New York Stock Exchange (“NYSE”). At least annually, our Board reviews whether each of our directors is independent. The Board has adopted Independence Standards to help guide it in this process. Our Independence Standards are available on our website (www.spx.com) under the heading “Investor Relations—Corporate Governance.” Based on its most recent annual review, the Board has concluded that Patrick J. O’Leary, Ricky D. Puckett, David A. Roberts, Meenal A. Sethna, Ruth G. Shaw, Robert B. Toth, Tana L. Utley, and Angel Shelton Willis, are independent, as defined in our Independence Standards and the listing standards of the NYSE. The Board has concluded that Eugene J. Lowe, SPX’s President and Chief Executive Officer (“CEO”), is not independent as defined in our Independence Standards and the listing standards of the NYSE.
The non-employee members of the Board meet regularly in executive session without management. In addition, the non-employee members of the Board meet in executive session on a regular basis with the CEO and such other management as the Board deems appropriate.
SUSTAINABILITY MATTERS
In addition to our Corporate Governance Guidelines, we have implemented programs to incorporate sustainability practices both in the products we make and how we make them. In January 2023, SPX published its sustainability commitments, which reflect the important role of sustainability in our culture and our value creation journey. The Governance & Sustainability Committee of the Board oversees the governance of SPX’s sustainability program. At the direction of the Board, the Company has formed a Sustainability Steering Committee, a management committee that provides periodic reports to the Governance & Sustainability Committee on the Company’s sustainability initiatives and efforts. In September 2023, SPX published its Sixth Annual Sustainability Report with enhanced disclosures across multiple metrics and showed significant progress in meeting its Greenhouse Gas Reduction goals as well as a dramatic decrease in water usage. A copy of this Sustainability Report can be found on our website (www.spx.com), under the heading “Investor Relations—Sustainability.”
RISK OVERSIGHT
The Board exercises overall risk governance at SPX, with committees taking the lead in discrete areas of risk oversight. For example, the Audit Committee is primarily responsible for risk oversight relating to financial statements and cybersecurity; the Compensation Committee is primarily responsible for risk oversight relating to executive compensation; and the Governance & Sustainability Committee is primarily responsible for risk oversight relating to corporate governance, including with respect to sustainability matters. Committees report to the Board on risk management matters on a regular basis.
Management presents to the Audit Committee its view of the principal risks facing SPX in a dedicated “enterprise risk management” presentation at least once a year. Matters such as risk tolerance and management of risk are also discussed at this

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CORPORATE GOVERNANCE
meeting. Further, management periodically reviews with the Audit Committee our major risk exposures, identified through the enterprise risk management process, as well as the steps management has taken to monitor and control such exposures.
We conduct an annual in-depth review of the risks associated with our incentive-based compensation arrangements and practices, and management presents to the Compensation Committee its view on such risks. In 2023, we again determined that the risks associated with these arrangements are appropriate. See “Risk Analysis,” on page 37, for further discussion.
In addition, the Board explicitly addresses risk in a wide range of discussions, including those relating to segment or business unit activities, specific corporate functions (such as treasury, tax, capital allocation, legal, etc.), cybersecurity, ongoing litigation, and consideration of extraordinary transactions. In particular, the Audit Committee reviews cybersecurity risk mitigation each quarter and conducts an annual in-depth review of our material cybersecurity risks and our defensive posture with management and SPX’s Chief Information Officer and Chief Information Security Officer. The Board also participates in an annual cybersecurity training and review. In addition to the Board’s active role in these discussions, the Board has full access to management, as well as the ability to engage advisors, in order to assist in its risk oversight role.
CHARITABLE CONTRIBUTIONS
It is the policy of the Board that no officer or director shall solicit contributions for charities from other officers or directors or directly from SPX if the director or officer soliciting the contributions personally controls the charity. In addition, no officer or director shall solicit contributions from other officers or directors for charities controlled by SPX.
From time to time, SPX may make contributions to charitable organizations for which a member of our Board or one of our executive officers serves as a director or officer. In the past three fiscal years, however, the amount of any of these contributions in any single fiscal year has not exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.
STRATEGIC PLANNING
Our Board meets regularly to discuss the strategic direction and the issues and opportunities facing our Company. Our Board has been instrumental in determining our next steps as we focus on growth with an emphasis on strengthening our current complement of businesses while living up to our values and our commitment to sustainability principles.
•Constant Focus on Strategy: Throughout the year, our Board provides guidance to management on strategy and helps to refine business plans to implement the strategy.
•Detailed Annual Review of Strategy: Each year, typically during the third quarter, the Board holds an extensive meeting with senior management dedicated to discussing and reviewing our long-term business plans and overall corporate strategy. As part of this meeting, our CEO leads a discussion of potential growth opportunities, key risks to the plans and strategy, and risk mitigation plans and activities.
Furthermore, in setting our business strategy, the Board plays a critical role in determining the types and appropriate levels of risk undertaken by the Company.
COMMUNICATIONS WITH DIRECTORS
Interested parties may communicate with any of our non-employee directors by writing to the director in care of our Corporate Secretary at our address shown on the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. In accordance with the policy adopted by our non-employee directors, our Corporate Secretary will promptly relay to the addressee all communications that he determines require prompt attention by a non-employee director and will regularly provide the non-employee directors with a summary of all substantive communications.
DIRECTOR NOMINEES, QUALIFICATIONS, AND DIVERSITY
The Governance & Sustainability Committee is responsible for proposing director nominees and will consider director nominee recommendations offered by stockholders in accordance with our By-laws. The Governance & Sustainability Committee selects individuals as director nominees based on the following:
•Business and professional accomplishments;
•Integrity;
•Demonstrated ability to make independent analytical inquiries;
•Ability to understand our businesses;

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CORPORATE GOVERNANCE
•Absence of conflicts of interest;
•Willingness to devote the necessary time to Board duties; and
•Alignment of skills with those identified by the Board as desirable for the advancement of the Company; for more details on such identified areas, see our skills matrix under “Director and Nominee Skills and Experience” on page 20.
The Board and the Governance & Sustainability Committee require each director to have a proven record of success and leadership. In order to maintain appropriate flexibility to adjust to evolving needs, neither the Board nor the Governance & Sustainability Committee has set minimum requirements with respect to age, education, or years of business experience or has designated specific expertise required for directors. Rather, the Governance & Sustainability Committee seeks to structure the Board so that it consists of a diverse group of individuals, each with a unique combination of skills, experience, and background. The Governance & Sustainability Committee has no set diversity policy or targets, but places what it believes to be appropriate emphasis on certain skills, experience, and background that it determines adds, or would add, value to our Board. In addition, the Governance & Sustainability Committee considers the demographic make-up of the board and emphasizes identifying and recruiting candidates that are members of under-represented communities. Knowledge of our industries and strategic perspective, as well as financial expertise, operational experience, and expertise with strategy development (including mergers and acquisitions), are examples of attributes that our Board and the Governance & Sustainability Committee consider important. The Governance & Sustainability Committee also considers effective interaction among Board members and between the Board and management to be crucial factors in considering individuals for nomination.
The Governance and Sustainability Committee regularly reviews the participation of individual directors to assure that each director is devoting adequate time and attention to Company matters. In addition, our Corporate Governance Guidelines provide that:
•Non-management directors should not serve on more than four public company boards, including the Company’s Board and are required to notify the Governance & Sustainability Committee prior to accepting an invitation to serve on the board, audit committee or compensation committee of another public company;
•Directors who are also full-time executives either at the Company or another entity, including without limitation, the Company’s Chief Executive Officer, should not serve on more than two public company boards, including the Company’s Board;
•Committee chairs should not serve as the chair of more than three public company board committees, including his or her role as chair of a Company Board committee; and
•The chair of the Audit Committee should not serve as the chair of more than three audit committees (including the Company Audit Committee, but excluding the audit committees of any non-profit organizations).
The Governance & Sustainability Committee considers the criteria listed in the paragraphs above at least each time the director is re-nominated for Board membership or when considering additions to the Board. At such times as the Board and the Governance & Sustainability Committee determine there is a need to add or replace a director, the Governance & Sustainability Committee identifies director candidates through references from its members, other directors, management, or, if appropriate, outside search firms. The Governance & Sustainability Committee applies the same process and standards to the evaluation of each potential director nominee, regardless of whether he or she is recommended by one or more stockholders or is identified by some other method.
The Board had adopted a policy, which was included in our Corporate Governance Guidelines, providing for non-management directors to retire from the Board at the conclusion of their term following their 75th birthday. In August 2023, the Board amended our Corporate Governance Guidelines to eliminate this policy, as the Board believes that the actual performance and contributions of an individual director are more important in determining whether that individual should be re-nominated, rather than mandating retirement based on an arbitrary age limit. In taking this action, the Board considered the trend toward eliminating such age-based retirement policies, the actual level of performance and contributions of directors currently at or approaching ineligibility under the prior retirement policy, the desirability of continued stability with respect to the membership of the Board in light of the recent, and contemplated future, strategic changes in the portfolio of businesses operated by the Company, and the tenure and leadership of each of the directors currently at or approaching ineligibility under the policy. The Board also considered peer-company policies and the guidelines of institutional proxy advisory firms regarding mandatory retirement age policies. The Board believes that the continued service of these directors maintains a desirable level of continuity on the Board in light of current circumstances and accordingly the amendment to this provision is in the best interests of the Company and its stockholders. The determination to amend the Corporate Governance Guidelines was made by a unanimous vote of the Board, other than Mr. Roberts and Dr. Shaw, who would have been ineligible under the policy for re-election based on their respective ages at the time of the amendment and who therefore recused themselves from the vote. In light of this change in policy, the Board has undertaken a formal review of individual director performance as part of its annual performance evaluation and self-assessment review.

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CORPORATE GOVERNANCE
Any stockholder who wishes to recommend an individual for consideration by the Governance & Sustainability Committee should provide written notice of the recommendation to our Corporate Secretary at our address shown on the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. Such notice must be accompanied by certain disclosures, including written information about the recommended nominee’s business experience and background, and documentation required under our By-laws for stockholder nominations of directors, as well as a consent in writing signed by the recommended nominee that he or she is willing to be considered as a nominee and, if nominated and elected, that he or she will serve as a director. In addition, any director nominee must provide information we may reasonably request in order for us to determine the eligibility of such nominee to serve as an independent director.
Once the Governance & Sustainability Committee identifies a director candidate, directors and members of management interview the candidate. Following that process, the Governance & Sustainability Committee and the Board determine whether to nominate the candidate for election at an annual meeting of stockholders or, if applicable, to appoint the candidate as a director. Any such nomination or appointment is subject to acceptance by the candidate. Our By-Laws require that any director appointed to the Board other than at an annual meeting of stockholders be submitted for election by our stockholders at the next annual meeting.
DIRECTOR ELECTION
In uncontested elections, we elect directors by majority vote. Under this voting standard, the number of shares voted “for” a director must exceed the number of shares voted “against” that director. In a contested election, directors are elected by a plurality of the votes represented in person or by proxy at the meeting. An election is contested if the number of nominees exceeds the number of directors to be elected. Whether or not an election is contested is determined ten days in advance of the date we file our definitive proxy statement with the Securities and Exchange Commission (“SEC”). This year’s election is uncontested. Accordingly, the majority vote standard will apply.
If a nominee already serving as a director is not elected at an annual meeting, then the law of the State of Delaware (SPX’s state of organization) provides that the director will continue to serve on the Board as a “holdover director” until his or her successor is elected. Our Governance & Sustainability Committee, however, has established procedures in our Corporate Governance Guidelines requiring directors to tender to the Board advance resignations. The Board will nominate for election or re-election as a director only those candidates who agree to tender, promptly following each annual meeting of stockholders at which they are subject to re-election as a director, irrevocable resignations that will be effective only if (1) the director fails to receive a sufficient number of votes for re-election at the next annual meeting of stockholders at which he or she faces re-election, and (2) the Board accepts the resignation. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with this provision.
In the event a resignation is triggered as a result of a director failing to receive sufficient votes, the Governance & Sustainability Committee will consider the resignation and make a recommendation to the Board on whether to accept or reject it, or whether other action should be taken. The Board will consider the Governance & Sustainability Committee’s recommendation and publicly disclose its decision and the rationale behind it in a Current Report on Form 8-K filed with the SEC within 90 days from the date of certification of the election results.
ATTENDANCE AT ANNUAL MEETING
It is our policy to invite all members of our Board to attend our Annual Meeting. While their attendance is not required, all but one of our directors attended our 2023 annual meeting of stockholders.
CONSIDERATION OF RELATED-PARTY TRANSACTIONS
Pursuant to its charter and a written related-party policy, the Audit Committee is charged with reviewing and approving any related-party transactions. A related-party transaction is a transaction involving SPX and any of the following persons: a director, director nominee, or executive officer of SPX; a holder of more than 5% of SPX common stock; or an immediate family member or person sharing the household of any of these persons. When considering a transaction, the Audit Committee is required to review all relevant factors, including whether the transaction is in the best interest of our Company; our Company’s rationale for entering into the transaction; alternatives to the transaction; whether the transaction is on terms at least as fair to our Company as would be the case were the transaction entered into with an unrelated third party; potential for an actual or apparent conflict of interest; and the extent of the related party’s interest in the transaction.

2024 PROXY STATEMENT	7

CORPORATE GOVERNANCE
BOARD LEADERSHIP STRUCTURE
Our governance documents provide the Board with flexibility to select the leadership structure that is most appropriate for the Company and its stockholders in consideration of then-current circumstances. The Board regularly evaluates the Company’s leadership structure and has concluded that the Company and its stockholders are best served by not having a formal policy regarding whether the same individual should serve as both Chairman of the Board and CEO. This approach allows the Board to elect the most qualified director as Chairman of the Board while also maintaining the ability to combine or separate the Chairman of the Board and CEO roles when necessary or appropriate. We currently separate the positions of Chairman of the Board and CEO.
Currently, Eugene J. Lowe, III, serves as our President and CEO, a position he has held since September 26, 2015. In this role, Mr. Lowe is responsible for managing the day-to-day operations of the Company and for planning, formulating, and coordinating the development and execution of our corporate strategy, policies, goals, and objectives. Mr. Lowe is accountable for Company performance and reports directly to the Board.
Patrick J. O’Leary has served as our non-employee Chairman of the Board since September 26, 2015. In this role, Mr. O’Leary’s responsibilities include the following:
•Serving as a resource to the President and CEO in connection with strategic planning and other matters of strategic importance to the Company;
•Receiving reports from the President and CEO, organizing and facilitating the President and CEO evaluation process, and providing ongoing, constructive feedback to the President and CEO;
•Consulting with the President and CEO regarding the Company’s relations and communications with stockholders of the Company, analysts, and the investor community;
•Chairing meetings of the Board;
•Setting the schedule and agenda for Board meetings in consultation with the President and CEO;
•Determining the information that is sent to the Board in consultation with the President and CEO;
•Presiding over the executive sessions and other meetings of the non-employee directors; and
•Communicating the results of meetings of the non-employee directors to the President and CEO and other members of management, as appropriate.
Our Corporate Governance Guidelines provide that in the event the Board determines that the same individual should again serve as both Chairman of the Board and CEO, the Board will appoint an independent director to serve as Lead Director. In that circumstance, the Lead Director would serve as the principal liaison between the non-employee directors and the Chairman and CEO; chair meetings of non-employee directors; develop the Board’s agenda in collaboration with the Chairman and CEO; and review and advise on the quality of the information provided to the Board.
The small size of our Board and the relationship between management and non-employee directors put each director in a position to influence agendas, the flow of information, and other matters. Our non-employee directors meet regularly in private session, without management, as part of our Board meetings and can also call additional meetings of the non-employee directors at their discretion. The Board believes that its current leadership structure provides an appropriate balance among strategy development, operational execution, and independent oversight, and that this structure is currently in the best interests of the Company and its stockholders.
BOARD COMMITTEES
The Board met five times in 2023. The Board currently has a standing Audit Committee, Compensation Committee, and Governance & Sustainability Committee. Except for Dr. Shaw, all directors attended at least 75% of the meetings of the Board and of the committees on which they served in 2023. Dr. Shaw attended 73% of the Board and committee meetings on which she served in 2023 and would have achieved over 75% attendance but for a serious illness in her family. Dr. Shaw is an active participant on all board matters, is a leader on sustainability and governance matters and engages consistently with the Chairman, the President & CEO and the other board members and management outside of the regular meetings. In light of the reason for her absences and her active engagement and leadership on board matters, the Board (with Dr. Shaw recusing herself) unanimously approved her absences in determining to nominate her for re-election as a director at the Annual Meeting.

8	2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Each committee has adopted a charter that specifies the composition and responsibilities of the committee. Each committee charter is posted on our website (www.spx.com) under the heading “Investor Relations—Corporate Governance—Board Committees.”
The table below provides the member and 2023 meeting information for each of the Board committees.

Directors	Audit Committee	Compensation Committee	Governance & Sustainability Committee
Patrick O’Leary			X
Ricky D. Puckett	X	Chair
David A. Roberts		X	X
Meenal A. Sethna	Chair		X
Ruth G. Shaw		X	Chair
Robert B. Toth	X	X
Tana L. Utley	X	X
Angel Shelton Willis	X		X
Number of Meetings	5	6	4
AUDIT COMMITTEE
Membership
The Board has determined that each member of the Audit Committee is independent in accordance with our Audit Committee Charter, Corporate Governance Guidelines, and Independence Standards, as well as with the rules of the SEC and the listing standards of the NYSE. In addition, the Board has determined that each member of the Audit Committee has a working familiarity with basic finance and accounting practices, including the ability to read and understand financial statements. Finally, the Board has determined that each of Mr. Puckett and Ms. Sethna is an “audit committee financial expert” under the rules of the SEC and has accounting and/or related financial management expertise, as required by the listing standards of the NYSE.
Function
The Audit Committee is responsible for ensuring the integrity of the financial information reported by our Company. The Audit Committee appoints the independent registered public accounting firm, approves the scope of audits performed by it and by the internal audit staff, and reviews the results of those audits. The Audit Committee also meets with management, the Company’s independent registered public accounting firm, and the internal audit staff to review audit and non-audit results, as well as financial, cybersecurity, accounting, compliance, and internal control matters. In addition, the Board has delegated oversight of the Company’s enterprise risk management program and cybersecurity risk management program to the Audit Committee.
Additional information on the Audit Committee and its activities is set forth in the “Audit Committee Report” on page 66.
COMPENSATION COMMITTEE
Membership
The Board has determined that each member of the Compensation Committee is independent in accordance with our Compensation Committee Charter, Corporate Governance Guidelines, and Independence Standards, as well as with the rules of the SEC and the listing standards of the NYSE. In addition, the Board has determined that each member of the Compensation Committee meets the “non-employee director” requirements as defined under Section 16(a) of the Exchange Act.

2024 PROXY STATEMENT	9

CORPORATE GOVERNANCE
Function
The Compensation Committee sets the compensation for our executive officers, including agreements with our executive officers, equity grants, and other awards, and makes recommendations to the Board on these same matters for our CEO. The Committee Chair conducts the annual review of performance and objectives of the CEO. The Compensation Committee receives input regarding compensation for our executive officers, including proposed compensation, from its independent compensation consultant, as well as from our CEO for his direct reports. The Compensation Committee has delegated to our CEO the authority to issue one-time equity grants of up to $50,000 per individual and $250,000 in the aggregate annually to non-officer employees.
The Compensation Committee has the authority under its charter to retain, terminate, and set fees and retention terms for its independent compensation consultant or such other outside advisors as it deems necessary or appropriate in its sole discretion. The Compensation Committee reviews outside consultants and advisors on at least an annual basis to determine objectivity and review performance, including a review of the total fees paid to such consultants and advisors.
Additional information on the Compensation Committee, its activities, and its relationship with its independent compensation consultant, and on management’s role in setting compensation, is set forth in “Compensation Discussion and Analysis,” beginning on page 24.
GOVERNANCE & SUSTAINABILITY COMMITTEE
Membership
The Board has determined that each member of the Governance & Sustainability Committee is independent in accordance with our Governance & Sustainability Committee Charter, Corporate Governance Guidelines, and Independence Standards, as well as with the listing standards of the NYSE.
Function
The Governance & Sustainability Committee assists the Board in identifying qualified individuals to become Board members and by recommending director nominees to the Board; develops and recommends to the Board our Corporate Governance Guidelines; leads the Board in its annual review of the Board’s performance; and makes recommendations to the Board regarding the compensation of non-employee directors (including equity awards) and the assignment of individual directors to various committees. Pursuant to its charter, the Governance & Sustainability Committee also oversees the governance of the Company’s sustainability program; reviews and approves our sustainability goals and targets; monitors performance against those goals; reviews and approves our annual sustainability report; and works with management to assess climate risks and opportunities.

10	2024 PROXY STATEMENT

DIRECTOR COMPENSATION
Annual Compensation

Our non-employee directors receive the following compensation:

Annual Retainer of Cash	$ 90,000
Annual Equity Grant of Restricted Stock Units	$130,000
Additional Fees:
Chairman of the Board	$125,000
Audit Committee Chair	$ 20,000
Compensation Committee Chair	$ 15,000
Governance and Sustainability Committee Chair	$ 15,000
We pay the annual cash retainer and any applicable additional cash fees to our non-employee directors in equal quarterly installments, paid in arrears. The portion of cash compensation for a director who has a partial quarter of service (due to joining or leaving the Board, or beginning or ending service as Chairman or a Committee Chair, during the quarter) is pro-rated. We do not pay meeting fees or additional compensation to directors for special meetings.
The annual equity grant of restricted stock units (“RSU”) is made under the SPX 2019 Stock Compensation Plan (the “2019 Stock Plan”). The number of RSUs awarded is calculated by dividing the $130,000 annual equity retainer by the closing price of the Company’s stock on the date of grant and rounding up to a full share. The RSU award is granted in connection with our Annual Meeting and vests the day before the following annual meeting. Vesting is subject to the director’s continued service on our Board through such vesting date. The annual equity grant for a director who has a partial year of service (due to joining the Board during the year) is pro-rated.
Our non-employee directors have the option to defer settlement and payout of vested RSU grants until six months after separating from service on our Board (or, if earlier, a Change in Control as defined in the 2019 Stock Plan). A non-employee director must generally make such deferral election in the year prior to the grant of the RSU award.
We do not currently pay dividends or dividend equivalents with respect to the RSUs.
Directors who are SPX employees receive no compensation for their service as directors. Mr. Lowe, our President and CEO, received no compensation for his service as a director in 2023.
OTHER BENEFITS
Matching Gifts Program
We will make matching donations for qualified charitable contributions for any non-employee director up to a total of $10,000 per year.
Travel Reimbursements
We reimburse non-employee directors for the reasonable expenses of attending Board and committee meetings and for expenses associated with director training and development. From time to time, a director’s spouse may accompany the director to certain business functions, including on our corporate aircraft; in such instances, the value of the spouse’s travel is imputed for income tax purposes as income to the director (determined under the U.S. Department of Transportation’s standard industry fare level (“SIFL”)) and the incremental cost to SPX, if any, is included as other compensation in our Director Compensation Table if it, together with any other personal benefits, exceeds the threshold specified under SEC rules.

2024 PROXY STATEMENT	11

DIRECTOR COMPENSATION

COMPENSATION EVALUATION PRACTICES
The Governance and Sustainability Committee periodically reviews non-employee director compensation and makes recommendations to the Board. The Governance and Sustainability Committee evaluates our non-employee director compensation against our peer companies and consults with our independent compensation consultant when reviewing compensation amounts and structure.
STOCK OWNERSHIP GUIDELINES
Our Stock Ownership Guidelines are designed to help ensure that our directors are engaged and have interests closely aligned with those of our long-term stockholders. We request that all non-employee directors achieve holdings in Company stock of five times the annual cash retainer within five years of his or her date of initial election to the Board. All of our directors were in compliance with these requirements as of March 18, 2024. For additional information on our Stock Ownership Guidelines, see “Stock Ownership Guidelines,” beginning on page 21.
Director Compensation Table

The following table summarizes the compensation of our non-employee directors who served during 2023.

Directors	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Patrick J. O’Leary	215,000(a)	130,060	10,000	355,060
Ricky D. Puckett	105,000(b)	130,060	10,000	245,060
David A. Roberts	90,000	130,060	10,000	230,060
Meenal A. Sethna	110,000(c)	130,060	10,000	250,060
Ruth G. Shaw	105,000(d)	130,060	10,000	245,060
Robert B. Toth	90,000	130,060	7,500	227,560
Tana L. Utley	90,000	130,060		220,060
Angel Shelton Willis	90,000	130,060	10,000	230,060
(1)Represents annual retainer of $90,000. In addition:
(a)Mr. O’Leary’s fees include $125,000, representing the additional fee for serving as Chairman of the Board.
(b)Mr. Puckett’s fees include $15,000, representing the additional fee for serving as Compensation Committee Chair.
(c)Ms. Sethna’s fees include $20,000, representing the additional fee for serving as Audit Committee Chair.
(d)Dr. Shaw’s fees include $15,000, representing the additional fee for serving as Governance and Sustainability Committee Chair.
(2)On May 9, 2023, each non-employee director received a RSU grant with a grant date fair value of $130,060 (1,770 RSUs) that vests the day before the next annual meeting following the grant date.
(3)Represents matching donations for qualified charitable contributions for Mr. O’Leary, Mr. Puckett, Mr. Roberts, Ms. Sethna, Dr. Shaw, Mr. Toth, and Ms. Willis.

12	2024 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS
Our Board currently consists of nine directors. The directors are currently divided into three classes and there are three directors in each of three classes.
At this Annual Meeting, you will be asked to elect three directors, Dr. Shaw, Mr. Toth, and Ms. Willis, for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2027. Each of the director nominees is a current SPX director.
Mr. Lowe, Mr. O’Leary, and Mr. Roberts were each elected to a three-year term by our stockholders at our 2022 Annual Meeting of Stockholders and Mr. Puckett, Ms. Sethna, and Ms. Utley were each elected to a three-year term by our stockholders at our 2023 Annual Meeting of Stockholders, and they will continue to serve on the Board as described below.
Each director has agreed to tender, promptly following his or her election, an irrevocable resignation effective upon his or her failure to receive the required vote for re-election at the next meeting at which he or she would face re-election and the acceptance of such resignation by the Board, in accordance with our Corporate Governance Guidelines.
The Board is proposing that, at the Annual Meeting, the stockholders approve an amendment our Certificate of Incorporation to eliminate the classification of the Board of Directors into classes serving staggered, three-year terms and to provide for the annual election of the Board of Directors. For a description of this proposal, see “Proposal 3: Approval of the Amendment to our Certificate of Incorporation to Provide for the Annual Election of the Board Of Directors” beginning on page 57. Because this amendment, if approved by the stockholders at the Annual Meeting, would become effective only following the conclusion of the Annual Meeting, director nominees will be elected at the Annual Meeting for three-year terms.
Your shares will be voted as you specify on the proxy card that accompanies this Proxy Statement. If you do not specify how you want your shares voted, then we will vote them FOR the election of each of Dr. Shaw, Mr. Toth, and Ms. Willis. If unforeseen circumstances (such as death or disability of the nominee) make it necessary for the Board to substitute another person for any of the nominees, then your shares will be voted FOR that other person. The Board does not anticipate that any of the nominees will be unable to serve.

2024 PROXY STATEMENT	13

PROPOSAL ONE
Nominees for Election to Serve Until 2027 Annual Meeting

Ruth Shaw Retired Group Executive for Public Policy and President of Duke Nuclear, Duke Energy Corporation Age: 76 Director since: 2015 Committees: •Compensation •Gov. & Sustainability (Chair)
PROFESSIONAL HIGHLIGHTS
Ruth G. Shaw retired in 2007 from Duke Energy Corporation, an electricity and natural gas provider, and remained an Executive Advisor to the company until 2009. At Duke, she served as Group Executive for Public Policy and President, Duke Nuclear, from 2006 to 2007; President and Chief Executive Officer, Duke Power Company, from 2003 to 2006; Executive Vice President and Chief Administrative Officer from 1997 to 2003; and in various other roles from 1992 to 1997. She was also President of The Duke Energy Foundation from 1994 to 2003.Dr. Shaw has extensive corporate board experience, including as lead director at DTE Energy; and serving as a board committee chair at Dow, Inc, Wachovia, Southwire and others. She has been a director and chair of the boards of the University of North Carolina Charlotte; the UNCC Charlotte Foundation; the Foundation for the Carolinas; The Carolina Thread Trail; the United Way of Central Carolinas; and the Arts & Science Council. She is a former member of the executive committees of the Nuclear Energy Institute and the Institute of Nuclear Power Operations. Throughout her years of service, Dr. Shaw has chaired Sustainability Committees, Compensation Committees, Governance Committees, and served on Audit, Finance and Risk Committees. She earned her bachelor’s degree and M.A. from East Carolina University and her Ph.D. from the University of Texas at Austin.
SKILLS AND QUALIFICATIONS
Dr. Shaw contributes a deep understanding of multiple industries; corporate governance; human resources management; executive compensation; information technology; communications and public relations; environment, health and safety management; sustainability; procurement; and diversity to our Board.

Bob Toth Former Chairman, Chief Executive Officer and President, Polypore International, Inc. Age: 63 Director since: 2017 Committees: •Audit •Compensation
PROFESSIONAL HIGHLIGHTS
Robert B. Toth currently serves as an independent advisor to several private equity firms. Mr. Toth has more than 30 years of experience in leadership roles at global industrial and manufacturing companies, as well as in private equity, most recently as a Managing Director at CCMP Capital Advisors, LLC from 2016 until 2019. Prior to CCMP, Mr. Toth served as the Chairman, Chief Executive Officer and President of Polypore International, Inc., a leading global high technology filtration company, where he optimized the business portfolio and positioned the company for accelerated growth, resulting in a substantial increase in enterprise value. Prior to Polypore, Mr. Toth served as President, Chief Executive Officer and Board Director of CP Kelco ApS, where he led the business through a comprehensive turnaround and successful sale. He also spent 19 years at Monsanto Company and its spin-off, Solutia Inc., where he held a variety of executive and managerial roles. Mr. Toth is currently a Director at Materion Corporation. He earned a bachelor’s degree in Industrial Management with a field of study in Industrial Engineering from Purdue University and MBA from the John M. Olin School of Business at Washington University, St. Louis, Missouri.
SKILLS AND QUALIFICATIONS
Mr. Toth contributes significant insight on mergers and acquisitions and on strategic portfolio management and related strategic and operational issues. Mr. Toth also brings extensive experience leading companies in the manufacturing sector, including knowledge and skills in senior management, finance, and operations.

14	2024 PROXY STATEMENT

PROPOSAL ONE

Angel Shelton Willis Vice President, General Counsel & Secretary, Sealed Air Corporation Age: 53 Director Since: 2021 Committees: •Audit •Gov. & Sustainability
PROFESSIONAL HIGHLIGHTS
Angel Shelton Willis has served as Vice President, General Counsel & Secretary of Sealed Air Corporation, a global leader in sustainable, automated and digital packaging solutions, since 2019. She currently oversees all aspects of its global legal compliance and regulatory affairs, including commercial transactions, mergers & acquisitions, litigation, labor & employment, intellectual property, ethics and compliance, regulatory and corporate governance matters. Prior to joining Sealed Air in 2019, from 2005 to 2018, Ms. Willis served in a number of leadership roles of increasing responsibility at the then Ingersoll Rand Company, including Deputy General Counsel, Mergers and Acquisitions, Finance & Restructuring and General Counsel, Climate Solutions. Prior to Ingersoll Rand, Ms. Willis served as Corporate Counsel at Cummins Inc. She began her career as an Associate at Ice Miller, a full service law firm serving Fortune 500 companies, municipalities, and nonprofits. Ms. Willis received both her bachelor’s degree in Political Science and Economics and her MBA from Clemson University, and her J.D. from the University of Illinois. She is licensed to practice law in the states of North Carolina and Indiana.
SKILLS AND QUALIFICATIONS
In addition to Ms. Willis’s extensive legal background, she brings deep experience in global industrial and manufacturing sectors, mergers and acquisitions, regulatory, tax, risk management, communications, crisis management, and corporate governance.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF DR. SHAW, MR. TOTH AND MS. WILLIS AS DIRECTORS FOR A THREE YEAR TERM EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2027.

2024 PROXY STATEMENT	15

PROPOSAL ONE
Directors Continuing to Serve Until 2025 Annual Meeting

Gene Lowe President and CEO, SPX Technologies, Inc. Age: 56 Director since: 2015 Committees: •None
PROFESSIONAL HIGHLIGHTS
Eugene J. Lowe, III has served as President and Chief Executive Officer of SPX since September 2015. He was appointed an officer of SPX in 2014 and previously served as Segment President, Thermal Equipment and Services, from 2013 to 2015; President, Global Evaporative Cooling, from 2010 to 2013; and Vice President of Global Business Development and Marketing, Thermal Equipment and Services, from 2008 to 2010. Prior to joining SPX, Mr. Lowe held positions with Milliken & Company, Lazard Technology Partners, Bain & Company, and Andersen Consulting. Mr. Lowe is currently a director of Federal Signal Corporation. He earned his bachelor’s degree in Management Science from Virginia Tech and his MBA from Dartmouth’s Tuck School of Business.
SKILLS AND QUALIFICATIONS
Mr. Lowe brings valuable operations, strategic planning, marketing, and business development experience to our Board. As the only member of SPX management to serve on the Board, Mr. Lowe also contributes a level of understanding of our Company not easily attained by an outside director.

Patrick O’Leary Retired Executive Vice President, Finance, Treasurer and CFO, SPX Corporation Age: 66 Director since: 2015 Committees: •Gov. & Sustainability
PROFESSIONAL HIGHLIGHTS
Patrick J. O’Leary retired in August 2012 from SPX, having served as Vice President, Finance, Treasurer and Chief Financial Officer from 1996, and later as Executive Vice President in 2004. During his more than 15 years with SPX, he was a principal architect of the Company’s transformation until his retirement. Prior to joining SPX, Mr. O’Leary served as Chief Financial Officer and a director of Carlisle Plastics, Inc., from 1994 to 1996. He began his career with Deloitte & Touche LLP, where he held various roles of increasing responsibility from 1978 to 1994, including Partner in the firm’s Boston office from 1988 to 1994. Mr. O’Leary is currently a director of Avanos Medical Inc. He earned his bachelor’s degree in Accountancy and Law from the University of Southampton, England.
SKILLS AND QUALIFICATIONS
Mr. O’Leary contributes a deep understanding of SPX history and businesses to our Board. In addition, he brings broad financial strategy expertise, including strong financial acumen, and mergers and acquisition and governance experience. Mr. O’Leary also contributes leadership skills developed through his experience serving on various public company boards.

16	2024 PROXY STATEMENT

PROPOSAL ONE

Dave Roberts Retired Chairman of the Board and Executive Chairman, President and CEO, Carlisle Companies, Inc. Age: 76 Director since: 2015 Committees: •Compensation •Gov. & Sustainability
PROFESSIONAL HIGHLIGHTS
David A. Roberts retired in 2020 as Chairman of the Board of Carlisle Companies, Inc., a diversified manufacturing company, a position he held since 2017. He previously served as Carlisle’s Executive Chairman of the Board, in 2016; its Chairman and Chief Executive Officer, from 2014 to 2015; and its Chairman, President and Chief Executive Officer, from 2007 to 2014. Prior to joining Carlisle, Mr. Roberts served as Chairman, President and Chief Executive Officer of Graco, Inc., a fluid handling system provider, from 2001 to 2007. Prior to that, Mr. Roberts served as a Group Vice President of The Marmon Group, LLC, a diversified industrial holding company, from 1995 to 2001. He began his career serving in a variety of manufacturing, engineering, and general management positions with The Budd Company, Pitney Bowes, and FMC Corporation. Mr. Roberts previously served as a director of Franklin Electric Co., Inc. and Horizon Global Corporation. He earned his bachelor’s degree from Purdue University and his MBA from Indiana University.
SKILLS AND QUALIFICATIONS
Mr. Roberts brings extensive experience in senior management of multinational companies, including expertise in the industrial and manufacturing sectors, and mergers and acquisitions, to our Board. Mr. Roberts also contributes strong financial acumen and experience from his service on various public company boards.

2024 PROXY STATEMENT	17

PROPOSAL ONE
Directors Continuing to Serve Until 2026 Annual Meeting

Rick Puckett Retired Executive Vice President, CFO, Treasurer and Chief Administrative Officer, Snyder’s-Lance, Inc. Age: 70 Director since: 2015 Committees: •Audit •Compensation (Chair)
PROFESSIONAL HIGHLIGHTS
Ricky D. Puckett retired in December 2017 from Snyder’s-Lance, Inc., a snack foods manufacturer, where he had served as Executive Vice President, Chief Financial Officer and Treasurer since December 2010, adding the role of Chief Administrative Officer, with responsibility for Human Resources and Legal, in 2014. Mr. Puckett served as Executive Vice President, Chief Financial Officer and Treasurer of Lance, Inc., from 2006 until its merger with Snyder’s-Lance, Inc. in 2010. Prior to joining Lance, Inc., Mr. Puckett served as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of United Natural Foods, Inc., a wholesale distributor of natural and organic products, from 2005 to 2006; and as Senior Vice President, Chief Financial Officer and Treasurer of United Natural Foods, Inc., from 2003 to 2005. Mr. Puckett is a director of, and serves as audit committee chair of, each of Whitehorse Finance, Inc. and Driven Brands Inc. He has served on the board of the North Carolina Blumenthal Performing Arts Center and the Wake Forest Graduate School in Charlotte. He received his BA in Accounting and his MBA from the University of Kentucky and is a Certified Public Accountant in New Jersey.
SKILLS AND QUALIFICATIONS
Mr. Puckett brings extensive accounting and financial experience, including financial strategy and governance to our Board. In addition, he offers a deep understanding of mergers and acquisitions; strategic planning and analysis; commodity risk management; strategic information technology; organizational development; human resources, compensation management; and investor relations.

Meenal Sethna Executive Vice President and Chief Financial Officer, Littelfuse, Inc. Age: 54 Director since: 2019 Committees: •Audit (Chair) •Gov. & Sustainability
PROFESSIONAL HIGHLIGHTS
Meenal A. Sethna has served as Executive Vice President and Chief Financial Officer of Littelfuse, Inc., a diversified, industrial technology manufacturing company, since 2016 and is responsible for finance and accounting, tax and treasury, investor relations, digital and information technology and internal audit as well as supply chain operations. Prior to joining Littelfuse in May, 2015, Ms. Sethna spent four years at Illinois Tool Works as Vice President and Corporate Controller. Previous to that, she worked at Motorola Inc., most recently as Vice President, Finance. She began her career at Baxter International, holding a variety of finance roles during her tenure. Ms. Sethna is a graduate of the Kellogg School of Management at Northwestern University and the University of Illinois-Urbana, and is a Certified Public Accountant in Illinois.
SKILLS AND QUALIFICATIONS
Ms. Sethna brings a rich background in accounting and finance to our Board. In addition, she has deep experience in strategic planning; mergers & acquisitions; business growth; investor relations; risk management; and information technology.

18	2024 PROXY STATEMENT

PROPOSAL ONE

Tana Utley Retired Vice President of Large Power Systems Division, Caterpillar Inc. Age: 60 Director since: 2015 Committees: •Audit •Compensation
PROFESSIONAL HIGHLIGHTS
Tana L. Utley is a retired Vice President for Caterpillar Inc., a manufacturer of construction and mining equipment, engines, turbines, and locomotives. She was an officer for the company for over 13 years of her 36 year tenure. She was appointed an officer and as Chief Technology Officer of Caterpillar in 2007, having joined that company in 1986. Previously, she held a number of roles with Caterpillar, including a variety of engineering and general management positions. Ms. Utley has served in key engineering and leadership roles in the development of near zero-emissions engines, and she has held general management positions in Caterpillar’s components and engines businesses. Ms. Utley also serves as a director of Woodward, Inc. She earned her bachelor’s degree in Mechanical Engineering from Bradley University and her M.S. in Management from the Massachusetts Institute of Technology.
SKILLS AND QUALIFICATIONS
Ms. Utley brings a wealth of knowledge in engineering, operations, continuous improvement, and implementation of new programs to our Board. Ms. Utley also brings a depth of understanding of technology and cybersecurity, multi-industrial manufacturing, and how to minimize the environmental impact of manufacturing companies.

2024 PROXY STATEMENT	19

PROPOSAL ONE
Director and Nominee Skills and Experience

Under the leadership of our Governance & Sustainability Committee, our Board developed and maintains a list of key areas of expertise and experience that the Board believes contribute to an effective and well-functioning board and that the Board as a whole should possess.
The Governance & Sustainability Committee and the Board use this information to identify areas for director training and as a tool to maintain a balanced and well-rounded board. In addition, the Governance & Sustainability Committee considers these and other criteria as a guide, but not as a minimum set of requirements, when evaluating potential candidates for the Board. Together, this variety of skill sets, experiences, and personal backgrounds allows our directors to provide the diversity of thought that is critical to the Board’s decision-making and oversight process. The following chart indicates the director has gained experience in the attribute through a current or prior position other than his or her service on the SPX Board. For a better understanding of our Board qualifications and diversity, we encourage you to read “Director Nominees, Qualifications, and Diversity” beginning on page 5.
While each director has had involvement in the management of Technology and Software, Mr. Lowe and Ms. Utley have additionally completed specific certification coursework in Cybersecurity with the National Association of Corporate Directors. In addition, Mr. Puckett and Ms. Sethna either had or currently have direct responsibility for their organization’s Information Technology functions, including oversight of Cybersecurity Risks.
Dr. Shaw, Ms. Sethna, and Ms. Willis all have extensive experience working with their organization’s sustainability programs.

Board Diversity
As noted under “Director Nominees, Qualifications, and Diversity” on page 5, our Board believes individuals with diverse backgrounds and experience will be best suited for providing balanced leadership for the Company. The Board has achieved diversity in both gender and ethnicity aligned with these objectives.

20	2024 PROXY STATEMENT

OWNERSHIP OF COMMON STOCK
Stock Ownership Guidelines

We maintain Stock Ownership Guidelines to emphasize the importance of substantive, long-term share ownership by our directors and officers to align their financial interests with those of our stockholders.
The guidelines are:

Position	Target Value
Non-Employee Directors	5x annual retainer
Chief Executive Officer	5x annual salary
Chief Operating Officer*	4x annual salary
Other Executive Officers	3x annual salary
Other Designated Executives	1x annual salary
* SPX does not currently have the COO position.
Shares held in family trusts and shares held in retirement plan accounts are deemed to be owned shares for purposes of these guidelines. Unvested time-based stock (and stock unit awards) are deemed to be owned shares for purposes of these guidelines. Unexercised stock options and unvested performance-based stock (and stock unit awards) are excluded for purposes of these guidelines. We ask non-employee directors and executive leaders to attain the desired level of stock ownership within five years of initial election as a director or appointment to the officer position.
Once a non-employee director or executive leader attains the desired level of share ownership, he or she will continue to be in compliance with these guidelines even if he or she later falls below the guideline, as long as he or she retains at least 50% of the net shares acquired upon exercise of stock options and at least 50% of the net shares acquired pursuant to vested restricted equity awards and vested restricted stock unit grants until he or she again meets or exceeds the guidelines. “Net shares” means the shares remaining after disposition of shares necessary to pay the related tax liability and, if applicable, the stock option exercise price.
Each non-employee director and named executive officer was in compliance with these requirements as of March 18, 2024.

2024 PROXY STATEMENT	21

OWNERSHIP OF COMMON STOCK
Ownership of Common Stock

DIRECTORS AND EXECUTIVE OFFICERS
The following table includes information about how much of our common stock (our only outstanding class of equity securities) is beneficially owned by:
•Each director and nominee for director;
•Each named executive officer included in the Summary Compensation Table on page 39; and
•All directors and executive officers as a group.
Unless otherwise noted, amounts and percentages are as of March 18, 2024.

	Number of Shares of Common Stock Beneficially Owned(1)	Right to Acquire Beneficial Ownership Under Options Exercisable/ Stock Units Distributable Within 60 Days(2)(3)	Right to Acquire Beneficial Ownership Under Vested Deferred Stock Units(4)	Total Ownership of Common Stock(5)	Percent of Class
DIRECTORS AND DIRECTOR NOMINEES WHO ARE NOT NAMED EXECUTIVE OFFICERS
Patrick J. O’Leary	15,382	—	23,321	38,703	*
Ricky D. Puckett	26,168	—	12,535	38,703	*
David A. Roberts	30,055	—	8,648	38,703	*
Meenal A. Sethna	4,652	1,770	7,672	12,324	*
Ruth G. Shaw	36,635	1,770	2,068	38,703	*
Robert B. Toth	23,002	1,770	—	23,002	*
Tana L. Utley	15,382	—	23,321	38,703	*
Angel Shelton Willis	6,720	1,770	—	6,720	*
NAMED EXECUTIVE OFFICERS
Eugene J. Lowe, III	1,118,705	562,994	—	1,118,705	2.39%
Mark A. Carano	3,285	1,850	—	3,285	*
J. Randall Data	72,487	29,513	—	72,487	*
John W. Swann, III	125,299	52,312	—	125,299	*
Sean McClenaghan	61,432	8,843	—	61,432	*
Michael A. Reilly	18,414	10,257	—	18,414	*
All directors and executive officers as a group (15 persons)	1,659,538	731,864	77,565	1,737,103	3.53%
* Less than 1.0%

22	2024 PROXY STATEMENT

OWNERSHIP OF COMMON STOCK
(1)Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or officer can vote or transfer, stock options that are exercisable or would become exercisable within 60 days, and other shares a director or officer would have the right to acquire within 60 days. The number of our shares beneficially owned by each of the named executive officers and by all directors, nominees and current executive officers as a group also includes shares represented as held under the individual’s account under the SPX Retirement Savings and Stock Ownership Plan (“401(k) Plan”). The stockholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them. Director RSUs that were electively deferred until six months following separation from service are not included as beneficially owned.
(2)Represents shares of our common stock issuable under options that are exercisable or become exercisable within 60 days of March 18, 2024 and RSUs that vest within 60 days of March 18, 2024. Such shares are included in the number of shares of common stock beneficially owned as presented in the preceding column on this table.
(3)Includes shares beneficially owned through the 401(k) Plan on March 18, 2024 for each of the following: Mr. Lowe, 4,888 shares; Mr. Carano, 216 shares; Mr. Data, 3,625 shares; Mr. Swann, 4,057 shares; Mr. McClenaghan, 289 shares; and all directors, nominees and current executive officers as a group, 41,107 shares. Non-employee directors do not participate in our 401(k) Plan.
(4)Includes vested RSUs issuable under the Director Deferral Election Program which are delivered six months following separation from Board service.
(5)Includes total shares held by the participant.
PRINCIPAL STOCKHOLDERS
The following table includes certain information about each person or entity known to us to be the beneficial owner of more than five percent of the issued and outstanding shares of our common stock.

Name and Address	Shares of Common Stock Beneficially Owned	Percent of Class(1)
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	6,958,005(2)	15.23%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	5,000,918(3)	10.95%
T. Rowe Price Investment Management, Inc. 101 E. Pratt Street Baltimore, MD 21201	2,459,142(4)	5.38%
(1)Ownership percentages set forth in this column are based on the assumption that each of the principal stockholders continued to own, as of February 16, 2024, the number of shares reflected in the table.
(2)Based on information provided in a Schedule 13G/A filed with the SEC on January 22, 2024 by BlackRock, Inc., and certain affiliated entities (“BlackRock”) reporting beneficial ownership as of December 31, 2023. BlackRock reports having sole voting power with respect to 6,878,301, of the shares and sole dispositive power with respect to all the shares. The Schedule 13G/A indicates that iShares Core S&P Small Cap ETF beneficially owns more than five percent of our outstanding stock.
(3)Based on information provided in the Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group (“Vanguard”) reporting beneficial ownership as of December 29, 2023. Vanguard reports having shared voting power with respect to 72,424 of the shares; sole dispositive power with respect to 4,880,092 of the shares; and shared dispositive power with respect to 120,826 of the shares.
(4)Based on information provided in a Schedule 13G filed with the SEC on February 14, 2024 by T. Rowe Price Investment Management, Inc. (“T. Rowe Price”) reporting beneficial ownership as of December 31, 2023. T. Rowe Price reports having sole voting power with respect to 1,034,737 of the shares and sole dispositive power with respect to all of the shares.
Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers, and beneficial owners of more than 10% of our outstanding common stock to file with the SEC reports of ownership and changes in ownership. Based solely upon a review of Section 16(a) reports (including amendments) filed with the SEC, no director, officer, or beneficial owner of more than 10% of our outstanding common stock failed to file on a timely basis during 2023 any reports required by Section 16(a).

2024 PROXY STATEMENT	23

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

INTRODUCTION
This Compensation Discussion and Analysis (“CD&A”) provides information about our executive compensation program and the factors considered in making compensation decisions for the current and former executive officers listed in our Summary Compensation Table set forth below (the “named executive officers” or “NEOs”).
Our NEOs for 2023, and their current respective titles, are listed in the table below:

Named Executive Officer	Title
Eugene J. Lowe, III	President and Chief Executive Officer
Mark A. Carano	Chief Financial Officer, Vice President and Treasurer
J. Randall Data	President, Heating and Global Operations
John W. Swann, III	Segment President, Detection & Measurement
Sean McClenaghan	Segment President, HVAC
Michael A. Reilly	Former Interim Chief Financial Officer and Treasurer, Chief Accounting Officer and VP, Finance
Mr. Reilly was appointed as Chief Financial Officer & Treasurer on an interim basis in September 2022 upon the resignation of the Company’s prior Chief Financial Officer and Treasurer and ceased serving in those capacities on January 3, 2023 upon the appointment and commencement of service of Mr. Carano as Chief Financial Officer, Vice President and Treasurer. Mr. Reilly continued to serve as Chief Accounting Officer and VP, Finance until his retirement in April 2023. In 2023, Mr. McClenaghan served as President, Global Cooling and was appointed Segment President, HVAC in January 2024.
EXECUTIVE SUMMARY
We achieved very strong operational, financial and strategic results in 2023, which led to an increase of 55% in the equity market value of our company. The majority of our businesses exceeded their financial performance targets, and our leadership teams continued to deliver progress on our strategic objectives, positioning us to achieve several of our long-range goals well ahead of schedule. We continued to leverage the strengths of each platform while expanding our reach into adjacent markets through strategic acquisitions. Finally, we achieved a significant milestone by settling our long standing disputes in South Africa, reducing enterprise risk and freeing up management time and attention to further focus on our strategic growth objectives.
Ensuring that we appropriately recognize the solid financial performance, focused efforts, and progress on our strategic initiatives is important to key talent retention and the motivation of the overall workforce.
Our executive compensation program is designed to align short-and long-term rewards directly to business performance. We and the Compensation Committee of the Board (the “Committee”) benchmark our compensation strategy against our peer group companies, which rewards performance that results in value generation for our stockholders.
Summary of Key Business Accomplishments
As noted above, our continued commitment to our long-term strategy enabled short-term success. Select accomplishments during 2023 include:
•An increase of 55% in our total market capitalization, resulting in top quartile shareholder return against our peer group
•An increase of 42% in consolidated segment income*, and record consolidated segment income margin* of 20.3%
•An increase of $345.3M in net cash from operating activities, and growth in adjusted free cash flow* of 125%
•An increase of $90.1M in total net income, and growth in adjusted EBITDA* of 50%

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EXECUTIVE COMPENSATION
•Deployment of $547M in capital for two strategic acquisitions, including our largest to date, ASPEQ Heating Group
•Successful settlement of the outstanding South Africa claims, significantly reducing enterprise risk
•Meaningful progress on continuous improvement, digital, talent (including diversity and inclusion), and sustainability initiatives, fueling our overall 2023 performance.
* Non-GAAP financial measure. Reconciliations of amounts presented as non-GAAP financial measures with the amounts of the most comparable measures calculated and presented in accordance with GAAP are presented in Appendix E of this Proxy Statement.
2023 Compensation Highlights
Our executive compensation program has three primary elements: base salary, annual incentive, and long-term incentives. Each of these compensation elements serves a specific purpose in our compensation strategy. Base salary is an essential component to any market-competitive compensation program. Annual incentives reward the achievement of short-term goals, while long-term incentives drive our NEOs, and other senior management team members, to focus on stockholder value creation. The combination of Short- and long-term incentives provides more than 50% of our executives’ target compensation, with incentives tied directly to Company performance and achievement of our strategic initiatives. Based on our performance, and consistent with the design of our program, the Committee made the following executive compensation decisions for 2023:
•Base Salary. Annual salary increases ranged from 3.0% to 4.5%. These adjustments maintain alignment of our NEOs’ base salaries with the market to facilitate retention and reward for execution of responsibilities and delivery of performance. These adjustments also reflect the contributions made by our NEOs in connection with executing on key initiatives and the Company’s strategic priorities over the course of the year. For details, please see page 32.
•Annual Incentive. Based on our corporate performance results, awards under our Executive Bonus Program were paid at 200% of target. This payout applied to all our NEOs, with the exception of Mr. Swann, whose payout was 162.0% of target and Mr. McClenaghan whose payout was 196.2% of target, with the payouts to these officers being based on both business unit and corporate results. For details on each NEO’s award, please see page 33.
•Long-Term Incentives. All of our NEOs, except Mr. Reilly, received equity and equity-based awards in 2023. Target award amounts and the mix of awards granted are described on page 33 of this CD&A. All of the NEOs, other than Mr. Carano and Mr. McClenaghan, received performance share awards in 2021 with payout based on relative TSR for the measurement period of January 1, 2021 through December 31, 2023. The performance for these awards achieved the 68th percentile for relative TSR resulting in a 136.0% payout. For details, please see page 34.

2024 PROXY STATEMENT	25

EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION PROGRAM

Reflecting the Voice of Our Stockholders
We carefully consider the results of our stockholder Say-on-Pay vote from the previous year. At our 2023 Annual Meeting, approximately 87% of votes cast approved our executive compensation, while our Say-On-Pay voting results have averaged more than 90% approval each year since 2016. We continue to actively seek and highly value the perspectives of our investors. During the year, we reached out to stockholders owning approximately 75% of our common stock. We have taken and will continue to take stockholder feedback into consideration as we evolve our compensation program. Most importantly, we are committed to ensuring that our ongoing program is designed in the best interests of both our stockholders and executives.

Summary of Compensation Program
•Sets total compensation that is in line with the market, employee experience and scope of responsibilities, facilitating attraction, retention, and reward for execution of responsibilities and delivery of performance;
•Emphasizes variable compensation programs: greater than 80% of CEO and greater than 65% of other NEOs pay at risk;
•Provides that a majority of long-term incentives to NEOs are performance based;
•Establishes rigorous performance targets across key financial categories, including operating income, cash flow, and revenue, that exceed prior year results.

•Grants equity awards with double-trigger termination payments upon a change in control;
•Aligns compensation to performance against financial target delivery and progression on strategic initiatives, including continuous improvement, digital, diversity & inclusion, and sustainability;
•Includes a relative TSR component against our industry group index for long-term incentives to align with stockholder value;
•Freezes historic defined benefit pension plans, with no NEO participants;
•Prohibits NEO hedging or pledging of our common stock.

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EXECUTIVE COMPENSATION
Our Compensation Principles
Our executive compensation program is centered around the following principles:

Alignment with Stockholders’ Interests
Executive officers’ interests should be directly aligned with those of stockholders through a compensation program that emphasizes an appropriate balance of both short- and long-term financial performance and is directly affected by our stock price. Requiring executive officers to hold a meaningful amount of equity supports alignment to stockholder interests.

Link to Business Priorities and Performance
A significant portion of total compensation should be variable and subject to the attainment of certain specific and measurable performance goals and objectives. In addition to financial indicators, variable compensation should emphasize the link between rewards and the execution of strategy.

Competitiveness
Target total compensation should be competitive with that being offered to individuals holding comparable positions, with comparable experience, at other public companies with which we compete for leadership and market talent.

Governance
Maintaining best-practice executive compensation governance standards is critical to the decision-making process and the ability to manage risk. Doing so is in the best interests of our stockholders and executives.

Components of Total Direct Compensation
For 2023, we continued to focus on ensuring alignment of pay practices with stockholder interests and driving a pay-for-performance culture.
Design and characteristics of the SPX compensation program include:
•Base Salary. Annual salary for our NEOs is targeted at the market median of peer companies and is in line with responsibilities, performance, contributions, and overall experience.
•Annual Incentive. Annual Incentive levels (percents) are targeted at the market median of peer companies. Performance metrics focus on delivering key annual objectives with financial targets directly tied to the achievement of goals related to operating income, cash flow, and revenue. Performance modifiers may be further adjusted for individual performance, including progress related to our strategic initiatives.
•Long-Term Incentives. Long-term incentive (“LTI”) awards align compensation and long-term performance. LTI award levels are targeted at the market median of peer companies with some variation above and below median by NEO to account for factors including responsibilities, performance, contributions and overall experience. The mix of awards includes:
•25% Stock Options (“Options”) that vest ratably over a three-year period;
•50% Performance Stock Units (“PSUs”) tied to relative TSR (“r-TSR”) compared to a peer group within the S&P 600 Small Cap Capital Goods Index over a three-year performance measurement period, with potential payout range of 0% to 150% of target, and cannot exceed target if our TSR is negative;
•25% Restricted Stock Units (“RSUs”) that vest ratably over a three-year period.
Performance against our strategic initiatives, including sustainability objectives, is considered when making awards and setting targets for all components of our compensation programs. The experience level, performance and other relevant market and talent competitive factors are considered when establishing compensation levels each year or when hiring new executives. Accordingly, we would expect our more tenured, high-performing, or highly skilled officers to be higher in range, against our peers, on all compensation program components.

2024 PROXY STATEMENT	27

EXECUTIVE COMPENSATION
The Committee evaluates the Company’s compensation programs annually and considers a number of factors when evaluating the components of LTI compensation, including equity use and dilution, compensation trends to attract and retain talent, and alignment of incentives with Company performance and peer group analysis.
Mix of Compensation Elements
The following charts show that for 2023 the mix of compensation elements targeted for our NEOs was heavily weighted toward performance-based compensation. The mix of LTI is based on the allocation value used in determining the number of units or options, as applicable, for each award.

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EXECUTIVE COMPENSATION
Our CEO’s Pay-for-Performance Alignment
The following chart shows our CEO’s compensation relative to our TSR compared with our peer group of companies listed on page 31, demonstrating how our executive compensation program aligns with performance.
For purposes of this chart, compensation includes the three-year total for salary, target annual bonus, the target value of equity awards and amounts from the “change in pension value and nonqualified deferred compensation” and “All Other Compensation” columns of each company’s Summary Compensation Table disclosure. Performance is three-year total shareholder return. Due to the timing of public disclosures, peer company data represents 2020 through 2022 while our CEO’s total compensation represents 2021 through 2023 and our total shareholder return is for December 31, 2020 through December 31, 2023.

Pay-for-Performance Alignment
3-Year TSR vs 3-Year Avg. CEO Pay*
SPXC
Performance: 73rd %ile
Pay: 53rd %ile
Perforamnce Percentile
Pay Percentile
100%
75%
50%
25%
0%
0%
25%
50%
75%
100%
CR
FSS
NPO
CW
WTS
ZWS
FELE
NDSN
GGG
GTLS
IEX
JBT
TRS
B
NVRI

Relative Pay Rank
* Peer company compensation based on 2020, 2021 and 2022 compensation data from each company’s three most recent proxy statement filings.
Our relative performance rank exceeds our CEO relative pay rank. Since Mr. Lowe’s promotion to CEO more than eight years ago, we have consistently delivered above median performance and compensated according to our philosophy to align target executive compensation with that of our peers and provide variable incentive compensation that rewards executives at higher levels when excellent performance is achieved.

2024 PROXY STATEMENT	29

EXECUTIVE COMPENSATION
HOW DECISIONS FOR OUR NAMED EXECUTIVE OFFICERS WERE MADE
Executive Compensation Practices

What We Do
✓	Heavy emphasis on variable, performance-based compensation
✓	Majority of long-term incentive awards are performance based
✓	Align compensation to year-over-year performance and delivery on strategic initiatives.
✓	Stock ownership guidelines
✓	Clawback provisions that apply to both cash and equity incentive awards
✓	“Double-trigger” termination payments upon a change in control
✓	Use of independent compensation consultant
✓	Regular risk assessments
✓	Annual reviews of share utilization
✓	Stockholder outreach
✓	Regular market assessments against our peer group

What We Do Not Do
✘	No multi-year guarantees of salary increases
✘	No tax gross-ups on termination payments following a change in control
✘	No hedging of Company stock
✘	No pledging of Company stock
✘	No significant perquisites or defined benefit pension plans
✘	No “single-trigger” termination payments upon a change in control
✘	No repricing or backdating stock options without stockholder approval
The Role of the Compensation Committee
The Committee is responsible for overseeing the design and administration of the executive compensation program so that the program is consistent with our compensation philosophy. The Committee reviews compensation levels for all of our executive officers, including our NEOs. The Committee also makes all final compensation decisions regarding our NEOs and officers, except for the CEO, whose compensation is reviewed and approved by the full Board, excluding Mr. Lowe, based upon recommendations of the Committee.
The Committee also works very closely with its independent compensation consultant and with management to examine the effectiveness of the Company’s executive compensation program. Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which is available on our website (www.spx.com) under the heading “Investor Relations—Corporate Governance—Board Committees.”
The Role of Management
Certain members of our senior management team help prepare for and attend meetings where executive compensation, Company and individual performance, and competitive compensation levels and practices are discussed and evaluated. However, only the Committee members are allowed to vote on decisions regarding executive compensation. The Committee also receives recommendations from the CEO regarding the compensation of our other officers, including the other NEOs. The CEO does not participate in the deliberations of the Committee and Board regarding his own compensation.
The Role of the Independent Compensation Consultant
The Committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its sole independent compensation consultant through September 13, 2023 and Pearl Meyer acted as sole compensation consultant with respect to compensation structure for and awards made in 2023. On September 14, 2023, the Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its sole independent compensation consultant. Meridian does not, and Pearl Meyer did not, provide any services to our Company other than advice to and services for the Committee relating to compensation of all executives and the Governance & Sustainability Committee relating to compensation of our non-employee directors. The independent compensation consultant may provide other consulting services to SPX, on a limited basis and only with approval from the Committee and the Governance & Sustainability Committee. The Committee reviews services provided by its independent compensation consultant on at least an annual basis. The independent compensation consultant reviews, analyzes and assesses the Company’s executive compensation program and

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EXECUTIVE COMPENSATION
management’s recommendations for compensation; conducts risk assessments on the Company’s executive incentive plans; and presents recommendations on compensation amounts and structure for the President and CEO. In addition the independent compensation consultant recommends the list of peer companies against which we benchmark our executive officer and director compensation.
The Committee has directed the independent compensation consultants to collaborate with management, including our human resources function, to obtain data, clarify information, and review preliminary recommendations prior to the time they are shared with the relevant committee.
The Committee has considered the independence of Pearl Meyer and Meridian in light of SEC rules, NYSE listing standards, and the requirements of the Committee’s charter. The Committee requested and received a letter from each of Pearl Meyer and Meridian addressing relationships with and the independence of such firm and the senior advisor involved in the engagement of such firm.
The Committee concluded that the work performed by Pearl Meyer and Pearl Meyer’s senior advisor involved in the engagement and by Meridian and Meridian’s senior advisor involved in the engagement did not raise any conflict of interest and that each was independent.
The Role of the Peer Group
Our executive compensation program takes into account the compensation practices of companies with which we compete or could compete for executive talent. Peer companies are selected based on a number of factors including size, industry, and markets served. Based on changes in corporate structures and market caps, each of Altra Industrial Motion Corp, CIRCOR International, Inc., and Regal Rexnord Corp were removed and John Bean Technologies Corporation was adopted as a peer for 2023. In June 2023, Harsco Corp. changed its name to Enviri Corporation.
For purposes of setting 2023 executive compensation, the Committee used the following peer companies (“peer group”):

SPX Peer Companies
Barnes Group Inc.	Franklin Electric Co., Inc.
Chart Industries, Inc.	Graco, Inc.
Crane Co.	IDEX Corp.
Curtiss-Wright Corp.	John Bean Technologies Corp.
Enpro Inc.	Nordson Corp.
Enviri Corporation	TriMas Corp.
ESAB Corporation	Watts Water Technologies, Inc.
Federal Signal Corporation	Zurn Elkay Water Solutions Corporation
Our peer companies were drawn from a pool of potential companies identified by our management either as key competitors for senior talent or as having businesses or serving end markets similar to our Company. These companies were further reviewed for appropriateness as peers by Pearl Meyer prior to Committee approval. The primary factors used to generate the group were as follows:
•Similar business mix to SPX;
•Similar end markets to SPX;
•Competitors for executive talent;
•Market capitalization; and
•Revenue of approximately 0.4 to 2.5 times SPX’s revenue.
SPX annual revenues for 2023 are approximately at the median of peer companies.

2024 PROXY STATEMENT	31

EXECUTIVE COMPENSATION
The Committee reviews the peer group annually to assure alignment and adds or removes companies as peers as it deems appropriate and necessary to maintain competitive and balanced alignment. The Committee uses the peer group data to assist in compensation decisions around base salary, short-term incentives, and long-term incentives, as well as in benchmarking other executive compensation matters.
Base Salary
Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain talent. Base salary levels are reviewed annually. When making adjustments, the Committee considers the Company’s overall performance; the NEO’s individual performance, experience, career potential, and tenure with the Company; and competitive market practices. The Committee approved increases in annual base salary, effective March 27, 2023, as reflected in the table below, to continue to improve the competitive market position of our NEO’s base salaries relative to our peer group.

Named Executive Officer	Annual Base Salary (From 3/28/2022)	Annual Base Salary (From 3/27/2023)		% Adjustment
Eugene J. Lowe, III	$1,000,000	$1,035,000		3.5%
Mark A. Carano	—	$500,000	(1)	—
J. Randall Data	$521,167	$544,619		4.5%
John W. Swann, III	$560,000	$576,800		3.0%
Sean McClenaghan	$560,000	$576,800		3.0%
Michael A. Reilly	$451,049	$451,049		—
(1)Mr. Carano was hired effective January 3, 2023, with a base salary of $500,000. In addition, to offset the loss of a portion of the incentive compensation under his prior employment arrangement, in connection with the commencement of his employment with the Company, Mr. Carano received a sign-on bonus of $100,000. Mr. Carano was obligated to repay the full amount of the sign-on bonus if he voluntarily terminated his employment with the Company or his employment was terminated by the Company for cause within 12 months of the payment date. The repayment obligation continues for the subsequent 12-month period upon a termination of employment under these circumstances, with the amount being ratably reduced for each month of his continued employment unless he fails to repay such amount upon the Company’s demand, in which case the full amount of the sign-on bonus is required to be repaid. The full amount of the sign-on bonus is included as “Bonus” for 2023 in the Summary Compensation Table appearing on page 39.
Annual Incentive
Executive Bonus Program
Our Executive Bonus Program pays annual bonuses ranging from 0% to 200% of target by reference to three key metrics: adjusted operating income* adjusted free cash flow*, and adjusted revenue.*
The Committee selected these metrics to be transparent and to provide clarity and consistency in calculating bonuses. In setting short-term incentive goals, SPX management and the Committee utilized a number of data points to focus targets on driving the Company’s strategic priorities, including setting goals that incentivize delivery of annual objectives.
2023 targets were set to drive continued growth in adjusted revenue*, adjusted operating income*, and adjusted free cash flow*.
As previously discussed, we were able to deliver very strong financial performance in 2023. The majority of our businesses exceeded their revenue targets and showed positive growth in operating income through active management of pricing, the delivery of continuous improvement initiatives and cost controls. Cost controls at the Corporate level also facilitated a positive impact on the adjusted operating income*. As a result, we achieved year-over-year growth in adjusted revenue* and adjusted earnings per share* of approximately 12% and 39%, respectively. In addition, we generated strong adjusted free cash flow* reporting $295.3 million. All three metrics generated over double digit improvement from prior year results.
The table below shows the 2023 threshold, target, and maximum goals for each of the relevant metrics under our Executive Bonus Program, as well as the actual performance results. Threshold payout is 50% of target and maximum payout is 200% of target, with linear interpolation of payouts for results between threshold and target or between target and maximum.

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Performance Metric and Weighting	Level of Performance ($ Millions)				Payout %
	Threshold ($)	Target ($)	Maximum ($)	Actual ($)
Adjusted Operating Income* (50%)	$ 197.0	$ 217.0	$ 237.0	$ 271.2	200.0%
Adjusted Free Cash Flow* (25%)	$ 205.0	$ 230.0	$ 260.0	$ 295.3	200.0%
Adjusted Revenue* (25%)	$1,490.0	$1,550.0	$1,625.0	$1,639.7	200.0%
Total Corporate Results					200.0%
For 2023, adjusted operating income* of $271.2 million resulted in a 200% payout, with a weighting of 50%. Adjusted free cash flow* of $295.3 million resulted in a 200% payout, with a weighting of 25%. Adjusted revenue* of $1,639.7 million resulted in a 200% payout, with a weighting of 25%. Accordingly, based on these performance metrics the cumulative payout for 2023 results would be 200% of target for those NEOs with 100% of their bonus tied to corporate metrics.
Mr. Lowe, Mr. Carano, Mr. Data, and Mr. Reilly’s bonus payouts are tied 100% to the corporate results. Mr. Swann and Mr. McClenaghan have target incentives that include both business unit and corporate results: 75% of each of their incentives is based on their respective roles as a business unit or segment President, and 25% is based on corporate metrics. For 2023, the segment performance achievement metric for Mr. Swann was 149.0%, generating an overall payout of 162.0% for him, and the business unit performance achievement metric for Mr. McClenaghan was 195.0%, generating an overall payout of 196.2% for him. We do not include the specific segment and business unit financial metrics and performance levels for Mr. Swann and Mr. McClenaghan because we believe this information is confidential information and its public disclosure could cause competitive harm to those businesses. At the time these performance goals were set, the Committee deemed the target performance levels to be realistic “stretch” goals, with a maximum payout possible only in the event of superior performance. Following application of calculated awards, the payout by named executive officer is noted in the table below. Mr. Reilly’s annual incentive payout is prorated based on time service prior to his retirement.
* Non-GAAP financial measure. Reconciliations of amounts presented as non-GAAP financial measures with the amounts of the most comparable measures calculated and presented in accordance with GAAP are presented in Appendix E of this Proxy Statement.
Executive Bonus Results for 2023
The table below shows the total annual bonuses earned by our NEOs for 2023.

Named Executive Officer	Annual Base Salary as of 12/31/2023	Target Payout (as a % of Base Salary)	Bonus Achieved (% of Target Payout)	Total Bonus
Eugene J. Lowe, III	$1,035,000	110%	200.0%	$2,277,000
Mark A. Carano	$500,000	70%	200.0%	$700,000
J. Randall Data	$544,619	70%	200.0%	$762,467
John W. Swann, III	$576,800	70%	162.0%	$654,071
Sean McClenaghan	$576,800	70%	196.2%	$792,207
Michael A. Reilly(1)	$451,049	50%	200.0%	$121,783
(1)Mr. Reilly’s bonus was prorated for his length of service in 2023.
Long-Term Incentives
Long-term incentives are an integral part of our executive compensation program. They are designed to align the financial interests of our NEOs with those of our stockholders through performance-based compensation that correlates with the creation of long-term stockholder value. Our long-term incentive awards also support our executive retention strategy.
For 2023, the Committee approved the following mix of LTI awards, which awards were granted in March 2023 under our stockholder approved plans:

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Stock Options (25% Weighting)
In 2023, awards of Options were granted to eligible participants, including each of the NEOs, other than Mr. Reilly. The Committee approved the 2023 Option grants to the NEOs in March 2023. The exercise price per share of the 2023 Options is the closing trading price per share on the NYSE on the date of grant. The 2023 Options grant agreement provides generally for time-based ratable vesting in equal installments (of 33 1/3 percent per year) over a three-year period (generally subject to continued service during the period) with a maximum exercise term of ten years. The Committee approves all grants of Options to officers based on its equity grant guidelines.
Performance Stock Units (50% Weighting)
The 2023 awards of PSUs provide eligible participants, including each of the NEOs, other than Mr. Reilly, the opportunity to receive shares of common stock based on pre-established financial performance targets over a specified three-year period (and generally subject to continued service during the performance period). The performance criteria for the PSUs are based on the r-TSR of SPX as compared to the results of a peer group within the S&P 600 Small Cap Capital Goods Index. At grant date, this peer group was comprised of 57 companies that compete in similar markets. Payouts under the program are made in shares of our common stock and range from 0% to 150% based on our TSR achievement versus the peer group. Threshold payout is 50% of target and maximum payout is 150% of target, with linear interpolation of payouts for results between threshold and target or between target and maximum. Threshold payout is achieved at the 30th percentile, target at the 50th percentile, and maximum at the 75th percentile. No payout is awarded unless SPX performance is equal to or greater than the 30th percentile. Payout cannot exceed target if our TSR is negative.
Restricted Stock Units (25% Weighting)
As part of the 2023 long-term incentive program, participants, including each of the NEOs, other than Mr. Reilly, received RSUs. The Committee approved the 2023 RSU grants to the NEOs in February 2023, other than the award to Mr. McClenaghan which was approved in connection with his commencement of his employment. The 2022 RSU grant agreement provides generally for time-based ratable vesting in annual installments (of 33 1/3 percent per year) over a three-year period (generally subject to continued service during the period). The Committee approves all grants of RSUs to be issued by the Company pursuant to approved equity grant guidelines. In addition, to offset the loss of incentive compensation under his prior employment arrangement, in connection with the commencement of his employment with the Company, Mr. Carano was granted restricted stock units having a value at grant equal to approximately $250,000. These restricted stock units vest in annual one-third increments over three years from the date of grant, with vesting contingent upon Mr. Carano’s continued employment.
Our NEOs received the following long-term incentive award opportunities in 2023:

Named Executive Officer	Target LTI Value	Units
		Options	PSUs	RSUs
Eugene J. Lowe, III	$4,250,000	33,707	29,238	14,619
Mark A. Carano(1)	$950,000	5,552	4,816	5,907
J. Randall Data	$795,000	6,305	5,469	2,735
John W. Swann, III	$750,000	5,948	5,160	2,580
Sean McClenaghan	$750,000	5,948	5,160	2,580
Michael A. Reilly(2)	$ —	—	—	—
(1)In addition to annual grant of 2,408 RSUs, Mr. Carano received a grant of 3,499 RSUs effective February 1, 2023 in connection with the commencement of his employment in January 2023 to offset the loss of a portion of the incentive compensation under his prior employment arrangement. These additional RSUs vest in annual one-third increments over three years from the date of grant, contingent upon Mr. Carano’s continued employment.
(2)Mr. Reilly did not receive a long-term equity grant in 2023 given his retirement.
The allocation of Options was based on the Black-Scholes valuation and RSUs and PSUs were based on the average closing fair market value of SPX stock for the 15 trading days immediately preceding the date of grant. The amounts included for PSUs in the “Summary Compensation Table” beginning on page 39 and in the table included in “Grants of Plan-Based Awards” beginning on page 42 are based on the grant date fair value of the PSUs determined using financial accounting assumptions as required by SEC rules for reporting the related compensation in those tables, which differ from the values assigned to these awards in the allocations described above.

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Outstanding equity awards are more fully described in the “Outstanding Equity Awards at Fiscal Year-End” table in “Executive Compensation,” beginning on page 44.
Performance Stock Units Awards in 2021
The grant of PSUs made in February 2021 to the NEOs other than Mr. Carano and Mr. McClenaghan (who joined SPX after those grants had been made) covered the measurement period of January 1, 2021 through December 31, 2023. The performance metric for these PSUs measures r-TSR compared to a peer group within the S&P 600 Small Cap Capital Goods Index. Total stockholder return delivered in the measurement period was 66.99%, which ranked in the 68th percentile, compared to threshold of 30th percentile, target of 50th percentile, and maximum of 75th percentile. The resulting performance achievement of the February 2021 grant was a 136.0% payout of the PSUs. The final value of the payout reflects both the appreciation of the value of stock since the time of the grant and the payout at 136.0% of the performance award.
OTHER PRACTICES, POLICIES, AND GUIDELINES
Policy on Hedging
No SPX director or employee may trade in derivative securities relating to SPX securities, such as put and call options or forward transactions.
Policy on Pledging
No SPX director or officer may pledge SPX securities.
Stock Ownership Guidelines
Our Stock Ownership Guidelines are designed to help ensure our officers’ interests are closely aligned with those of our long-term stockholders. Additional detail can be found in “Ownership of Common Stock—Stock Ownership Guidelines” on page 21.
Compensation Clawback Policies
The Company maintains two executive compensation clawback policies with respect to its executive officers, including a policy adopted effective as of December 1, 2023 to address new requirements under rules recently adopted by the SEC and NYSE under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 mandating the clawback of incentive compensation upon the restatement of the Company’s financial statements. The prior-existing clawback policy that had been adopted by the Company defines the economic consequences misconduct could have on the compensation of executive officers. Under that policy, we retroactively adjust compensation in the event of a restatement of financial or other performance results to the extent required under applicable rules under the Sarbanes-Oxley Act of 2002. Our executive bonus program provides for repayment or forfeiture of awards under specified circumstances if the Company, as a result of misconduct, is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Any awards earned or accrued during the 12-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document that failed to materially comply with a financial reporting requirement must be paid back to the Company. To the extent that the affected award was deferred under a nonqualified deferred compensation plan maintained by the Company rather than paid to the executive officer, the deferred amount (and any earnings from it) must be forfeited. If the Board were to determine that a NEO had engaged in fraudulent or intentional misconduct, it would take action to remedy the misconduct and impose appropriate discipline. Discipline would vary based on the facts and circumstances, but could include termination of employment and/or other appropriate actions.
The recently adopted Dodd-Frank clawback policy is of broader scope and applies with respect to a restatement of the Company’s financial statements even in the absence of any fraud or misconduct by an executive officer. The policy generally requires the recovery by the Company, in the event of a required accounting restatement (including a “little-r” restatement) of the Company’s financial statements, of incentive-based compensation received after the effective date of the adoption of the policy, which is based wholly or in part upon the attainment of any financial reporting measure, received by current or former executive officers to the extent that such compensation based on the erroneously reported financial information exceeds the amount derived from the restated financial information. Clawback under the policy is required for any such excess compensation received during the three completed fiscal years immediately preceding the date the Company is required to prepare an accounting restatement. The policy provides for mandatory clawback by the Company of such excess compensation, with exceptions applicable only if (1) the direct expense paid to a third party to assist in enforcing the policy would exceed the amount to be recovered (provided that the Company must make a reasonable attempt to recover such erroneously awarded compensation, document its reasonable attempts to recover, and provide that documentation to the NYSE) or (2) a recovery from certain tax-qualified retirement plans would likely cause such plans to fail to meet the statutory requirements for tax exemption.

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To facilitate the application of the Dodd-Frank clawback policy, the Company requires recipients of awards of incentive compensation based wholly or in part upon the attainment of any financial reporting measure, including relative TSR, to agree to repay any such excess compensation in accordance with the policy. Since 2013, our equity award agreements have provided that awards are subject to any compensation recovery policy adopted by the Company, as amended from time to time.
Other Benefits and Perquisites
We provide perquisites to attract and retain executives in a competitive marketplace, and we believe these benefits are generally consistent with market practices of our peer group and other comparable public industrial manufacturing companies. For a full listing of benefits and perquisites, see the “Summary Compensation Table” and accompanying footnotes beginning on page 39. We do not provide tax gross-up payments for perquisites.
Our CEO may utilize our aircraft for personal travel for himself and his family. Other executive officers may be permitted personal use of our aircraft for themselves and their families if approved by our CEO. We report the value of any personal use of our corporate aircraft by NEOs as ordinary taxable income based on Standard Industry Fare Levels and as compensation in the “Summary Compensation Table” on page 39. based on our incremental costs.
Retirement and Deferred Compensation Plans

None of our NEOs participate in an SPX defined benefit pension plan.
Our executives, along with the majority of our U.S.-based employee population, are eligible to receive matching contributions into the SPX Retirement Savings and Stock Ownership Plan (the “401(k) Plan”), a tax-qualified retirement savings plan. Matching contributions are immediately vested and are invested initially in the SPX Common Stock Fund in the form of units. This fund under the 401(k) Plan is primarily invested in SPX common stock, with a small portion of the fund in cash, for purposes of administrative convenience.
Executive officers and other senior-level management employees are also eligible to participate in the SPX Supplemental Retirement Savings Plan (the “SRSP”), a non-qualified deferred compensation plan that permits voluntary deferrals of base salary and annual bonuses.
For more information regarding these plans, see the Nonqualified Deferred Compensation table and accompanying narrative and footnotes, beginning on page 46.
Termination and Change-in-Control Provisions
As described below, all our NEOs who are currently employed, except Mr. Lowe, have entered into the current form of our change-in-control agreement as filed with the SEC.
On September 28, 2015, the Committee recommended, and the Board approved, an employment agreement and a change-in-control agreement for Mr. Lowe, President and Chief Executive Officer, and the form of severance benefit agreements and change-in-control agreements for all other current executive officers. The Committee reviews these agreements annually considering stakeholder interests and market competitiveness and will address adjustments as it deems appropriate.
Our severance arrangements are designed to protect stockholder interests by stabilizing management during periods of uncertainty. Executives often assign significant value to severance agreements because these agreements provide compensation for lost professional opportunities in the event of a negative qualifying event following a change-in-control.
Severance agreements can also be a powerful tool to discourage entrenchment of management, in that these agreements can offset the risk of financial and professional loss that management may face when recommending a sale to or merger with another company. Our severance arrangements are structured to serve the above functions, which differ, and are perceived by recipients to differ, from pay for performance. Accordingly, decisions relating to other elements of compensation have minimal effect on decisions relating to existing severance agreements. As described above, all our NEOs who are currently employed, except Mr. Lowe, have entered into the most current form of our severance benefit agreement as filed with the SEC. In lieu of a separate severance benefit agreement, we have entered into an employment agreement with Mr. Lowe that provides for certain severance benefits.
We utilize a double-trigger in the event of a change-in-control. If the executive officer experiences a qualifying negative employment action following a change-in-control, then the executive officer becomes immediately vested in all previously granted unvested SPX equity, including shares subject to performance vesting, at the target level of vesting. This feature is designed to be equitable in the

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event of dismissal without cause or resignation for good reason, and we believe it is appropriate in the event of termination following a change-in-control.
Severance and change-in-control terms are further discussed and quantified in “Potential Payments Upon Termination or Change-in-Control,” beginning on page 48.
Notes
The discussion of performance targets in this CD&A is exclusively in the context of executive compensation and should not be used for any other purpose or regarded as an indication of management’s expectations of future results.
References to “bonus” or “bonuses” in this CD&A and the compensation tables are to our annual performance-based payments reflected as “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” on page 39 and “Estimated Future Payouts under Non-Equity Incentive Plan Awards” in the “Grants of Plan-Based Awards” table on page 42.
Risk Analysis

Management regularly monitors and reviews our compensation program and the related risks and reports its findings to the Committee.
We do not believe our compensation policies and practices give rise to risks that are reasonably likely to have a material adverse effect on our Company. In reaching this conclusion, we considered the following factors:
•Our compensation program is designed to provide a mix of both fixed and variable incentive compensation.
•The variable portions of compensation (cash incentive and equity awards) are designed to reward both annual performance and longer-term performance. We believe this design mitigates any incentive for short-term risk-taking that could be detrimental to our Company’s long-term best interests.
•For business unit level executives, a significant percentage of their compensation is based on the performance of our Company as a whole. This is designed to mitigate any incentive to pursue strategies that might maximize the performance of a single operating business unit to the detriment of our Company as a whole.
•Our executive officers are subject to stock ownership guidelines that we believe incentivize our executives to consider the long-term interests of our Company and our stockholders and discourage excessive risk-taking that could negatively impact our stock price.
•The Committee exercises risk oversight of our executive compensation program.
•A qualitative risk assessment concluded that our plans do not have an unreasonable ratio between fixed and variable compensation. The annual bonus plans are capped at specified maximum percentages, which limits incentives to undertake excessive risk.
•The management annual bonus plan also has clawback provisions relating to any fraud, manipulation, or negligence in connection with computation of performance measures or payments under the plans.
•Incentive plans are primarily determined by a formula tied directly to Company performance.
•Sales incentive plans are regularly reviewed within the context of enterprise risk.
•In addition to the structure of our plans, we mitigate any risk that may be generated by compensation plans through management oversight, compliance training and enforcement, and periodic reviews.
No single SPX business unit carries a significant portion of the Company’s risk profile, or has compensation structured in a significantly different manner than other business units within the Company, regardless of relative business unit profitability or compensation expense as a percentage of revenues.
Management does not believe that any of the design features pose a significant concern. Based upon this analysis, we determined that the compensation programs do not present a material risk.

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Compensation Committee Report

The Compensation Committee of the SPX Board of Directors consists of five directors. Each of the Committee members is independent, as defined under SEC rules and the listing standards of the NYSE. The Committee reviews SPX’s “Compensation Discussion and Analysis” on behalf of the Board.
The Committee has reviewed and discussed the “Compensation Discussion and Analysis” with management, and based on the review and discussions, the Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and SPX’s Annual Report on Form 10-K for the year ended December 31, 2023.
Compensation Committee,
Ricky D. Puckett, Chairman
David A. Roberts
Ruth G. Shaw
Robert B. Toth
Tana L. Utley

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Compensation Tables

SUMMARY COMPENSATION TABLE
The following table summarizes the compensation for our named executive officers during 2023. The “named executive officers” or “NEOs” are our Chief Executive Officer, our Chief Financial Officer, our next three most highly compensated officers who were executive officers at year end and a retired officer who served as interim Chief Financial Officer for the first few days of 2023. Only 2023 compensation amounts are provided for Mr. Carano, and only 2022 and 2023 compensation amounts are provided Messrs. Reilly and McClenaghan, as they were not NEOs prior to then.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Eugene J. Lowe, III President and Chief Executive Officer	2023	1,026,849	—	3,175,978	1,051,658	2,277,000	—	127,129	7,658,614
	2022	991,047	—	2,937,238	954,477	1,454,313	—	247,000	6,584,075
	2021	953,181	—	3,245,177	1,087,376	1,143,493	—	88,258	6,517,485
Mark A. Carano(6) Vice President, Chief Financial Officer and Treasurer	2023	497,260	100,000	787,103	173,222	700,000	—	29,320	2,286,905

J. Randall Data President, Heating and Global Operations	2023	539,157	—	594,107	196,716	762,467	—	61,102	2,153,549
	2022	516,444	—	583,800	189,705	505,293	—	85,097	1,880,339
	2021	497,082	—	624,733	209,319	416,965	—	57,432	1,805,531
John W. Swann, III Segment President, Detection & Measurement	2023	572,888	—	560,505	185,578	654,071	—	67,939	2,040,981
	2022	511,855	—	514,021	167,031	425,828	—	139,158	1,757,893
	2021	487,012	—	567,894	190,292	431,124	—	59,296	1,735,618
Sean McClenaghan(7) Segment President, HVAC	2023	572,888	125,000	560,505	185,578	792,207	—	22,771	2,258,949
	2022	148,822	125,000	490,519	490,541	154,281	—	5,800	1,414,963
Michael A. Reilly(8) Former Interim Chief Financial Officer & Treasurer, Chief Accounting Officer and VP Finance	2023	122,339	150,000	—	—	121,783	—	23,553	417,675
	2022	448,356	—	—	—	312,365	—	89,787	850,508

(1)NEOs are eligible to defer up to 50% of their salaries into the 401(k) Plan; and the SRSP. In 2023, the following NEOs deferred the following portions of their salaries into the 401(k) Plan and the SRSP:

Name	Deferred into 401(k) Plan ($)	Deferred into SRSP ($)
Eugene J. Lowe, III	15,385	41,663
Mark A. Carano	12,646	—
J. Randall Data	10,022	26,285
John W. Swann, III	16,154	27,875
Sean McClenaghan	10,543	—
Michael A. Reilly	22,552	3,123

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(2)The amounts reported in the above table were calculated in accordance with FASB Accounting Standard Codification Topic 718 (“Topic 718”) to reflect their grant date fair-value given vesting requirements. See Note 16 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023 for additional information regarding the calculation of these numbers. Amounts presented for 2023 include RSU and PSU awards. The values for PSUs assumes achievement at the target performance level. At the maximum performance level of 150%, Mr. Lowe would receive $3,186,650, Mr, Carano would receive $524,896, Mr. Data would receive $596,066, Mr. Swann would receive $562,388, and Mr. McClenaghan would receive $562,388. Mr. Reilly did not receive and RSU or PSU award in 2023.
(3)Option Awards reflect the fair-value at time of grant in accordance with Topic 718 to reflect their grant date fair value given vesting requirements. See note 16 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023 for additional information regarding the calculation of these numbers. See the “Grants of Plan-Based Awards” table for more information on these grants.
(4)In 2024, the year in which they received the 2023 bonus payout, the following NEOs deferred the following portions of their bonuses into the 401(k) Plan and the SRSP:

Name	Deferred into 401(k) Plan ($)	Deferred into SRSP ($)
Eugene J. Lowe, III	7,077	106,552
Mark A. Carano	16,662	—
J. Randall Data	20,027	—
John W. Swann, III	6,362	25,200
Sean McClenaghan	14,055	—
Michael A. Reilly	—	—
(5)All Other Compensation for 2023 for NEOs is outlined in the table below:

Name	Financial Planning ($)	Executive Physical ($)	Matching Gift ($)(a)	Company Aircraft Personal Use ($)(b)	Group Term Life (>50k) ($)	Retirement Savings Plan Match ($)	Supplemental Retirement Savings Plan Match ($)(c)	Other Benefits ($)(d)	Total ($)
Eugene J. Lowe, III	1,100	2,236	10,000	190	—	16,500	96,745	358	127,129
Mark A. Carano	10,685	4,131	—	—	1,858	12,646	—	—	29,320
J. Randall Data	13,685	5,236	—	—	3,777	16,500	21,904	—	61,102
John W. Swann, III	6,043	2,701	4,540	—	4,750	16,500	33,405	—	67,939
Sean McClenaghan	2,195	—	—	—	4,076	16,500	—	—	22,771
Michael A. Reilly	—	—	—	—	996	16,500	6,057	—	23,553
(a)We will make matching donations for charitable contributions made by employees up to a total of $5,000 per annum. We will make matching donations for executive officers up to a total of $10,000. Amounts represented are the matching contributions for 2023.
(b)Represents guest travel accompanying executive officer on business travel. Values reflects the incremental costs (e.g., food and beverage).
(c)Represents matching contributions made by the employer to the SRSP during the plan year.
(d)Represents a $200 15-year service award gift card which includes a tax gross up.
(6)Mr. Carano joined the Company in January 2023. To offset the loss of a portion of the incentive compensation under his prior employment arrangement, in connection with the commencement of his employment with the Company, Mr. Carano received a sign-on bonus of $100,000. Mr. Carano was obligated to repay the full amount of the sign-on bonus if he voluntarily terminated his employment with the Company or his employment was terminated by the Company for cause within 12 months of the payment date. The repayment obligation continues for the subsequent 12-month period upon a termination of employment under these circumstances, with the amount being ratably reduced for each month of his continued employment unless he fails to repay such amount upon the Company’s demand, in which case the full amount of the sign-on bonus is required to be repaid. The full amount of the sign-on bonus is included as “Bonus” for 2023.
(7)Mr. McClenaghan joined the Company in September 2022 as President, Global Cooling and was appointed as Segment President, HVAC in January 2024. He received $125,000 in 2023 as the final installment of his sign-on bonus.
(8)Mr. Reilly was appointed as Chief Financial Officer & Treasurer on an interim basis in September 2022 upon the resignation of the Company’s prior Chief Financial Officer and Treasurer and ceased serving in those capacities on January 3, 2023 upon the appointment and commencement of service of Mr. Carano as Chief Financial Officer, Vice President and Treasurer. Mr. Reilly continued to serve as Chief Accounting Officer and VP, Finance until his retirement on April 7, 2023. In light of his pending retirement, Mr. Reilly was awarded a cash bonus in lieu of an annual equity grant in recognition of his service as interim Chief Financial Officer & Treasurer.

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CEO Employment Agreement
The above benefits for Mr. Lowe are provided pursuant to the terms of his employment agreement. His employment agreement provides for annual base salary levels, annual incentive compensation opportunity, severance entitlements, and allowance amounts for annual income tax return preparation and financial planning. The initial term of Mr. Lowe’s employment agreement expired on December 31, 2017, and the agreement automatically renews in additional subsequent one year-long terms unless at least 180 days prior to the expiration of any subsequent extended term one of the parties provides the other party with a written notice of non-renewal.
See “Compensation Discussion and Analysis,” beginning on page 24, for further discussion and explanation of each element of compensation.

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GRANTS OF PLAN-BASED AWARDS
The following table provides information regarding equity and non-equity awards granted to the NEOs in 2023.

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Stock Units (#)(4)	Stock Option Awards (#)(5)	Exercise Price of Stock Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(6)
		Threshold ($)(2)	Target ($)(2)	Maximum ($)(2)	Threshold (#)(3)	Target (#)(3)	Maximum (#)(3)
Eugene J. Lowe, III	3/14/2024	569,250	1,138,500	2,277,000
	3/1/2023				14,619	29,238	43,857				2,124,433
	3/1/2023							14,619			1,051,545
	3/1/2023								33,707	71.93	1,051,658
Mark A. Carano	3/14/2024	175,000	350,000	700,000
	3/1/2023				2,408	4,816	7,224				349,931
	3/1/2023							2,408			173,207
	3/1/2023								5,552	71.93	173,222
	2/1/2023							3,499			263,965
J. Randall Data	3/14/2024	190,617	381,233	762,467
	3/1/2023				2,735	5,469	8,204				397,378
	3/1/2023							2,735			196,729
	3/1/2023								6,305	71.93	196,716
John W. Swann, III	3/14/2024	201,880	403,760	807,520
	3/1/2023				2,580	5,160	7,740				374,926
	3/1/2023							2,580			185,579
	3/1/2023								5,948	71.93	185,578
Sean McClenaghan	3/14/2024	201,880	403,760	807,520
	3/1/2023				2,580	5,160	7,740				374,926
	3/1/2023							2,580			185,579
	3/1/2023								5,948	71.93	185,578
Michael A. Reilly	3/14/2024	30,446	60,892	121,783
	3/1/2023				—	—	—				—
	3/1/2023							—			—
	3/1/2023								—	—	—
(1)The Committee approved the 2023 bonuses to each of the NEOs on February 9, 2024 and the 2023 LTI awards to each of such NEOs on March 1, 2023. The 2023 LTI awards are generally subject to continued service through the applicable performance or vesting period.
(2)Represents the potential payout for 2023 bonuses. Threshold payout is 50% of target and maximum payout is 200% of target. For Mr. Reilly, his bonus target reflects a full-year target subject to proration based on employment termination date. Actual bonus earned for 2023 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

42	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION
(3)Represents the potential payout for the PSUs granted on March 1, 2023. Threshold payout is 50% of target and maximum payout is 150% of target, and is based on the three-year r-TSR versus a peer group within the S&P 600 Capital Goods Index for 2022-2024. Payout is capped at target if the Company TSR is negative. A description of our PSUs is included in the “Long-Term Incentives” section of the CD&A.
(4)Represents the RSU awards for 2023. RSUs are time-based and do not have a performance requirement for vesting. The time-based awards vest 33 1/3 percent per year over three years on March 1, 2024, March 1, 2025, and March 1, 2026. A description of our RSUs is included in the “Long-Term Incentives” section of the CD&A.
(5)Represents the number of Options awarded on the grant date, and vest 33 1/3 percent per year over three years on March 1, 2024 March 1, 2025, and March 1, 2026.
(6)Represents the grant date fair value of each equity-based award based on the Monte-Carlo simulation model valuation technique for PSUs, the closing stock price on the date of grant for RSUs, and a Black-Scholes option-pricing model for stock options. Fair Value is based on Topic 718. See note 16 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023 for the assumptions used in the valuation of these awards. The values reported in this column for the PSUs were calculated at target.

2024 PROXY STATEMENT	43

EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table details the outstanding equity awards held by each of our NEOs at December 31, 2023.

Name	Award Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Option Unexercisable (#)(1)	Number of Securities Underlying Unexercised Option Exercisable (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(3)
Eugene J. Lowe, III	01/02/2015	—	45,776	21.16	01/02/2025
	10/13/2015	—	332,673	12.36	10/13/2025
	03/02/2016	—	186,919	12.85	03/02/2026
	03/01/2017	—	82,405	27.40	03/01/2027
	02/22/2018	—	72,298	32.69	02/22/2028
	02/21/2019	—	77,463	36.51	02/21/2029
	02/20/2020	—	53,465	50.09	02/20/2030
	03/01/2021					5,983	(4a)	604,343	—		—
	03/01/2021					35,894		3,625,653	48,816	(4b)	4,930,888
	03/01/2021	15,431	30,860	58.34	03/01/2031
	03/01/2022					38,979		3,937,269	58,469	(5b)	5,905,903
	03/01/2022					12,993	(5a)	1,312,423	—		—
	03/01/2022	32,919	16,459	48.97	03/01/2032
	03/01/2023		—			29,238		2,953,330	30,992	(6b)	3,130,530
	03/01/2023		—			14,619	(6a)	1,476,665	—		—
	03/01/2023	33,707	—	71.93	03/01/2033
Mark A. Carano	02/01/2023	3,499	—			3,499	(7)	353,434	—		—
	03/01/2023	4,816	—			4,816		486,464	5,105	(6b)	515,652
	03/01/2023	2,408	—			2,408	(6a)	243,232	—		—
	03/01/2023	5,552	—	71.93	03/01/2033	5,552		161,452	—		—
J. Randall Data	02/20/2020	—	11,959	50.09	02/20/2030
	03/01/2021					1,152	(4a)	116,364	—		—
	03/01/2021					6,910		697,979	9,398	(4b)	949,252
	03/01/2021	2,971	5,940	58.34	03/01/2031
	03/01/2022					7,747		782,524	11,621	(5b)	1,173,787
	03/01/2022					2,583	(5a)	260,909	—		—
	03/01/2022	6,543	3,271	48.97	03/01/2032
	03/01/2023					5,469		552,424	5,797	(6b)	585,569
	03/01/2023					2,735	(6a)	276,262	—		—
	03/01/2023	6,305	—	71.93	03/01/2033

44	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Name	Award Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Option Unexercisable (#)(1)	Number of Securities Underlying Unexercised Option Exercisable (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(3)
John W. Swann, III	02/22/2018	—	12,361	32.69	02/22/2028
	02/21/2019	—	13,556	36.51	02/21/2029
	02/20/2020	—	10,552	50.09	02/20/2030
	03/01/2021					1,047	(4a)	105,757	—		—
	03/01/2021					6,281		634,444	8,542	(4b)	862,844
	03/01/2021	2,701	5,400	58.34	03/01/2031
	03/01/2022					6,821		688,989	10,232	(5b)	1,033,484
	03/01/2022					2,274	(5a)	229,697	—		—
	03/01/2022	5,761	2,880	48.97	03/01/2032
	03/01/2023					5,160		521,212	5,470	(6b)	552,484
	03/01/2023					2,580	(6a)	260,606	—		—
	03/01/2023	5,948	—	71.93	03/01/2033
Sean McClenaghan	10/01/2022					5,922	(8)	598,181	—		—
	10/01/2022	13,724	6,861	55.22	10/01/2032
	03/01/2023					5,160		521,212	5,470	(6b)	552,484
	03/01/2023					2,580	(6a)	260,606	—		—
	03/01/2023	5,948	—	71.93	03/01/2033
Michael A. Reilly	03/01/2021	—	5,628	50.09	02/20/2030
	03/01/2021					3,589		362,525	4,881	(4b)	493,034
	03/01/2021					599	(4a)	60,505	—		—
	03/01/2021	1,543	3,086	58.34	03/01/2031
(1)Unvested Options are subject to satisfaction of vesting criteria for the applicable year. Options vest at the rate of 33 1/3 percent in annual installments over three years beginning on the first anniversary of the grant date. LTI awards are generally subject to continued service through the applicable vesting period.
(2)Based on the closing price of our common stock on the award date adjusted when applicable for the spin-off of SPX FLOW, Inc. on September 26, 2015.
(3)Based on the closing price of our common stock of $101.01 on December 29, 2023, the last trading day of 2023.
(4a)RSUs awarded on March 1, 2021, vest at the rate of 33 1/3 percent each year over three years beginning on the first anniversary of the grant date. LTI awards are generally subject to continued service through the applicable vesting period.
(4b)PSUs awarded on March 1, 2021, become eligible to vest upon Committee certification of achievement, subject to satisfaction of external performance criteria for the three-year performance period. LTI awards are generally subject to continued service through the applicable vesting period. PSUs are capped at target if our TSR is negative. Amount presented assumes achievement at 136% performance level.
(5a)RSUs awarded on March 1, 2022, vest at the rate of 33 1/3 percent each year over three years beginning on the first anniversary of the grant date. LTI awards are generally subject to continued service through the applicable vesting period.
(5b)PSUs awarded on March 1, 2022, become eligible to vest upon Committee certification of achievement, subject to satisfaction of external performance criteria for the three-year performance period. LTI awards are generally subject to continued service through the applicable vesting period. PSUs are capped at target if our TSR is negative. Amount presented assumes achievement at 150% performance level.
(6a)RSUs awarded on March 1, 2023, vest at the rate of 33 1/3 percent each year over three years beginning on the first anniversary of the grant date. LTI awards are generally subject to continued service through the applicable vesting period.
(6b)PSUs awarded on March 1, 2023, become eligible to vest upon Committee certification of achievement, subject to satisfaction of external performance criteria for the three-year performance period. LTI awards are generally subject to continued 106% performance level.
(7)RSUs awarded to Mr. Carano on February 1, 2023, vest at the rate of 33 1/3 percent per year, subject to satisfaction of vesting criteria for the applicable year, with vesting dates of February 1, 2024, February 1, 2025, and February 1, 2026. LTI awards are generally subject to continued service through the applicable vesting period.
(8)RSUs awarded to Mr. McClenaghan on October 1, 2022, vest at the rate of 33 1/3 percent per year, subject to satisfaction of vesting criteria for the applicable year, with vesting dates of October 1, 2023, October 1, 2024, and October 1, 2025. LTI awards are generally subject to continued service through the applicable vesting period.

2024 PROXY STATEMENT	45

EXECUTIVE COMPENSATION
OPTION EXERCISES AND STOCK VESTED IN 2023
The following table sets forth options exercised and stock vested for each of our NEOs in 2023.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Eugene J. Lowe, III	—	—	56,617	4,125,815
Mark A. Carano	—	—	—	—
J. Randall Data	32,464	1,173,831	12,316	898,343
John W. Swann, III	—	—	10,896	794,696
Sean McClenaghan	—	—	2,961	241,025
Michael A. Reilly	11,717	443,122	5,245	383,956
(1)Value realized on exercise and value realized on vesting is based on the closing price of our common stock on the New York Stock Exchange on the date of exercise or vesting, as applicable. In connection with the vesting of stock awards, our NEOs surrendered shares to satisfy tax withholding requirements, which reduced the number of shares acquired and actual value they received upon vesting.
NONQUALIFIED DEFERRED COMPENSATION
The following table sets forth information relating to the SPX Supplemental Retirement Savings Plan (“SRSP”) for NEOs in 2023. Other members of senior-level management are also eligible to participate in the SRSP, a nonqualified deferred compensation plan that allows them to make pre-tax deferrals in excess of those permitted by the 401(k) Plan. Eligible executives may defer up to 50% of their base compensation (excluding annual bonuses) and up to 100% of their annual bonuses into the SRSP. Both base compensation and annual bonus deferral elections are made prior to the beginning of the year to which they relate.
A company match is made to the SRSP after the maximum company match has been made under the 401(k) Plan, and the deferrals and match are allocated to the fund(s) under the SRSP as selected by the participant.
In general, “eligible compensation” for purposes of the SRSP is the amount reported as wages on a participant’s Form W-2, (1) increased by (a) amounts contributed by the participant to the 401(k) Plan and the SPX Flexible Spending Account Plans, and (b) vacation and holiday pay paid after termination of employment; and (2) decreased by (a) reimbursements or other expense allowances, (b) fringe benefits (cash and non-cash), (c) moving expenses, (d) welfare benefits (provided that short-term disability payments are included and long-term disability payments are excluded), (e) employer-provided automobiles, mileage reimbursements, and car allowances for which no documentation is required, taxable and non-taxable tuition reimbursements, the taxable value of physical examinations, and group term life insurance coverage in excess of $50,000, (f) pay in lieu of notice, (g) deferred compensation, (h) the value of restricted shares and other equity awards, and (i) severance pay paid after termination of employment.
All matching contributions into the SRSP are made in cash and invested according to the participant’s elections. All participant and matching contributions vest immediately. There is no minimum holding period. The SRSP is unfunded and earnings are credited on account balances based on participant direction within the similar investment choices available in the 401(k) Plan. All returns in the SRSP and the 401(k) Plan are at market rates. In-service distributions are not allowed under the SRSP. All amounts deferred under the SRSP after 2009 will be paid in a lump-sum payment six months following termination of employment. Participants may elect to receive their pre-2009 accounts in a lump sum, annual installments (two to ten years), or monthly installments (up to 120 months) upon separation from service, on a date that is a specified number of months after retirement or separation from service, or on a specified date following separation from service (no later than attainment of age 70 1/2).

46	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Eugene J. Lowe, III	107,494	96,745	420,349	—	2,095,784
Mark A. Carano	—	—	—	—	—
J. Randall Data	26,285	21,904	101,205	—	515,425
John W. Swann, III	40,086	33,405	157,349	—	1,162,438
Sean McClenaghan	—	—	—	—	—
Michael A. Reilly	7,269	6,057	—	(1,460,222)	—
(1)Contributions to the SRSP consisted of deferrals from 2023 base salary and 2022 bonus payout.

Name	2023 Salary ($)	2022 Non-Equity Incentive Plan Compensation ($)
Eugene J. Lowe, III	41,663	65,831
Mark A. Carano	—	—
J. Randall Data	26,285	—
John W. Swann, III	27,875	12,211
Sean McClenaghan	—	—
Michael A. Reilly	3,123	4,146
(2)Represents matching amounts contributed by SPX to the SRSP. These amounts have been included in the All Other Compensation column of the Summary Compensation Table.
(3)Aggregate earnings under the SRSP are not above market and, accordingly, are not included in the Summary Compensation Table.

2024 PROXY STATEMENT	47

EXECUTIVE COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
Our NEOs who are currently employees are covered by change-in-control agreements, severance agreements, and stock plan award agreements governing compensation in the event of a termination of employment or a change in control of our Company. In addition, we have entered into an employment agreement with Mr. Lowe in lieu of a severance agreement. The following tables set forth the expected benefits to be received by each current NEO in the event of their termination resulting from various scenarios, assuming a termination date of December 31, 2023 and a stock price of $101.01, our closing stock price on December 29, 2023 the last trading day of fiscal 2023. Assumptions and explanations of the numbers set forth in the tables below are set forth in the footnotes to, and in additional text following, the tables.

Eugene J. Lowe, III	(a) Voluntary Resignation or (b) Involuntary Termination for Cause ($)	Disability ($)	Death Pre-retirement ($)	Involuntary Without Cause/ Voluntary Resignation for Good Reason ($)	Termination Following Change in Control ($)
Salary	—	—	—	2,070,000 (1)	3,105,000 (2)
Bonus	—	1,138,500 (3)	1,138,500 (3)	4,554,000 (4)	6,831,000 (5)
Value of Accelerated Equity	—	17,261,429 (6)	17,261,429 (6)	13,488,886 (7)	17,261,429 (6)
All Other Compensation	134,615	135,615 (8)	134,615 (8)	271,556 (9)	315,027 (10)
Total	134,615	18,534,544	18,534,544	20,384,422	27,512,456

Mark A. Carano	(a) Voluntary Resignation or (b) Involuntary Termination for Cause ($)	Disability ($)	Death Pre-retirement ($)	Involuntary Without Cause/ Voluntary Resignation for Good Reason ($)	Termination Following Change in Control ($)
Salary	—	—	—	500,000 (11)	1,000,000 (1)
Bonus	—	350,000 (3)	350,000 (3)	700,000 (12)	1,400,000 (4)
Value of Accelerated Equity	—	1,841,248 (6)	1,841,248 (6)	53,827 (7)	1,841,248 (6)
All Other Compensation	52,044	52,044 (8)	52,044 (8)	102,423 (13)	117,802 (14)
Total	52,044	2,243,292	2,243,292	1,356,250	4,359,050

J. Randall Data	(a) Voluntary Resignation or (b) Involuntary Termination for Cause ($)	Disability ($)	Death Pre-retirement ($)	Involuntary Without Cause/ Voluntary Resignation for Good Reason ($)	Termination Following Change in Control ($)
Salary	—	—	—	544,619 (11)	1,089,238 (1)
Bonus	—	381,233 (3)	381,233 (3)	762,467 (12)	1,524,933 (4)
Value of Accelerated Equity	—	3,337,082 (6)	3,337,082 (6)	1,394,846 (7)	3,337,082 (6)
All Other Compensation	31,458	31,458 (8)	31,458 (8)	106,401 (13)	146,345 (14)
Total	31,458	3,749,773	3,749,773	2,808,333	6,097,598

48	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

John W. Swann, III	(a) Voluntary Resignation or (b) Involuntary Termination for Cause ($)	Disability ($)	Death Pre-retirement ($)	Involuntary Without Cause/ Voluntary Resignation for Good Reason ($)	Termination Following Change in Control ($)
Salary	—	—	—	576,800 (11)	1,153,600 (1)
Bonus	—	403,760 (3)	403,760 (3)	654,071 (12)	1,308,141 (4)
Value of Accelerated Equity	—	3,028,727 (6)	3,028,727 (6)	1,264,668 (7)	3,028,727 (6)
All Other Compensation	70,996	70,996 (8)	70,996 (8)	138,440 (13)	170,884 (14)
Total	70,996	3,503,483	3,503,483	2,633,979	5,661,352

Sean McClenaghan	(a) Voluntary Resignation or (b) Involuntary Termination for Cause ($)	Disability ($)	Death Pre-retirement ($)	Involuntary Without Cause/ Voluntary Resignation for Good Reason ($)	Termination Following Change in Control ($)
Salary	—	—	—	576,800 (11)	1,153,600 (1)
Bonus	—	403,760 (3)	403,760 (3)	792,207 (12)	1,584,415 (4)
Value of Accelerated Equity	—	2,181,389 (6)	2,181,389 (6)	757,837 (7)	2,181,389 (6)
All Other Compensation	4,860	4,860 (8)	4,860 (8)	73,666 (13)	107,473 (14)
Total	4,860	2,590,009	2,590,009	2,200,510	5,026,877
(1)Two times current base salary.
(2)Three times current base salary.
(3)Reflects annual bonus, which is equal to a pro-rated portion of the highest of actual bonus for year preceding termination or current-year target bonus.
(4)Two times annual bonus, which is equal to the highest of actual bonus for year preceding termination or current-year target bonus plus the amount, if any, that the bonus that would have been paid to the executive for the bonus plan year in which such termination of employment occurs, based on the performance level actually attained, exceeds the amount payable under the highest of prior actual or current target bonus.
(5)Three times annual bonus, which is equal to the highest of actual bonus for year preceding termination or current year target bonus plus the amount, if any, that the bonus that would have been paid to the executive for the bonus plan year in which such termination of employment occurs, based on the performance level actually attained, exceeds the amount payable under the highest of prior actual or current target bonus.
(6)Represents the accelerated vesting of all unvested PSUs (at assumed target performance level), RSUs, and Options.
(7)Represents the accelerated vesting of all unvested PSUs (at assumed target performance level), RSUs, and Options, which would have otherwise vested within two years of termination for Mr. Lowe and within one year for Mr. Carano, Mr. Data, Mr. Swann, and Mr. McClenaghan.
(8)Other compensation includes a payout, in lieu of unused vacation accrued through December 2023, as a result of a change in paid time-off policies affecting all relevant employees, which change was adopted in December 2022.
(9)Sum of other compensation for Mr. Lowe includes:
•Payout in lieu of unused vacation accrued through December 2023 as a result of a change in paid time-off policies affecting all relevant employees, which change was adopted in December 2022.
•Maximum outplacement benefit for involuntary termination of $50,000.
•The Company will reimburse premiums paid over benefit continuation period. Value shown represents group term life imputed income in year preceding termination.
•The Company cost of health and welfare benefit continuation for 2 years.
•The value of perquisites (annual physical, financial planning, and tax preparation) on the same basis as the executive was receiving in the year preceding termination for 2 years.
(10)Sum of other compensation for Mr. Lowe includes:
•Payout in lieu of unused vacation accrued through December 2023 as a result of a change in paid time-off policies affecting all relevant employees, which change was adopted in December 2022.
•Maximum outplacement benefit for involuntary termination of $50,000.
•The Company will reimburse premiums paid over benefit continuation period. Value shown represents group term life imputed income in year preceding termination.
•The full cost of health and welfare and vision benefit continuation for 3 years.
•The value of perquisites (annual physical, financial planning, and tax preparation) on the same basis as the executive was receiving in the year preceding termination for 3 years.

2024 PROXY STATEMENT	49

EXECUTIVE COMPENSATION
(11)One times current base salary.
(12)One times annual bonus, which is equal to the highest of actual bonus for year preceding termination or current year target bonus plus the amount, if any, that the bonus that would have been paid to the executive for the bonus plan year in which such termination of employment occurs, based on the performance level actually attained, exceeds the amount payable under the highest of prior actual or current target bonus.
(13)Sum of other compensation for Mr. Carano, Mr. Data, Mr. Swann, and Mr. McClenaghan includes:
•Payout in lieu of unused vacation accrued through December 2023 as a result of a change in paid time-off policies affecting all relevant employees, which change was adopted in December 2022.
•Maximum outplacement benefit for involuntary termination of $35,000.
•The Company will reimburse premiums paid over benefit continuation period. Value shown represents group term life imputed income in year preceding termination.
•The Company cost of health and welfare benefit continuation for 1 year.
•The value of perquisites (annual physical, financial planning, and tax preparation) on the same basis as the executive was receiving in the year preceding termination for 1 year.
(14)Sum of other compensation for Mr. Carano, Mr. Data, Mr. Swann, and Mr. McClenaghan includes:
•Payout in lieu of unused vacation accrued through December 2023 as a result of a change in paid time-off policies affecting all relevant employees, which change was adopted in December 2022.
•Maximum outplacement benefit for involuntary termination of $35,000.
•The Company will reimburse premiums paid over benefit continuation period. Value shown represents group term life imputed income in year preceding termination.
•The full cost of health and welfare and vision benefit continuation for 2 years.
•The value of perquisites (annual physical, financial planning, and tax preparation) on the same basis as the executive was receiving in the year preceding termination for 2 years.
CEO Pay Ratio

SEC rules require that we present a ratio of the total compensation of our CEO for 2023 to the total compensation received for 2023 by an identified median-compensated employee. These rules do not prescribe a particular method for identifying the median-compensated employee and permit companies to use reasonable methods for determining the median-compensated employee for the basis of presenting this ratio.
The 2023 annual total compensation for the identified median-compensated employee was $59,873 and the annual total compensation of our CEO was $7,658,614. Based on this information, for 2023 the ratio of the annual total compensation of our CEO to that of the identified median-compensated employee was 127.9 to 1.
To identify the median-compensated employee in 2023, we conducted a full analysis of our total employee population as of December 31, 2023, without the use of statistical sampling. We determined our median-compensated employee using “total compensation” paid during the full year 2023. “Total compensation” for this purpose consisted of gross wages which included base wages, overtime, shift differential, incentives, paid time off, and perquisites, as applicable. We did not annualize gross wages for employees who were not employed for the full year in 2023. For those employees located outside of the US, currencies were converted to US Dollars using the posted Bloomberg market rates as of December 21, 2023. In determining the pay ratio for 2024, we calculated the total compensation of the median-compensated employee using the same method used in calculating the total compensation of our CEO, as reported in the Summary Compensation Table on page 39.
This pay ratio is a reasonable estimate calculated in a manner consistent with the applicable SEC rules using the data and method summarized above. As noted above, SEC rules for identifying the median-compensated employee allow companies to adopt a variety of methods to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the median employee compensation amount and CEO pay ratio reported by other companies may not be comparable to the amount and ratio reported above.

50	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION
Pay Versus Performance

In accordance with rules adopted by the Securities and Exchange Commission (“SEC”) pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive “Compensation Actually Paid” calculated in a manner prescribed by applicable SEC Rules and certain Company performance for the fiscal years listed below. As identified in the footnotes to the table, the determination of Compensation Actually Paid includes adjustments to reflect, among other things, period-to-period changes in the value of unvested equity awards. Accordingly, such amounts do not reflect the value of compensation actually delivered to, or received by, our executive officers in the period reported in the table, as the amount of actual compensation received by any executive officers depends on whether the executive officer satisfies the conditions for vesting of any such award, the extent to which performance conditions for performance-based awards are satisfied, and the value of our common stock on the date such awards vest (or, with respect to options, on the date that vested options are exercised). You should refer to “Compensation Discussion & Analysis” for a complete description of how executive compensation relates to Company performance and how the Compensation Committee makes its decisions.

Year (a)	Summary Compensation Table Total for PEO (b)	Compensation Actually Paid to PEO(1)(2) (c)	Average Summary Compensation Table Total for Non-PEO NEOs(3) (d)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) (e)	Value of Initial Fixed $100 Investment Based On:		Net Income (in millions) (h)	Adj. Operating Income (in millions)(5) (h)
					SPX Technologies, Inc. (f)	S&P 1500 Industrials (Sector)(4) (g)
2023	$7,658,614	$17,411,369	$1,831,612	$2,960,366	$199	$154	$90	$271
2022	$6,584,075	$9,382,695	$1,455,245	$1,358,069	$129	$128	$—	$194
2021	$6,517,485	$6,074,728	$1,808,368	$1,622,435	$117	$136	$425	$143
2020	$6,117,525	$6,888,767	$1,530,729	$1,680,617	$107	$112	$99	$183
(1)Deductions from, and additions to, total compensation in the Summary Compensation Table by year to calculate Compensation Actually Paid include:

2024 PROXY STATEMENT	51

EXECUTIVE COMPENSATION

	2023		2022		2021		2020
	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Total Compensation from Summary Compensation Table	$7,658,614	$1,831,612	$6,584,075	$1,455,245	$6,517,485	$1,808,368	$6,117,525	$1,530,729
Adjustments for Pension
Adjustment for Summary Compensation Table Pension	$0	$0	$0	$0	$0	$0	$0	$0
Amount added for current year service cost	$0	$0	$0	$0	$0	$0	$0	$0
Amount added for prior service cost impacting current year	$0	$0	$0	$0	$0	$0	$0	$0
Total Adjustments for Pension	$0	$0	$0	$0	$0	$0	$0	$0
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	$(4,227,636)	$(648,663)	$(3,891,715)	$(665,163)	$(4,332,553)	$(736,534)	$(3,793,348)	$(658,566)
Year-end fair value of unvested awards granted in the current year	$6,666,643	$1,010,323	$6,166,741	$706,347	$4,007,180	$581,044	$4,353,984	$771,638
Year-over-year difference of year-end fair values for unvested awards granted in prior years	$6,617,856	$672,711	$1,504,739	$152,179	$(266,937)	$(16,655)	$664,368	$99,208
Fair values at vest date for awards granted and vested in current year	$0	$0	$0	$0	$0	$15,204	$0	$0
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	$695,892	$94,384	$(981,146)	$(97,875)	$149,554	$16,606	$(453,762)	$(62,391)
Forfeitures during current year equal to prior year-end fair value	$0	$0	$0	$(192,664)	$0	$(45,598)	$0	$0
Dividends or dividend equivalents not otherwise included in the total compensation	$0	$0	$0	$0	$0	$0	$0	$0
Total Adjustments for Equity Awards	$9,752,755	$1,128,755	$2,798,620	$(97,176)	$(442,757)	$(185,932)	$771,242	$149,888
Compensation Actually Paid (as calculated)	$17,411,369	$2,960,366	$9,382,695	$1,358,069	$6,074,728	$1,622,435	$6,888,767	$1,680,617
(2)Equity valuations assumptions for calculating Compensation Actually Paid are not materially different from grant date valuation assumptions.
(3)Non-CEO NEOs reflected the average Summary Compensation Table total compensation and average Compensation Actually Paid for the following executives by year
•2023: Michael Reilly, Randall Data, John Swann, Sean McClenaghan, Mark Carano
•2022: Michael Reilly, Randall Data, John Swann, Sean McClenaghan, James Harris
•2021: Randall Data, John Swann, James Harris, Brian Mason, John Nurkin
•2020: Randall Data, John Swann, James Harris, Brian Mason, Scott Sproule
(4)The peer group comprises the component companies of the S&P 1500 Industrials Index. In the 2023 proxy statement, the peer TSR values were presented incorrectly. Peer TSR values were derived using the S&P 1500 Industrials price return index, instead of a dividend adjusted gross return value. The 2020, 2021 and 2022 values are restated above using the correct TSR calculation methodology. In last year’s proxy statement, peer TSR was presented as $110, 132 and $122 for 2020, 2021 and 2022.
(5)Please refer to Appendix E in this proxy statement for a reconciliation of GAAP to non-GAAP Adjusted Operating Income.

52	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION
TABULAR LIST OF FINANCIAL PERFORMANCE MEASURES
In our assessment, the most important financial performance measures used to link Compensation Actually Paid of our NEOs in 2023 to our performance were:
•adjusted operating income,
•adjusted free cash flow,
•revenue, and
•relative total shareholder return.
PAY VERSUS PERFORMANCE: GRAPHICAL DESCRIPTION
The illustrations below provide a graphical description of Compensation Actually Paid and the following measures:
•the Company’s cumulative TSR and the Peer Group’s cumulative TSR;
•the Company’s net income; and
•the Company selected measure, which for SPX is adjusted operating income.
Compensation Actually Paid and Cumulative TSR / Cumulative TSR of Peer
PEO and Avg. Other NEO CAP vs. SPX and Peer TSR

2024 PROXY STATEMENT	53

EXECUTIVE COMPENSATION
Compensation Actually Paid and Net Income
PEO and Avg. Other NEO CAP vs. Net Income
Compensation Actually Paid and Adjusted Operating Income
PEO and Avg. Non-PEO NEO CAP vs. Adj. Operating Income

54	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION
Equity Compensation Plan Information

The following table provides information, as of December 31, 2023, about SPX common stock that may be issued upon the exercise of options and rights under all our existing equity compensation plans, each of which was approved by our stockholders. This plans includes the 2019 Stock Compensation.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved By Stockholders	1,730,741	30.70	3,596,925
Total	1,730,741	30.70	3,596,925
(1)Comprised of 1,221,172 shares issuable upon the exercise of outstanding Options and 509,569 shares issuable pursuant to RSUs and PSUs (at maximum performance levels).
(2)Excludes RSUs and PSUs.

2024 PROXY STATEMENT	55

PROPOSAL 2: APPROVAL OF NAMED EXECUTIVE OFFICERS’ COMPENSATION, ON A NON-BINDING ADVISORY BASIS (“SAY-ON-PAY”)
We are asking our stockholders to cast an advisory vote at our Annual Meeting to approve the compensation of our NEOs, as disclosed in this Proxy Statement.
Although the vote is non-binding, the Committee and the Board value your opinion and will consider the outcome of the vote in revising our compensation philosophy and making future compensation decisions.
We intend to seek approval of our executive compensation on an annual basis.
WHY YOU SHOULD APPROVE OUR NEO COMPENSATION
During 2023, we continued to focus on our commitment to having an executive compensation program that is aligned with stockholder interests and our goal of sustaining our meaningful pay-for-performance culture.
Our executive compensation and executive compensation program are more fully described in the “Compensation Discussion and Analysis,” beginning on page 24, and in the “Summary Compensation Table” and subsequent tables, beginning on page 39.
OVERVIEW
Key Components of Our Compensation Program

Base Salary We target base salary for NEOs in line with the market median and our peer companies for established performers.	Change in Control Provisions We have double trigger provisions in the event of a change in control.

Annual Incentive We focus annual bonus pay based on operating income, cash flow, and revenue goals.	No Pledging or Hedging We do not permit officer or director hedging or pledging of our common stock.

Long-term Incentives We target long-term pay based 50% performance stock units, 25% on stock options, and 25% on restricted stock units.	Benefits and Perquisites We have no NEO participation in defined benefit pension plans or retiree medical benefits.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE NAMED EXECUTIVE OFFICERS’ COMPENSATION, ON A NON-BINDING ADVISORY BASIS (“SAY-ON-PAY)

56	2024 PROXY STATEMENT

PROPOSAL 3: APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE ANNUAL ELECTION OF THE BOARD OF DIRECTORS
Our Board has voted unanimously to approve, and has recommended that our stockholders approve, an amendment to our Certificate of Incorporation to eliminate the classification of the Board of Directors into classes serving staggered, three-year terms and to provide for the annual election of the Board of Directors. We refer to this proposed amendment to our Certificate of Incorporation as the “Board Declassification Amendment.”
THE PROPOSED AMENDMENT
Article EIGHTH of our Certificate of Incorporation currently requires that the directors are classified, with respect to the time they hold office, into three classes of approximately equal number, and serving a term of three years. The election of each class is staggered so that only one of the classes stands for re-election at each annual meeting of stockholders.
The Board Declassification Amendment provides for a phased transition from the current classified Board of Directors. If Board Declassification Amendment is approved by our stockholders at the Annual Meeting and is effected, then each director will complete the term for which he or she has already been elected by the stockholders and the class of directors up for election at the Annual Meeting will be the last class of directors elected for three-year terms. At the 2025 annual meeting of stockholders, the successors of the class of directors whose terms expire at that meeting would be elected to hold office for a term expiring at the 2027 annual meeting of stockholders (a two-year term, rather than a three-year term). Commencing with the 2026 annual meeting of stockholders, directors then up for election at an annual meeting would be elected for one-year terms expiring at the next succeeding annual meeting. Accordingly, commencing with the 2027 annual meeting of stockholders, directors would no longer be divided into classes, with the terms of all directors, including directors elected at the Annual Meeting and at the 2025 and the 2026 annual meetings of stockholders, expiring at the 2027 annual meeting.
Article EIGHTH of our Certificate of Incorporation currently provides that directors may be removed by the stockholders only for cause. Under Delaware law, such a provision is effective only if the Board of Directors is classified. Accordingly, the Board Declassification Amendment includes a conforming change to this provision to provide that the limitation that directors may be removed by the stockholders “only for cause” shall apply only for so long as the Board of Directors is divided into classes. Accordingly, if the Board Declassification Amendment is approved by the stockholders, this limitation would cease to apply commencing with the 2027 annual meeting of stockholders. The Board Declassification Amendment does not change the required stockholder vote necessary to remove directors, which would continue to be the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.
Article III, Section 1 of the Company’s By-Laws provides for the classification of the Board of Directors into three classes, with directors serving staggered three-year terms. In general, our Certificate of Incorporation and By-Laws permit the By-Laws to be amended by the Board of Directors, with exceptions for certain specified provisions of the By-Laws, which may be amended only by the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Company entitled to vote generally in the election of directors, voting together as a single class. Article EIGHTH of our Certificate of Incorporation provides that Article III, Section 1 of the By-Laws may be amended only by such a vote of the stockholders. Accordingly, and to permit the Board of Directors to make conforming amendments to this provision of the By-Laws following the effectiveness of the Board Declassification Amendment, the Board Declassification Amendment includes removing Article III, Section 1 from the list of provisions of the Company’s By-Laws that may be amended only by such a vote of the stockholders. If the Board Declassification Amendment is approved by the stockholders, the Board intends, following the effectiveness of the Board Declassification Amendment, to amend Article III, Section 1 of the By-Laws to conform that provision to the phased transition to annual elections of the Board of Directors included in the Board Declassification Amendment and following the 2027 annual meeting of stockholders to further provide for the election of the Board of Directors solely on an annual basis. If the Board Declassification Amendment is approved by the Stockholders at the Annual Meeting and is effected, the Board of Directors could effect other amendments to Article III, Section 1 of the Company’s By-Laws without supermajority stockholder approval.

2024 PROXY STATEMENT	57

PROPOSAL THREE
The text of the Board Declassification Amendment is attached as Appendix A to this proxy statement and is marked to show the proposed deletions (by strikethrough) and insertions (by underlining) necessary to effectuate the Board Declassification Amendment. The foregoing general description of the Board Declassification Amendment is qualified in its entirety by reference to Appendix A.
REASONS FOR THE AMENDMENT
In early 2023, as part of its consideration of our corporate governance practices, taking into account conversations with certain of our stockholders, the Board began evaluating an amendment to our Certificate of Incorporation to effect a phased de-classification of the Board of Directors. In the proxy statement for our 2023 annual meeting of stockholders, we noted that the Board was contemplating presenting such a proposal to the stockholders for approval at the 2024 Annual Meeting. The Board determined to propose the Board Declassification Amendment following consideration of a number of factors and the input of certain stockholders in favor of such an amendment to our Certificate of Incorporation. Factors considered by the Board include:
•the view of stockholders who believe that classified boards reduce the accountability of directors to stockholders because stockholders are unable to evaluate and consider all directors for election on an annual basis;
•the evolution of corporate governance practices since the Company's adoption of a classified board structure, with stockholders and other stakeholders now generally supporting annual election of directors;
•the benefits of retaining a classified board structure, which may promote stockholder value by providing continuity and stability in the management of the business and affairs of the Company, as a majority of the Board of Directors always has prior experience as directors of the Company; and
•that a classified board structure may enhance stockholder value by forcing an entity seeking control of the Company to initiate arm’s-length discussions with the Board of Directors (since the entire Board of Directors cannot be replaced in a single election) and whether the Company would have appropriate other safeguards to protect the interests of all stockholders and discourage a would-be acquirer from proceeding with a proposal that undervalues the Company or is opportunistic, which safeguards include other provisions of our Certificate of Incorporation and By-Laws, as well as certain provisions of Delaware law.
After careful consideration of the issue, and upon the unanimous recommendation of the Governance & Sustainability Committee, the Board has determined that it would be in the best interests of the Company and our stockholders to amend Article EIGHTH of our Certificate of Incorporation to eliminate classification of the Board, to provide for the annual election of the Board of Directors as set forth in the Board Declassification Amendment and to permit subsequent conforming amendments to the By-Laws without supermajority stockholder approval.
ADDITIONAL INFORMATION
Our Certificate of Incorporation provides that the affirmative vote of the holders of at least 80% of the voting power of all outstanding shares entitled to vote generally in the election of directors is required to approve the Board Declassification Amendment. If a stockholder abstains from voting or directs the stockholder's proxy to abstain from voting on the proposal to approve the Board Declassification Amendment, the abstention has the same effect as a vote against this proposal. Shares of voting stock of the Company resulting in broker non-votes, if any, also have the same effect as a vote against this proposal.
If our stockholders approve the Board Declassification Amendment, the changes to our Certificate of Incorporation described in this section will become legally effective upon the filing of a certificate of amendment reflecting the Board Declassification Amendment with the Secretary of State of the State of Delaware, which filing is expected to occur shortly following the Annual Meeting. If our stockholders do not approve the Board Declassification Amendment, the changes described in this section will not be made. In particular, the Board will remain classified, directors will remain removable by our stockholders only for cause, and the supermajority stockholder voting standard currently applicable to amendments to Article III, Section 1 of the Company’s By-Laws will remain effective. The approval of the Board Declassification Amendment is not conditioned upon approval by the stockholders of any of the other proposed amendments to our Certificate of Incorporation described in this proxy statement. If the Board Declassification Amendment is approved by the stockholders, the Company intends to effect this amendment even if the stockholders fail to approve the other proposed amendments to our Certificate of Incorporation described in this proxy statement.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE BOARD DECLASSIFICATION AMENDMENT.

58	2024 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO PROVIDE FOR EXCULPATION OF CERTAIN OFFICERS AS PERMITTED BY RECENT AMENDMENTS TO DELAWARE LAW
Our Board has voted unanimously to approve, and has recommended that our stockholders approve, an amendment to our Certificate of Incorporation to provide for exculpation of certain officers of the Company for monetary liability for breach of the fiduciary duty of care as permitted by recent amendments to Delaware law. We refer to this proposed amendment to our Certificate of Incorporation as the “Officer Exculpation Amendment.”
THE PROPOSED AMENDMENT
Effective August 1, 2022, Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) was amended to authorize corporations to adopt a provision in their certificate of incorporation to eliminate or limit monetary liability of certain corporate officers for breach of the fiduciary duty of care. Previously, the DGCL allowed exculpation of only directors for breach of the fiduciary duty of care. As amended, Section 102(b)(7) of the DGCL authorizes corporations to provide for exculpation of the following officers: (i) the corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer, (ii) “named executive officers” identified in the corporation’s SEC filings, and (iii) other individuals who have agreed to be identified as officers of the corporation.
Section 102(b)(7) of the DGCL permits, and the Officer Exculpation Amendment would permit, the exculpation of certain officers only in connection with direct claims brought by stockholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders in the name of the Company. In addition, as is currently the case with directors under our Certificate of Incorporation, the Officer Exculpation Amendment would not limit the liability of officers for any breach of the duty of loyalty to the Company or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law and any transaction from which the officer derived an improper personal benefit. The protections afforded to officers under Section 102(b)(7) of the DGCL are limited to monetary damages only. Accordingly, claims against officers for equitable relief would be available under Section 102(b)(7) of the DGCL.
Section (a) of Article THIRTEENTH of our Certificate of Incorporation currently provides for the exculpation of directors, but does not include a provision that allows for the exculpation of officers. At the Annual Meeting, the stockholders will be requested to approve the Officer Exculpation Amendment, which would amend Section (a) of Article THIRTEENTH of our Certificate of Incorporation by adding a provision to extend the exculpation provision to certain of our officers as permitted by the DGCL, as now in effect or as it may be subsequently amended. The Officer Exculpation Amendment further provides that any repeal or modification of Section (a) of Article THIRTEENTH by the stockholders of the Company would not adversely affect any right or protection of any such officer existing at the time of such repeal or modification.
The text of the Officer Exculpation Amendment is attached as Appendix B to this proxy statement and is marked to show the proposed deletions (by strikethrough) and insertions (by underlining) necessary to effectuate the Officer Exculpation Amendment. The foregoing general description of the Officer Exculpation Amendment is qualified in its entirety by reference to Appendix B.
REASONS FOR THE AMENDMENT
The Board believes it is important to provide protection from certain monetary liabilities and expenses that may discourage prospective or current officers from accepting or continuing service with the Company. As with directors, officers frequently must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight. This is especially the case in the current litigious environment where stockholder plaintiffs have employed a tactic of bringing certain claims against officers, that would otherwise be exculpated if brought against directors, to avoid dismissal of such claims. The Officer Exculpation Amendment would align the protections for our officers with those protections currently afforded to our directors.

2024 PROXY STATEMENT	59

PROPOSAL FOUR
In addition, the Board believes the Officer Exculpation Amendment would better position the Company to attract top officer candidates. In the absence of this exculpatory protection, qualified individuals might be deterred from serving as officers of the Company due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. Numerous Delaware corporations have amended their certificates of incorporation to include similar officer exculpation provisions since the enactment of the amendments to Section 102(b)(7) of the DGCL, and we expect our peers that are Delaware corporations may adopt similar officer exculpation provisions. Failing to adopt the Officer Exculpation Amendment could impact our recruitment and retention of exceptional officer candidates who conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company.
The Board also took into account the narrow class and type of claims from which such officers would be exculpated from liability pursuant to Section 102(b)(7) of the DGCL, the limited number of our officers that would be impacted, and the benefits the Board believes would accrue to the Company by providing exculpation in accordance with Section 102(b)(7) of the DGCL, including the ability to further enable our officers to best exercise their business judgment in furtherance of stockholder interests.
After careful consideration of the issue, and upon the unanimous recommendation of the Governance & Sustainability Committee, the Board has determined that it would be in the best interests of the Company and our stockholders to amend Section (a) of Article THIRTEENTH of our Certificate of Incorporation to provide for exculpation of certain officers of the Company as permitted by recent amendments to the DGCL as set forth in the Officer Exculpation Amendment.
ADDITIONAL INFORMATION
Under the DGCL, the affirmative vote of the holders of a majority of the outstanding shares of our voting stock is required to approve the Officer Exculpation Amendment. If a stockholder abstains from voting or directs the stockholder's proxy to abstain from voting on the proposal to approve the Officer Exculpation Amendment, the abstention has the same effect as a vote against this proposal. Shares of voting stock of the Company resulting in broker non-votes, if any, also have the same effect as a vote against this proposal.
If our stockholders approve the Officer Exculpation Amendment, the changes described in this section will become legally effective upon the filing with the Secretary of State of the State of Delaware of a certificate of amendment reflecting the Officer Exculpation Amendment, which filing is expected to occur shortly following the Annual Meeting. If our stockholders do not approve the Officer Exculpation Amendment, the changes described in this section will not be made. The approval of the Officer Exculpation Amendment is not conditioned upon approval by the stockholders of any of the other proposed amendments to our Certificate of Incorporation described in this proxy statement. If the Officer Exculpation Amendment is approved by the stockholders, the Company intends to effect this amendment even if the stockholders fail to approve the other proposed amendments to our Certificate of Incorporation described in this proxy statement.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE OFFICER EXCULPATION AMENDMENT.

60	2024 PROXY STATEMENT

PROPOSAL 5: APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO ADD A DELAWARE FORUM SELECTION PROVISION FOR CERTAIN LEGAL ACTIONS
Our Board has voted unanimously to approve, and has recommended that our stockholders approve, an amendment to our Certificate of Incorporation to add an article providing that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or another state or federal court located within the State of Delaware if the Court of Chancery of the State of Delaware lacks jurisdiction) shall be the exclusive forum for certain legal actions. We refer to this proposed amendment to our Certificate of Incorporation as the “Delaware Forum Selection Amendment.”
THE PROPOSED AMENDMENT
Our Certificate of Incorporation does not currently include a provision specifying the forum for any legal actions. The Delaware Forum Selection Amendment would provide that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for certain legal actions would be the Court of Chancery of the State of Delaware (the "Delaware Court of Chancery") or another state or federal court located within the State of Delaware if the Delaware Court of Chancery lacks jurisdiction. The following legal actions would be subject to the Delaware Forum Selection Amendment:
•any derivative action or proceeding brought on behalf of the Company;
•any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or agent, or stockholder of the Company to the Company or the Company’s stockholders, creditors or other constituents, including a claim alleging the aiding and abetting of such a breach of fiduciary duty;
•any action or proceeding asserting a claim against the Company or any current or former director, officer or other employee or agent of the Company arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the DGCL, or our Certificate of Incorporation or By-Laws, as the foregoing may be amended from time to time;
•any action or proceeding seeking to interpret, apply, enforce or determine the validity of any provision of our Certificate of Incorporation or By-Laws, as either may be amended from time to time;
•any action or proceeding asserting a claim governed by the internal affairs doctrine of the State of Delaware;
•any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL; and
•any action or proceeding as to which the DGCL confers jurisdiction on the Delaware Court of Chancery.
Such legal actions include claims that might be brought by stockholders as plaintiffs. The Delaware Forum Section Amendment provides that anyone who acquires or holds any interest in shares of capital stock of the Company will be deemed to consent to the terms of the Delaware Forum Selection Amendment.
Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules or regulations thereunder. Accordingly, the Delaware Court of Chancery and any other state court located in the State of Delaware would not have jurisdiction with respect to claims brought under the Exchange Act. It is uncertain whether the Delaware Forum Selection Amendment would limit the venue for a claim brought under the Exchange Act to a federal court located in the State of Delaware.
The text of the Delaware Forum Selection Amendment, which would be added as a new article to our Certificate of Incorporation, is attached as Appendix C to this proxy statement. The foregoing general description of the Delaware Forum Selection Amendment is qualified in its entirety by reference to Appendix C.

2024 PROXY STATEMENT	61

PROPOSAL FIVE
REASONS FOR THE AMENDMENT
The Board believes that the Delaware Forum Selection Amendment is in the best interests of the Company and our stockholders for a variety of reasons. The legal actions involving our Company’s internal corporate affairs that are subject to the Delaware Forum Selection Amendment can continue to be asserted, but would need to be brought in a forum widely regarded as the preeminent U.S. court for corporate law and related business disputes. Having a designated forum is intended to help provide a streamlined, efficient and organized process for resolution of these disputes and to limit forum-shopping by plaintiffs and potentially discourage illegitimate claims. In addition, the Delaware Forum Selection Amendment helps to avoid the procedural and substantive problems and expense associated with navigating multiple lawsuits, including derivative suits brought on behalf of the Company, across multiple jurisdictions on matters relating to the corporate law of Delaware, which would be expected to govern many such disputes.
As noted above, the Delaware Court of Chancery is widely regarded as the preeminent court for adjudicating disputes involving a Delaware corporation’s internal affairs in terms of precedent, experience and focus. That court has experienced jurists who have a deep understanding of Delaware corporate law and the duties of directors, officers, and employees, as well as procedures that can provide relatively quick decisions without protracted litigation. This provides the Company and our stockholders with more predictability regarding the outcome of these disputes and can limit the time, cost, and uncertainty of litigation for all parties. The selection of the Delaware Court of Chancery as the exclusive forum for certain disputes reduces the risks that the Company could be forced to waste resources defending against duplicative suits and that the outcome of cases in multiple jurisdictions could be inconsistent, even though each forum purports to follow Delaware law.
The Board understands that the Delaware Forum Selection Amendment may limit the ability of a plaintiff to bring the specified claims (including a claim against directors, officers or employees) in a judicial forum other than Delaware, though such plaintiff could request the Company’s consent to an alternative forum. However, the Delaware Forum Selection Amendment is narrowly tailored to only regulate the forum where plaintiffs may file claims relating to the specified actions—it does not restrict the ability of plaintiffs to bring such claims, nor the remedies available if such claims are ultimately successful under Delaware law. Also, the Delaware Forum Selection Amendment permits the Company to consent to the selection of an alternative forum, if the Company desires. Nonetheless, the Delaware Forum Selection Amendment could discourage claims by stockholders or limit stockholders’ ability to bring these claims in a judicial forum of their choice.
The DGCL explicitly permits corporations that are incorporated in Delaware, like the Company, to adopt Delaware forum selection provisions in their certificates of incorporation or by-laws. Such forum selection provisions have become increasingly prevalent for large U.S. public companies that are incorporated in Delaware.
The Delaware Forum Selection Amendment was not adopted by the Board in reaction to any specific litigation confronting the Company. As of the date the Board adopted the Delaware Forum Selection Amendment, and as of the date of this proxy statement, there are no pending lawsuits relating to any claim against the Company, or any current or former officer, director, employee, agent, or stockholder of the Company of a type that would be covered by the Delaware Forum Selection Amendment. Rather, it was adopted on a prospective basis to help mitigate potential future harm to the Company and our stockholders. In particular, the Board believes that it is more prudent and beneficial to the Company and our stockholders to take preventive measures before the Company and the interests of most of our stockholders are harmed by the costly, common practice of filing claims in multiple jurisdictions or in jurisdictions other than Delaware. As noted, the Delaware Forum Selection Amendment increases the likelihood of speedy and efficient application of Delaware corporate law by the Delaware Court of Chancery, and decreases the likelihood of unpredictable misapplication of Delaware corporate law by jurisdictions outside Delaware.
After careful consideration of the issue, and upon the unanimous recommendation of the Governance & Sustainability Committee, the Board has determined that it would be in the best interests of the Company and our stockholders to include a new article in our Certificate of Incorporation to designate the Court of Chancery of the State of Delaware (or another state or federal court located within the State of Delaware if the Court of Chancery of the State of Delaware lacks jurisdiction) as the exclusive forum for certain legal actions as set forth in the Delaware Forum Selection Amendment.
ADDITIONAL INFORMATION
Under the DGCL, the affirmative vote of the holders of a majority of the outstanding shares of our voting stock is required to approve the Delaware Forum Selection Amendment. If a stockholder abstains from voting or directs the stockholder's proxy to abstain from voting on the proposal to approve the Delaware Forum Selection Amendment, the abstention has the same effect as a vote against this proposal. Shares of voting stock of the Company resulting in broker non-votes, if any, also have the same effect as a vote against this proposal.

62	2024 PROXY STATEMENT

PROPOSAL FIVE
If our stockholders approve the Delaware Forum Selection Amendment, the changes described in this section will become legally effective upon the filing with the Secretary of State of the State of Delaware of a certificate of amendment reflecting the Delaware Forum Selection Amendment, which filing is expected to occur shortly following the Annual Meeting. If our stockholders do not approve the Delaware Forum Selection Amendment, the changes described in this section will not be made. The approval of the Delaware Forum Selection Amendment is not conditioned upon approval by the stockholders of any of the other proposed amendments to our Certificate of Incorporation described in this proxy statement. If the Delaware Forum Selection Amendment is approved by the stockholders, the Company intends to effect this amendment even if the stockholders fail to approve the other proposed amendments to our Certificate of Incorporation described in this proxy statement.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE DELAWARE FORUM SELECTION AMENDMENT.

2024 PROXY STATEMENT	63

PROPOSAL 6: APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO ADD A FEDERAL FORUM SELECTION PROVISION FOR CLAIMS UNDER THE SECURITIES ACT
Our Board has voted unanimously to approve, and has recommended that our stockholders approve, an amendment to our Certificate of Incorporation to provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any claim arising under the Securities Act. We refer to this proposed amendment to our Certificate of Incorporation as the “Federal Forum Selection Amendment.”
THE PROPOSED AMENDMENT
Our Certificate of Incorporation does not currently include a provision specifying the forum for the resolution of any claim arising under the Securities Act. In general, the Securities Act establishes certain legal requirements for the offer and sale of securities by the Company and provides private rights of action against the Company, in favor of purchasers of such securities, for violations of certain provisions of the Securities Act. If adopted, the Federal Forum Selection Amendment would provide that, unless the Company consents in writing to the selection of an alternative forum, the federal courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The Federal Forum Selection Amendment would not limit plaintiffs to filing such a complaint in a federal court located in any particular state.
The Federal Forum Section Amendment provides that anyone who acquires or holds any interest in securities of the Company may be deemed to consent to the terms of the Federal Forum Selection Amendment. Accordingly, if the Federal Forum Selection Amendment is approved by the stockholders at the Annual Meeting and is effected, plaintiffs asserting claims against us under the Securities Act would be required to file those claims in federal district courts. However, there is uncertainty as to whether a court would enforce the provision.
The text of the Federal Forum Selection Amendment, which would be added as a new article to our Certificate of Incorporation, is attached as Appendix D to this proxy statement. The foregoing general description of the Federal Forum Selection Amendment is qualified in its entirety by reference to Appendix D.
REASONS FOR THE AMENDMENT
In light of a recent decision by the Delaware Supreme Court validating federal forum selection provisions, the Board reviewed the Federal Forum Selection Amendment from a legal and policy perspective. Currently, investors may file claims against us arising under the Securities Act in both state courts and federal district courts.
The Board believes that the federal forum selection provision could provide a number of benefits to the Company and our stockholders, including:
•allowing the Company to consolidate multi-jurisdictional litigation, which would enable the Company to avoid the inefficiencies, the excessive and duplicative litigation expenses, and the risk of inconsistent rulings concerning the same claims and underlying subject matter associated with defending claims in multiple jurisdictions;
•limiting forum shopping by plaintiffs’ lawyers and potentially discouraging illegitimate claims;
•more efficiently managing procedural aspects of securities litigation;
•allowing the Company to focus on the underlying substantive rights or remedies, instead of addressing the type of court in which a claim may be brought;
•ensuring that claims arising under the Securities Act are heard by courts with extensive experience adjudicating such claims, which provides the Company and its stockholders with more predictability regarding the outcome of such claims; and
•giving the Company the ability to consent to an alternative forum, if the Company desires.

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PROPOSAL SIX
Other potential effects arising from the Federal Forum Selection Amendment considered by the Board included that the provision:
•may discourage claims under the Securities Act or limit investors’ ability to bring these claims in a judicial forum of their choice; and
•may also require plaintiffs and the Company to incur litigation costs if plaintiffs contest the provision’s enforceability, or additional litigation costs pursuing claims in accordance with the terms of the provision.
The Board of Directors also considered the increasing rate of adoption of federal forum selection provisions by companies in general in response to multi-forum litigation, as well as the Company’s ability to consent to an alternative forum.
The Federal Forum Selection Amendment was not adopted by the Board in reaction to any specific litigation confronting the Company. As of the date the Board adopted the Federal Forum Selection Amendment, and as of the date of this proxy statement, there are no pending lawsuits against the Company asserting a cause of action arising under the Securities Act. Rather, it was adopted on a prospective basis to help mitigate potential future harm to the Company and our stockholders. In particular, the Board believes that it is more prudent and beneficial to the Company and our stockholders to take preventive measures before the Company and the interests of most of our stockholders are harmed by the costly, common practice of filing claims in multiple jurisdictions or in state courts.
After careful consideration of the issue, and upon the unanimous recommendation of the Governance & Sustainability Committee, the Board has determined that it would be in the best interests of the Company and our stockholders to include a new article in our Certificate of Incorporation to provide that any claims arising under the Securities Act be resolved in federal courts as set forth in the Federal Forum Selection Amendment.
ADDITIONAL INFORMATION
Under the DGCL, the affirmative vote of the holders of a majority of the outstanding shares of our voting stock is required to approve the Federal Forum Selection Amendment. If a stockholder abstains from voting or directs the stockholder's proxy to abstain from voting on the proposal to approve the Federal Forum Selection Amendment, the abstention has the same effect as a vote against this proposal. Shares of voting stock of the Company resulting in broker non-votes, if any, also have the same effect as a vote against this proposal.
If our stockholders approve the Federal Forum Selection Amendment, the changes described in this section will become legally effective upon the filing with the Secretary of State of the State of Delaware of a certificate of amendment reflecting the Federal Forum Selection Amendment, which filing is expected to occur shortly following the Annual Meeting. If our stockholders do not approve the Federal Forum Selection Amendment, the changes described in this section will not be made. The approval of the Federal Forum Selection Amendment is not conditioned upon approval by the stockholders of any of the other proposed amendments to our Certificate of Incorporation described in this proxy statement. If the Federal Forum Selection Amendment is approved by the stockholders, the Company intends to effect this amendment even if the stockholders fail to approve the other proposed amendments to our Certificate of Incorporation described in this proxy statement.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE FEDERAL FORUM SELECTION AMENDMENT.

2024 PROXY STATEMENT	65

AUDIT MATTERS
Audit Committee Report

The Audit Committee of the SPX Board of Directors consists of five directors. Each Audit Committee member is independent, as defined under SEC rules and the listing standards of the NYSE. The Audit Committee reviews SPX’s financial reporting process on behalf of the Board and is responsible for ensuring the integrity of the financial information reported by SPX.
Management is responsible for SPX’s financial reporting process, including its systems of internal and disclosure controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“US GAAP”). SPX’s independent registered public accounting firm, which is appointed by the Audit Committee, is responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. The Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with US GAAP and on the representations of the independent registered public accounting firm included in the firm’s report on SPX’s financial statements.
In this context, the Audit Committee has met and held discussions with management and Deloitte & Touche LLP (“Deloitte”), SPX’s independent registered public accounting firm since 2002. Management represented to the Audit Committee that SPX’s consolidated financial statements were prepared in accordance with US GAAP, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by the Standards of the Public Company Accounting Oversight Board (“PCAOB”) for communication with audit committees, under which Deloitte must provide us with additional information regarding the scope and results of its audit of SPX’s consolidated financial statements.
In addition, we have discussed with Deloitte its independence from SPX and SPX management, including matters in the written disclosures required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence.
The Audit Committee discussed with SPX’s internal auditors and independent registered public accounting firm the overall scope and plans for its respective audits. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluations of SPX’s internal controls, and the overall quality of SPX’s financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in SPX’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC.
Audit Committee,
Meenal A. Sethna, Chair
Ricky D. Puckett
Robert B. Toth
Tana L. Utley
Angel Shelton Willis

66	2024 PROXY STATEMENT

AUDIT MATTERS
Other Audit Information

AUDIT AND NON-AUDIT FEE TABLE
During fiscal years 2023 and 2022, we retained our principal independent registered public accounting firm, Deloitte, to perform services in the following categories and amounts:

	2023 ($)	2022 ($)
Audit Fees(1)	3,282,000	3,579,000
Audit-Related Fees(2)	47,000	60,000
Tax Fees(3)	93,000	37,000
All Other Fees	—	—
(1)Fees for audit services billed or expected to be billed relate to (a) audit of our annual financial statements and effectiveness of internal controls over financial reporting; (b) reviews of our quarterly financial statements; (c) statutory and regulatory audits; (d) audit of balance sheets and activities of acquired businesses; (e) other technical accounting assistance; and (f) consents, and other services related to SEC matters.
(2)Fees for audit-related services include attest or audit services that are not required.
(3)Fees for tax services relate to tax compliance and preparation, including the preparation of original and amended tax returns, claims for refunds, and tax payment planning.
PRE-APPROVAL BY AUDIT COMMITTEE
Our Audit Committee has adopted a policy that requires all audit and non-audit services performed by Deloitte to be pre-approved. The Audit Committee annually approves the fees and expenses for audit services performed by Deloitte, as well as for any regularly recurring non-audit services of the type covered by our annual engagement of Deloitte. In addition, our pre-approval policy requires pre-approval by the Chair of the Audit Committee of fees and expenses for other non-audit services that may arise during the year. The policy requires the Chair to report any non-audit services that the Chair has pre-approved to the Audit Committee at each regularly scheduled meeting of the Audit Committee. In no event may Deloitte perform any of the following services for us: (1) bookkeeping or other services related to our accounting records or financial statements; (2) financial information systems design and implementation; (3) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (4) actuarial services; (5) internal audit outsourcing services; (6) management functions or human resources services; (7) broker-dealer, investment advisor, or investment banking services; (8) legal services; or (9) expert services. The Audit Committee regularly considers whether specific projects or expenditures could potentially affect Deloitte’s independence.

2024 PROXY STATEMENT	67

PROPOSAL 7: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte has been our independent registered public accounting firm since 2002. The Audit Committee has engaged Deloitte to perform reviews, in accordance with the Standards of the Public Company Accounting Oversight Board, of our financial statements to be filed on Form 10-Q in 2024. Consistent with past practice, on December 8, 2023, the Audit Committee approved the engagement of Deloitte to perform the audit of the financial statements and internal controls over financial reporting included in SPX’s Annual Report on Form 10-K for the fiscal year ending December 31, 2024. Representatives of Deloitte will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.
Although we are not required to do so, we believe that it is appropriate for us to request stockholder ratification of the appointment of Deloitte as our independent registered public accounting firm. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders’ rejection and reconsider the appointment.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCH LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024.

68	2024 PROXY STATEMENT

QUESTIONS AND ANSWERS
Proxy Materials

Why am I receiving these materials?
We are mailing or making these materials available to you because we are soliciting your proxy to vote your shares in connection with our Annual Meeting, scheduled to take place on May 14, 2024, or at any adjournments or postponements of this meeting. We are first mailing or making available to stockholders this Proxy Statement, our Annual Report to Stockholders for the year ended December 31, 2023, and related materials on or about April 4, 2024.
Why did I receive a one-page notice of internet availability of proxy materials rather than a full set of proxy materials?
SEC rules allow companies to provide stockholders access to Proxy Materials over the internet rather than mailing the materials to stockholders. Accordingly, to conserve natural resources and reduce costs, we are sending many of our stockholders a Notice of Internet Availability of Proxy Materials. The Notice provides instructions for accessing the Proxy Materials on the website referred to in the Notice or for requesting printed copies of the Proxy Materials. The Notice also provides instructions for requesting the delivery of the Proxy Materials for future Annual Meetings in printed form.
Are the proxy materials available electronically?
Our Proxy Statement and our 2023 Annual Report to Stockholders are available on our website (www.spx.com) under the heading “Investor Relations—Financial Information—Annual Reports.” Additionally, and in accordance with SEC rules, you may access our Proxy Statement at www.envisionreports.com/SPXC (for stockholders of record) or www.edocumentview.com/SPXC (for all other stockholders), which do not have “cookies” that identify visitors to the sites.
Annual Meeting

What is the purpose of this meeting?
This is the Annual Meeting of the Company’s stockholders. At the meeting, we will be voting on:
•The election of the three nominees named in this Proxy Statement to serve as directors until our 2027 Annual Meeting;
•The approval of our named executive officers’ compensation, on a non-binding advisory basis;
•The approval of the Board Declassification Amendment;
•The approval of the Officer Exculpation Amendment;
•The approval of the Delaware Forum Selection Amendment;
•The approval of the Federal Forum Selection Amendment;
•The ratification of our Audit Committee’s appointment of our independent registered public accounting firm for 2024; and
•Any other business properly brought before the meeting.
How does the Board recommend that I vote?

Proposal 1:	FOR the election of each of Dr. Shaw, Mr. Toth and Ms. Willis.
Proposal 2:	FOR the approval of our named executive officers’ compensation.
Proposal 3:	FOR the approval of the Board Declassification Amendment.
Proposal 4:	FOR the approval of the Officer Exculpation Amendment.
Proposal 5:	FOR the approval of the Delaware Forum Selection Amendment.
Proposal 6:	FOR the approval of the Federal Forum Selection Amendment.
Proposal 7:	FOR the ratification of our Audit Committee’s appointment of our independent registered public accounting firm for 2024.

2024 PROXY STATEMENT	69

QUESTIONS AND ANSWERS
How can I attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively virtually on the internet. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on March 18, 2024, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.
You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting meetnow.global/MKHVHJL. You also will be able to vote your shares online by attending the Annual Meeting virtually on the internet.
To participate in the Annual Meeting, you will need to review the information included on your Notice, or proxy card.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.
The online meeting will begin promptly at 8.00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.
No recording of the Annual Meeting is allowed, including audio and video recording.
How do I register to attend the Annual Meeting virtually on the Internet?
If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the internet. Please follow the instructions on the Notice of Internet Availability of Proxy Materials or proxy card that you received.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet. To register to attend the Annual Meeting, you must submit proof of your proxy power (legal proxy) reflecting your SPX Technologies, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 9, 2024. You will receive a confirmation of your registration by email after we receive your registration materials.
Requests for registration should be directed to us at the following:
By email
Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
By mail
Computershare
SPX Technologies, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
Upon receipt of your confirmation of registration to participate in the meeting from Computershare go to meetnow.global/MKHVHJL and enter your control number to log into the meeting.
How do I vote or ask a question during the meeting?
When you log onto the meeting website (meetnow.global/MKHVHJL) you will see Vote and Q&A icons to vote and ask questions during the meeting.
We will endeavor to answer as many questions submitted by stockholders as time permits. We reserve the right to edit inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
What if I have trouble accessing the Annual Meeting virtually?
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call 1-888-724-2416.

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QUESTIONS AND ANSWERS
In the event of technical difficulties with the Annual Meeting, we expect that an announcement will be made on meetnow.global/MKHVHJL. If necessary, the announcement will provide updated information regarding the date, time, and location of the Annual Meeting. Any updated information regarding the Annual Meeting will also be posted on our website at www.spx.com.
Voting and Quorum

What is a proxy?
Our Board of Directors is asking for your proxy, which is a legal designation of another person to vote the shares you own. We have designated two officers of the Company, Eugene J. Lowe, III and Mark A. Carano, to vote your shares at the meeting in the way you instruct and, with regard to any other business that may properly come before the meeting, as they think best.
Who is entitled to vote?
Stockholders at the close of business on March 18, 2024 (the record date), are entitled to vote. On that date there were 46,251,821 shares of SPX common stock outstanding.
How many votes do I have?
Each share of SPX common stock that you own entitles you to one vote.
How do I vote if I do not attend the Annual Meeting?
If your shares are held in your name as a stockholder of record, then you may vote your shares before the meeting over the internet by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card you received for that account.
If your shares are held through a broker, bank, trustee, or other holder of record, then you may vote your shares before the meeting over the internet by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card you received or, if you received a voting instruction form from your brokerage firm, bank, trustee, or other similar entity by mail, then by completing, signing, and returning the form you received. You should check your voting instruction form to see if telephone or internet voting is available to you.
If you received more than one Notice of Internet Availability of Proxy Materials or proxy card, then this means you hold shares of our common stock in more than one account. You should complete, sign, date, and return each proxy card or vote all shares over the internet or by telephone for each of your accounts. If you vote over the internet or by telephone, then you should not mail back the related proxy card.
Can I vote during the Annual Meeting?
Yes. If you were a stockholder on the record date, then you can vote your shares of common stock during the Annual Meeting. If your shares are held through a broker, bank, trustee, or other holder of record, then you may vote your shares only if you have a legal proxy from the entity that holds your shares giving you the right to vote the shares. A legal proxy is a written document from your brokerage firm, bank, trustee, or other holder of record authorizing you to vote the shares it holds for you in its name. Please refer to “How do I register to attend the Annual Meeting virtually on the internet?” section above for further instructions.
Even if you currently plan to attend the meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.
May I revoke my proxy?
You may revoke your proxy in one of four ways at any time before it is exercised:
•Notify our Corporate Secretary in writing before the Annual Meeting that you are revoking your proxy;
•Submit another proxy with a later date;
•Vote by telephone or internet after you have given your proxy; or
•Vote at the Annual Meeting.

2024 PROXY STATEMENT	71

QUESTIONS AND ANSWERS
What constitutes a quorum?
The presence, directly or by proxy, of the holders of one-third of the total number of shares of SPX stock issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or internet, or if you attend the Annual Meeting.
Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by brokers, banks, trustees, or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some of or all of the proposals because that holder does not have voting authority and has not received voting instructions from you (so-called “broker non-votes”) are also considered “shares present” for purposes of determining whether a quorum exists. Brokers are permitted to vote your shares on the ratification of the appointment of our independent public accountants, even if they do not receive voting instructions from you.
What vote is required to approve each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Election of Directors	Majority of votes cast	No
Approval of Named Executive Officers’ Compensation, on a Non-binding Advisory Basis	Majority of votes cast	No
Approval of the Board Declassification Amendment	80% of shares outstanding	No
Approval of the Officer Exculpation Amendment	Majority of shares outstanding	No
Approval of the Delaware Forum Selection Amendment	Majority of shares outstanding	No
Approval of the Federal Forum Selection Amendment	Majority of shares outstanding	No
Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of shares present or represented by proxy and entitled to vote	Yes
Other Proposals	Majority of shares present or represented by proxy and entitled to vote	No
A majority of votes cast means that the number of shares voted for a director or proposal must exceed the number of shares voted against that director or proposal.
Our Certificate of Incorporation requires that the affirmative vote of the holders of at least 80% of the voting power of all outstanding shares entitled to vote generally in the election of directors is required to approve the Board Declassification Amendment. Under the DGCL, the affirmative vote of the holders of at least a majority the voting power of all outstanding shares entitled to vote on amendments to our Certificate of Incorporation is required to approve the other proposed amendments to our Certificate of Incorporation. As of the record date for the Annual Meeting, the only class of our shares outstanding that are entitled to vote in the election of directors or with respect to the proposed amendments to our Certification of Incorporation is SPX common stock. None of the proposed amendments to our Certificate of Incorporation are conditioned upon stockholder approval of any of the other proposed amendments.
What is the impact of abstentions or broker non-votes?
An abstention is not considered as a share voted and will not impact the election of directors or the non-binding advisory vote to approve our named executive officers’ compensation. Because approval of the Board Declassification Amendment, Officer Exculpation Amendment, Delaware Forum Selection Amendment and the Federal Forum Selection Amendment requires the affirmative vote of the holders of a specified percentage of the outstanding shares, an abstention with respect to any of the proposed amendments to our Certificate of Incorporation will have the effect of a vote against that proposed amendment. In addition, since an abstention is considered a share present or represented by proxy and entitled to vote, as one less vote for approval it will have the effect of a vote against the ratification of our independent public accountants and any other proposals that may be brought before the Annual Meeting.

72	2024 PROXY STATEMENT

QUESTIONS AND ANSWERS
A “broker non-vote” occurs when a broker, trustee, bank, or other nominee that holds shares on your behalf does not receive instructions from you on how to vote such shares and does not otherwise have discretion to vote because the matter is not considered routine. Because approval of the Board Declassification Amendment, Officer Exculpation Amendment, Delaware Forum Selection Amendment and the Federal Forum Selection Amendment requires the affirmative vote of the holders of a specified percentage of the outstanding shares, a broker non-vote with respect to any of the proposed amendments to our Certificate of Incorporation will have the effect of a vote against that proposed amendment. A broker non-vote is not considered as a share voted or entitled to vote and will not impact the vote on the election of directors, the non-binding advisory vote to approve our named executive officers’ compensation and any other proposals that may be brought before the Annual Meeting..

The NYSE does not consider the election of directors, matters relating to compensation, or any of the proposed amendments to our Certificate of Incorporation to be routine. Unless the broker has received instructions from you, any broker holding shares for you will not have the ability to cast votes with respect to the election of directors, the approval of our named executive officers’ compensation, or approval of any of the proposed amendments to our Certificate of Incorporation. It is important, therefore, that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to these matters is counted.

How does discretionary voting authority apply?
If you sign, date, and return your proxy card, then your vote will be cast as you direct. If your proxy card does not indicate how you want to vote, then you give authority to Eugene J. Lowe, III and Mark A. Carano to vote on the items discussed in these proxy materials and any other matter properly brought at the Annual Meeting. In such a case, your vote will be cast:
•FOR the election of the director nominees;
•FOR the approval of our named executive officers’ compensation;
•FOR the approval of the Board Declassification Amendment;
•FOR the approval of the Officer Exculpation Amendment;
•FOR the approval of the Delaware Forum Selection Amendment;
•FOR the approval of the Federal Forum Selection Amendment;
•FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024; and
•FOR or AGAINST any other properly raised matters at the discretion of Eugene J. Lowe, III and Mark A. Carano.
Who pays to prepare, mail, and solicit the proxies?
We will pay all the costs of preparing, mailing, and soliciting the proxies. We will ask brokers, banks, trustees, and other nominees and fiduciaries to forward the Proxy Materials to the beneficial owners of SPX common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing Proxy Materials, our directors, officers, and employees may solicit proxies in person, by telephone, or otherwise. These individuals will not be specially compensated. We have retained Georgeson, LLC, a Computershare company, to assist us with inquiries of brokerage houses and other custodians and nominees whether other persons are beneficial owners of SPX common stock. We will supply them with additional copies of the Proxy Materials for distribution to the beneficial owners. We will pay Georgeson, LLC an estimated fee of $1,800 plus reasonable out-of-pocket expenses. We have also retained D.F King & Co., Inc. (“D.F. King”) as proxy solicitor for this Annual Meeting to assist us in soliciting your proxy. We will pay D.F. King an estimated fee of $12,500 plus reasonable out-of-pocket expenses for its proxy solicitation activities.

2024 PROXY STATEMENT	73

QUESTIONS AND ANSWERS
Communications and Stockholder Proposals

How do I submit a stockholder proposal?
To bring a proposal other than the nomination of a director before an annual meeting, your notice of proposal must comply with the requirements of our By-laws and include any other information regarding you or any beneficial owner that would be required under the SEC’s proxy rules and regulations.
For a proposal to be included in our Proxy Statement for the 2025 Annual Meeting, you must submit it no later than December 5, 2024. Your proposal must be in writing and comply with the proxy rules of the SEC. You should send your proposal to our Corporate Secretary at our address on the cover of this Proxy Statement.
You also may submit a proposal that you do not want included in the Proxy Statement, but that you want to raise at the 2025 Annual Meeting. We must receive this type of proposal in writing on or after December 15, 2024, but no later than January 14, 2025.
How do I submit a director nominee?
If you wish to submit a nominee for director for the 2025 Annual Meeting, our Corporate Secretary must receive written notice of your intended nomination on or before January 14, 2025. You should send your nomination to our Corporate Secretary at our address on the cover of this Proxy Statement.
For a nomination to be properly brought before an annual meeting, your notice of nomination must comply with the requirements of our By-Laws. In addition, any director nominee must provide information we may reasonably request in order for us to determine the eligibility of such nominee to serve as an independent director.
You may also make recommendations for director nominees to the Governance & Sustainability Committee. Director nominations made to the Governance & Sustainability Committee is more fully described in the “Director Nominees, Qualifications, and Diversity” section, beginning on page 5.

74	2024 PROXY STATEMENT

APPENDIX A – AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE ANNUAL ELECTION OF THE BOARD OF DIRECTORS
Article EIGHTH of the Company’s Certificate of Incorporation is amended and restated to read as follows (with deletions marked as stricken text and additions as underlined text):
EIGHTH. Except as otherwise fixed by resolution of the Board of Directors pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of Preferred Stock to elect directors as a class, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation. The directors, other than those who may be elected by the holders of Preferred Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. The first class shall be initially elected for a term expiring at the next ensuing annual meeting, the second class shall be initially elected for a term expiring one year thereafter, and the third class shall be elected for a term expiring two years thereafter, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation held after the initial classification and election of directors, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Notwithstanding the foregoing provisions of this paragraph, (i) at the 2025 annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the 2027 annual meeting of stockholders, (ii) commencing with the 2026 annual meeting of stockholders, directors shall be elected for one-year terms expiring at the next succeeding annual meeting of stockholders, and (iii) commencing with the 2027 annual meeting of stockholders, directors shall no longer be divided into classes.
Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the By-Laws of the Corporation.
Except as otherwise fixed by resolution of the Board of Directors pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of Preferred Stock to elect directors as a class, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall, for so long as the Board of Directors is divided into classes, hold office for the remainder of the full term of the class of directors in which the new directorship was created (subject to the requirements of this Article EIGHTH that requirement that, for so long as directors are divided into classes, all classes be as nearly equal in number as possible) or in which the vacancy occurred, or, commencing with the 2027 annual meeting of stockholders, for a term expiring at the next annual meeting of stockholders and, in either case, until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director.
Subject to the rights of the holders of Preferred Stock to elect directors as a class, (i) for so long as the Board of Directors is divided into classes, a director may be removed by the stockholders only for cause and (ii) commencing with the 2027 annual meeting of stockholders, a director may be removed by the stockholders at any time, with or without cause, and, in each case, only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.
In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:
1.To adopt, amend and repeal the By-Laws of the Corporation. Any by-laws adopted by the directors under the powers conferred hereby may be amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing or any other provision in this Certificate of Incorporation or the By-Laws of the Corporation to the contrary, Article II, Sections 3 and 7 and Article III, Sections ~~1,~~ 2 and 3 of the By-Laws shall not be amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

2024 PROXY STATEMENT	75

APPENDIX A
2.To fix and determine, and to vary the amount of, the working capital of the Corporation, and to determine the use or investment of any assets of the Corporation, to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve or reserves.
3.To authorize the purchase or other acquisition of shares of stock of the Corporation or any of its bonds, debentures, notes, scrip, warrants or other securities or evidences of indebtedness.
4.Except as otherwise provided by law, to determine the places within or without the State of Delaware, where any or all of the books of the Corporation shall be kept.
5.To authorize the sale, lease or other disposition of any part or parts of the properties of the Corporation and to cease to conduct the business connected therewith or again to resume the same, as it may deem best.
6.To authorize the borrowing of money, the issuance of bonds, debentures and other obligations or evidences of indebtedness of the Corporation, secured or unsecured, and the inclusion of provisions as to redeemability and convertibility into shares of stock of the Corporation or otherwise; and the mortgaging or pledging, as security for money borrowed or bonds, notes, debentures or other obligations issued by the Corporation, of any property of the Corporation, real or personal, then owned or thereafter acquired by the Corporation.
In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the By-Laws of the Corporation.
Subject to any limitation in the By-Laws, the members of the Board of Directors shall be entitled to reasonable fees, salaries or other compensation for their services, as determined from time to time by the Board of Directors, and to reimbursement for their expenses as such members. Nothing herein contained shall preclude any director from serving the Corporation or its subsidiaries or affiliates in any other capacity and receiving compensation therefor.
Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article EIGHTH.

76	2024 PROXY STATEMENT

APPENDIX B – AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO PROVIDE FOR EXCULPATION OF CERTAIN OFFICERS AS PERMITTED BY RECENT AMENDMENTS TO DELAWARE LAW
Section (a) of Article THIRTEENTH of the Company’s Certificate of Incorporation is amended and restated to read as follows (with deletions marked as stricken text and additions as underlined text):
THIRTEENTH. (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware (the “DGCL”), or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL, General Corporation Law of the State of Delaware, or any other applicable law, is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, General Corporation Law of the State of Delaware, or any other applicable law, as so amended. An officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of officers, then the liability of an officer of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. For purposes of this Section (a), “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL, as the same exists or may hereafter be amended. Any repeal, or modification of this Section (a) by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

2024 PROXY STATEMENT	77

APPENDIX C – AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO ADD A DELAWARE FORUM SELECTION PROVISION FOR CERTAIN LEGAL ACTIONS
The Company’s Certificate of Incorporation is amended by adding the following as an additional article:
SIXTEENTH. Unless the Corporation consents in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or agent, or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action or proceeding asserting a claim against the Corporation or any current or former director, officer or other employee or agent of the Corporation arising pursuant to, or seeking to enforce any right, obligation or other remedy under, any provision of the DGCL* or this Certificate of Incorporation or the By-laws of the Corporation, as any of the foregoing may be amended or restated from time to time; (iv) any action or proceeding seeking to interpret, apply, enforce or determine the validity of any provision of this Certificate of Incorporation or the By-Laws of the Corporation, as either may be amended from time to time; or (v) any action or proceeding asserting a claim governed by the internal affairs doctrine of the State of Delaware; or (vi) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL; or (vii) any action or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, shall be solely and exclusively brought in the Court of Chancery of the State of Delaware (or, if the Delaware Court of Chancery in the State of Delaware determines that it lacks jurisdiction over any such action or proceeding, another state or federal court located within the State of Delaware). Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article SIXTEENTH.
______________________________
* If the Officer Exculpation Amendment is not approved by the stockholders at the Annual Meeting or is otherwise not effected, this reference to “DGCL” shall be replaced with “General Corporation Law of the State of Delaware (the “DGCL”)”.

78	2024 PROXY STATEMENT

APPENDIX D – AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO ADD A FEDERAL FORUM SELECTION PROVISION FOR CLAIMS UNDER THE SECURITIES ACT
The Company’s Certificate of Incorporation is amended by adding the following as an additional article:
SEVENTEENTH.* Unless the Corporation consents in writing to the selection of an alternative forum, the federal courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this provision.
_________________________
*    If the Delaware Forum Selection Amendment is not approved by the stockholders at the Annual Meeting or is otherwise not effected, this article shall be renumbered as “SIXTEENTH”.

2024 PROXY STATEMENT	79

APPENDIX E – RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
The accompanying Proxy Statement includes presentations of adjusted revenue, adjusted net income, adjusted earnings per share, adjusted operating income, consolidated segment income, consolidated segment income margin, free cash flow, adjusted free cash flow, EBITDA, and adjusted EBITDA, which measures are not amounts presented in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures exclude certain non-cash items and acquisition and strategic/transformation related costs, among other items. The operating results of T. A. Morrison & Co. Inc. (“TAMCO”) and ASPEQ Heating Group (“ASPEQ”), foreign currency impacts, annual incentive expense, and certain other non-recurring items have been excluded from the annual incentive targets and the results for annual incentive purposes in 2023. This appendix to the Proxy Statement includes reconciliations of the amounts of these non-GAAP financial measures with the most comparable measures determined in accordance with GAAP and other important information regarding non-GAAP financial measures.
These non-GAAP financial measures do not provide investors with an accurate measure of, and should not be used as a substitute for, the comparable GAAP financial measures. Certain of these non-GAAP financial measures are applied as the measures of performance evaluated under the Company’s annual short-term incentive plan. The Company believes the presented non-GAAP financial measures, when read in conjunction with the comparable GAAP financial measures, give investors a useful tool to assess and understand the Company’s overall financial performance, because they exclude items of income or expense that the Company believes are not reflective of its ongoing operating performance, allowing for a better period-to-period comparison of operations of the Company. Additionally, the Company’s management uses these non-GAAP financial measures as measures of the Company’s performance. The Company acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.
The Proxy Statement includes guidance with respect to adjusted earnings per share, which is derived from adjusted net income. These non-GAAP financial measures excludes items, which would be included in our GAAP financial measures, that we do not consider indicative of our on-going performance; and are calculated in a manner consistent with the presentation of the similarly titled historical non-GAAP measures presented in this appendix. These items include, but are not limited to, acquisition-related costs, costs associated with dispositions, and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the most comparable GAAP financial measures is not practicable and therefore is not included in this appendix. Such full-year guidance for 2024 excludes impacts from future acquisitions, dispositions and related transaction costs, incremental impacts of tariffs and trade tensions on market demand and costs subsequent to the end of 2023, the impact of foreign exchange rate changes subsequent to the end of 2023, changes in the number of shares outstanding subsequent to the end of 2023 and any environmental and litigation charges.

80	2024 PROXY STATEMENT

APPENDIX E
Adjusted Revenue

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES NON-GAAP RECONCILIATION - ADJUSTED REVENUE (Unaudited; in millions)
	2023	2022	% Change
Consolidated revenue	$1,741.2	$1,460.9
Exclude currency impacts and aggregate revenue for recent acquisitions	101.5	(7.4)
Adjusted revenue for annual incentive purposes	$1,639.7	$1,468.3	11.7%
The revenue, operating income, and cash flow targets for annual incentive compensation purposes are determined at the beginning of the year based on currency exchange rates at such time. As such, the impacts of changes in currency exchange rates during the year are excluded in determining revenue, operating profit, and cash flows for annual incentive compensation purposes.
TAMCO was acquired in April 2023 and, thus, its revenues, operating income, and cash flows were not included in the annual incentive compensation targets that were determined at the beginning of the year. In accordance with SPX’s annual short-term incentive plan, the actual revenues, operating income, and cash flows for TAMCO during the period April 2023 (time of acquisition) to December 2023 were excluded.
ASPEQ was acquired in June 2023 and, thus, its revenues, operating income and cash flows were not included in the annual incentive compensation targets that were determined at the beginning of the year. In accordance with SPX’s annual short-term incentive plan, the actual revenues, operating income, and cash flows for ASPEQ during the period June 2023 (time of acquisition) to December 2023 were excluded.
ITL was acquired in April 2022 and, thus, its revenues, operating income, and cash flows were not included in the annual incentive compensation targets that were determined at the beginning of the year. The actual revenues, operating incomes, and cash flows for ITL during the period April 2022 (time of acquisition) to December 2022 were not material, so the annual incentive targets for 2022 were not excluded.

2024 PROXY STATEMENT	81

APPENDIX E
Adjusted Net Income and Adjusted Earnings Per Share

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES NON-GAAP RECONCILIATION - ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE (Unaudited; in millions)
	2023	2022	% Change
Consolidated net income from continuing operations	$144.7	$19.8
Adjustments – Exclude
Corporate expense	(8.1)	(18.2)
Acquisition-related and other costs	(5.8)	(1.9)
Long-term incentive compensation expense	—	0.8
Amortization of acquired intangible assets	(43.9)	(28.5)
Impairment of goodwill and intangible assets	—	(13.4)
Special charges, net	—	(0.3)
Other operating expense, net	(9.0)	(74.9)
Other income (expense), net	(12.4)	(16.7)
Loss on amendment/refinancing of senior credit agreement	—	(1.1)
Tax impacts of items above and certain discrete tax items	23.2	30.7
Adjusted net income	200.7	143.3	40.1%
Consolidated net income from continuing operations	144.7	19.8
Diluted shares	46.612	46.221
Diluted earnings per share from continuing operations	3.10	0.43
Adjusted net income	200.7	143.3
Diluted shares	46.612	46.221
Adjusted earnings per share	$4.31	$3.10	39.0%
Adjusted operating income, adjusted net income, and adjusted earnings per share, are defined as operating income, net income from continuing operations, and diluted net income per share from continuing operations excluding the following items, as applicable: (a) acquisition and strategic/transformation related expenses incurred during the period, (b) costs associated with our South Africa business that could not be allocated to discontinued operations for GAAP purposes, (c) a reclassification of transition services income from “Other income (expense), net,” (d) inventory step-up charges and integration costs related to recent acquisitions, (e) a gain related to long-term incentive compensation forfeitures, (f) amortization expense associated with acquired intangible assets, (g) non-cash charges related to the impairment of goodwill and intangible assets, (h) non-cash asset write-downs associated with acquisition integration activities, (i) the loss and removal of a charge related to the asbestos portfolio sale, effected in 2022 (the “Asbestos Portfolio Sale”), (j) a charge related to revisions of recorded liabilities for asbestos-related claims, (k) a charge related to the resolution of a dispute with a former representative at one of our Detection & Measurement reportable segment businesses, (l) gains/losses related to revisions of the recorded liability associated with contingent consideration on a recent acquisition, (m) gains/losses on an equity security associated with fair value adjustments, (n) non-service pension and postretirement gains/ losses, (o) a non-cash charge and certain expenses incurred in connection with an amendment to our senior credit agreement, (p) the tax impact of items (a) through (o) above and the removal of certain discrete income tax items that are considered non-recurring. The Company’s management views the impact related to each of the other items as not indicative of the Company’s ongoing performance.

82	2024 PROXY STATEMENT

APPENDIX E
Adjusted Operating Income

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES NON-GAAP RECONCILIATION - ADJUSTED OPERATING INCOME (Unaudited; in millions)
	2023	2022	% Change
Consolidated operating income	$221.9	$51.0
Adjustments – Include
TSA income	0.3	2.9
Adjustments – Exclude
Acquisition-related and other costs(1)	(13.6)	(16.7)
Other operating expense, net	(9.0)	(74.9)
Amortization of acquired intangible assets	(43.9)	(28.5)
Impairment of goodwill and intangible assets	—	(13.4)
Adjusted operating income	288.7	187.4	54.1%
Exclude:
Corporate annual incentive expense and other, net(2)	(17.5)	6.9
Adjusted operating income for annual incentive purposes	$271.2	$194.3	39.6%
(1)Relates primarily to acquisition and strategic/transformation related costs, integration costs, and inventory step-up charges incurred in connection with the acquisitions of TAMCO and ASPEQ in 2023 and ITL in 2022.
(2)Includes, primarily, corporate annual incentive expense and the operating results of TAMCO and ASPEQ in 2023 and ITL in 2022.

2024 PROXY STATEMENT	83

APPENDIX E
Consolidated Segment Income and Consolidated Segment Income Margin

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES NON-GAAP RECONCILIATION - Consolidated Segment Income & Consolidated Segment Income Margin (Unaudited; in millions)
	2023	2022	% Change
Consolidated operating income	$221.9	$51.0
Exclude:
Corporate expense	58.4	68.6
Acquisition-related and other costs(1)	5.8	1.9
Long-term incentive compensation expense	13.4	10.9
Amortization of acquired intangible assets	43.9	28.5
Impairment of goodwill and intangible assets	—	13.4
Special charges, net	0.8	0.4
Other operating expense, net(2)	9.0	74.9
Consolidated segment income	$353.2	$249.6	41.5%
Consolidated segment income margin	20.3%	17.1%
(1)Represents certain acquisition-related costs incurred of $5.8 during the year ended December 31, 2023 and $1.9 during the year ended December 31, 2022, including additional “Cost of products sold” related to the step up of inventory (to fair value) acquired in connection with the ASPEQ acquisition of $3.6 during the year ended December 31, 2023, and the ITL acquisition of $1.1 during the year ended December 31, 2022.
(2)For the year ended December 31, 2023, represents a charge related to the resolution of a dispute with a former representative at one of our Detection & Measurement reportable segment businesses of $9.0. For the year ended December 31, 2022, represents (i) the loss of $73.9 related to the Asbestos Portfolio Sale, (ii) asbestos-related charges of $2.3, partially offset by (iii) a gain of $1.3 related to the revision of a liability associated with contingent consideration on a recent acquisition.

84	2024 PROXY STATEMENT

APPENDIX E
Adjusted Free Cash Flow

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES NON-GAAP RECONCILIATION - ADJUSTED FREE CASH FLOW (Unaudited; in millions)
	2023	2022
Net operating cash flows from continuing operations	$243.8	$(115.2)
Less: Capital expenditures	23.9	15.9
Free cash flow used in continuing operations	219.9	(131.1)
Exclude:
Acquisition-related and other costs(1)	(10.2)	(15.2)
Payments associated with Asbestos Portfolio Sale(1)	—	(143.3)
Income tax payments(2)	(58.4)	(59.6)
Other, net(3)	(6.8)	(44.4)
Adjusted free cash flow for annual incentive purposes	$295.3	$131.4
(1)Adjustment aligns with the adjustments in the GAAP to Adjusted EPS reconciliation.
(2)Income tax refunds/payments are excluded from adjusted free cash flow targets and results for annual incentive purposes.
(3)In addition to the items noted in (1) and (2) above, adjusted free cash flow targets and results for annual incentive purposes exclude the cash flows generated by TAMCO and ASPEQ, acquisition-related interest payments, and legacy liability payments (asbestos, environmental, and pension).

2024 PROXY STATEMENT	85

APPENDIX E
Adjusted EBITDA

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES NON-GAAP RECONCILIATION - ADJUSTED EBITDA (Unaudited; in millions)
	2023	2022	% Change
Net Income	$89.9	$0.2
Exclude:
Income tax provision	(41.6)	(7.3)
Interest expense, net	(25.5)	(7.6)
Amortization expense (1)	(44.0)	(28.6)
Depreciation expense	(19.2)	(17.8)
Loss from discontinued operations, net of tax	(54.8)	(19.6)
EBITDA	275.0	81.1	239.1%
Exclude:
Acquisition and strategic/transformation related costs (2)	(7.8)	(15.3)
Acquisition-related and other costs (3)	(5.8)	(1.9)
Long-term incentive compensation expense forfeitures (4)	—	0.8
Impairment of goodwill and intangible assets	—	(13.4)
Special charges, net (5)	—	(0.3)
Other operating expense, net (6)	(9.0)	(74.9)
Non-service pension and postretirement losses	(16.1)	(0.1)
Asbestos-related charges	(0.2)	(16.5)
Fair value adjustments on an equity security	3.6	(3.0)
Loss on amendment/refinancing of senior credit agreement	—	(1.1)
Adjusted EBITDA	$310.3	$206.8	50.0%
(1)Represents amortization expense associated with acquired intangible assets recorded within “Intangible amortization” and amortization of capitalized software costs recorded within “Cost of products sold.”
(2)For the twelve months ended December 31, 2023 and 2022, adjustment represents the removal of acquisition and strategic/transformation related costs of $7.8 and $14.5, respectively and during the twelve months ended December 31, 2022, costs associated with our South Africa business that could not be allocated to discontinued operations for GAAP purposes ($0.8).
(3)During the twelve months ended December 31, 2023, adjustment represents the removal of (i) an inventory step-up charge of $3.6 related to the ASPEQ acquisition within the HVAC reportable segment and (ii) integration costs of $1.7 and $0.5 within the HVAC and Detection & Measurement reportable segments, respectively. During the twelve months ended December 31, 2022, adjustment represents the removal of (i) an inventory step-up charge related to the ITL acquisition of $1.1 within the Detection & Measurement reportable segment and (ii) integration costs of $0.4 and $0.4 within the HVAC and Detection & Measurement reportable segments, respectively.
(4) Adjustment represents the removal of a gain of $0.8 related to long-term incentive compensation forfeitures.
(5)Adjustment represents the removal of a non-cash asset write-down associated with acquisition integration activities.
(6)For the twelve months ended December 31, 2023, adjustment represents the removal of a charge related to the resolution of a dispute with a former representative at one of our Detection & Measurement reportable segment businesses of $9.0. For the twelve months ended December 31, 2022, adjustment represents the removal of (i) the loss related to the Asbestos Portfolio Sale ($73.9), (ii) a charge of ($2.3) related to revisions of recorded liabilities for asbestos-related claims, and (iii) a gain of ($1.3) related to a revision of the liability associated with contingent consideration on a recent acquisition.

86	2024 PROXY STATEMENT

6325 Ardrey Kell Rd, Suite 400 ● Charlotte, NC 28277 ● USA 980-474-3700 ● www.spx.com

SPX TECHNOLOGIES VOTE

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A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3, 4, 5, 6 and 7 .

1. Election of Directors:

	For	Against	Abstain
01 - Ruth G. Shaw (Term will expire in 2027)	☐	☐	☐
02 - Robert B. Toth (Term will expire in 2027)	☐	☐	☐
03 - Angel Shelton Willis (Term will expire in 2027)	☐	☐	☐

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Dear Stockholder:

The Annual Meeting of Stockholders of SPX Technologies, Inc. will be held at 8:00 a.m. (Eastern Time) on Tuesday, May 14, 2024, virtually via the internet at meetnow.global/MKHVHJL. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

1. Election of Directors: 01 – Ruth G. Shaw (Term will expire in 2027), 02 – Robert B. Toth (Term will expire in 2027), 03 – Angel Shelton Willis (Term will expire in 2027).
2. Approval of Named Executive Officers' Compensation, on a Non-binding Advisory Basis.
3. Approval of the Amendment to our Certificate of Incorporation to Provide for the Annual Election of the Board of Directors.
4. Approval of the Amendment to our Certificate of Incorporation to Provide for Exculpation of Certain Officers as Permitted by Recent Amendments to Delaware Law.
5. Approval of the Amendment to our Certificate of Incorporation to Add a Delaware Forum Selection Provision for Certain Legal Actions.
6. Approval of the Amendment to our Certificate of Incorporation to Add a Federal Forum Selection Provision for Claims under the Securities Act of 1933.
7. Ratification of Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for 2024.
8. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Only holders of Common Stock of SPX Technologies, Inc. of record at the close of business on March 18, 2024, will be entitled to vote at the meeting or any adjournment thereof.

To be sure your vote is counted, we urge you to vote by telephone or Internet. By giving your proxy, you do not affect your right to vote if you attend the meeting. Your prompt vote will aid the company in reducing the expense of additional proxy solicitation.

For stockholders with common shares held in the Company's KSOP Trust: It is important to remember that your specific voting directions to the Trustee are strictly confidential and may not be divulged by the Trustee to anyone, including the Company or any director, officer, employee, or agent of the Company. The Trustee will vote the shares being held by the Trust and not yet allocated to participants' accounts in the same manner and proportion as the shares for which the Trustee has received timely instructions. Shares in participants' accounts for which no timely instructions are received by the Trustee will be voted in the same manner.

BY ORDER OF THE BOARD OF DIRECTORS

John W. Nurkin
Vice President, General Counsel and Secretary

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▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

SPX Technologies, Inc.

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Notice of 2024 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 14, 2024

Eugene J. Lowe, III and Mark A. Carano, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of SPX Technologies, Inc. to be held on May 14, 2024 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election as directors of all of the listed nominees and FOR approval of items 2, 3, 4, 5, 6 and 7.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.	**Comments** — Please print your comments below.

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